Exhibit 10.1

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the “Agreement”), dated as of the       16       day of April 2010 (the “Effective Date”), is made by and between VIASPACE INC., a Nevada corporation (the “Parent”), and Sung Hsien Chang, an individual resident of the State of Georgia (“Shareholder”).

BACKGROUND

Shareholder desires to sell to Parent, and Parent desires to acquire from Shareholder all of the VGE Shares (as defined below) in exchange for 241,667,000 shares of Parent’s Common Stock (as defined below) (the “Acquisition Common Shares”), one share of Parent’s Preferred Stock (as defined below) (together, the “Parent Shares”) and the Secured Promissory Note and other Security Documents (as such phrases are defined below) on the terms and conditions described in this Agreement. Immediately following the Effective Date, the Acquisition Common Shares shall constitute shall constitute 20.47% of all of the issued and outstanding shares of Parent’s Common Stock. As of the Effective Date, VIASPACE Green Energy, Inc. (“VGE”) had 50,000,000 authorized shares of common stock ($0.001 par value) (the “VGE Common Stock”), of which 8,600,000 were issued and outstanding. Of the issued and outstanding shares, Shareholder owns or holds rights in 6,906,000 shares of VGE Common Stock or 80.30%, has agreed under this Agreement to sell 6,506,000 shares thereof (for purposes of this Agreement, such shares to be sold hereunder shall be referred to as the “VGE Shares”).

SECTION I
DEFINITIONS

Unless the context otherwise requires, the terms defined in this Section will have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

1.1	“Accredited Investor” has the meaning set forth in Regulation D under the Securities Act.

1.2	“Parent Board” means the Board of Directors of Parent.

1.3	“Parent’s Common Stock” means the VIASPACE Inc., common stock, par value $0.001 per share.

1.4	“Parent’s Preferred Stock” shall mean that single share of Parent’s capital stock designated in its Articles of Incorporation, as amended, as Series A Preferred Stock and limited and preferred as to dividends and do not participate in corporate growth to any significant extent as defined therein, which shares shall grant Shareholder the right to cast that number of votes as shall equal 50.1% of all votes that may be cast in any matter on which shareholders of Parent are or shall be entitled to vote, without regard to the number of issued and outstanding shares of Parent capital stock, whether as of the Closing Date or any date thereafter and the right to approve the issuance of any other series of preferred stock or additional shares of Series A preferred stock.

1.5	“Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the indicated Person.

1.6	“Agreement” means this Share Purchase Agreement, including all Schedules and Exhibits hereto, as this Share Purchase Agreement may be from time to time amended, modified or supplemented.

1.7	“Charter Amendment” shall mean the Certificate of Designation to the Parent’s Articles of Incorporation, pursuant to which the Parent’s Preferred Stock shall be duly authorized for issuance, the form of which is attached hereto and marked as Exhibit “F.”

1.8	“Closing Date” has the meaning set forth in Section 3.

1.9	“Code” means the Internal Revenue Code of 1986, as amended.

1.10	“Commission” means the Securities and Exchange Commission of the United States of America or any other federal agency then administering the Securities Act.

1.11	“Exchange Act” means the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will then be in effect.

1.12	“Exhibits” means the several exhibits referred to and identified in this Agreement.

1.13	“IPA BVI” means Inter-Pacific Arts Corp., a British Virgin Islands international business company.

1.14	“IPA China” means Guangzhou Inter-Pacific Arts Corp., a Chinese wholly-owned foreign enterprise registered in Guangdong province.

1.15	“Governmental Authority” means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.

1.16	“Guaranty Agreement” shall mean that agreement substantially in the form attached hereto and marked as Exhibit “A,” pursuant to which each of VGE, IPA BVI and IPA China shall guaranty the Secured Promissory Note.

1.17	“Knowledge” means actual knowledge without any independent investigation or due diligence. In the case of an entity, Knowledge shall mean the actual knowledge without any independent investigation of such entity’s board of directors, president & CEO and Chief Financial Officer.

1.18	“Laws” means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

1.19	“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

1.20	“Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

1.21	“Organizational Documents” means (a) the articles or certificate of incorporation and the bylaws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any other document performing a similar function to the documents specified in clauses (a), (b), (c) and (d) adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.

1.22	“Person” means all natural persons, corporations, business trusts, associations, companies partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

1.23	“Registration Rights Agreement” means that certain agreement to be entered into by and between VIASPACE and Shareholder pursuant to which VIASPACE agrees to grant to Shareholder unlimited “piggyback rights” and demand registration rights and such other terms and conditions are usual and customary for such agreements and acceptable to Shareholder, the form of which is attached hereto and marked as Exhibit “G,” and an agreement in substantially the same form thereof to be entered into by and between VGE and Shareholder with respect to the shares VGE Common Stock retained by him after the Closing

1.24	“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

1.25	“Regulation S” means Regulation S under the Securities Act, as the same may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

1.26	“Reversion” shall mean the reversion to Shareholder of the Reversion Shares.

1.27	“Reversion Shares” shall mean those 5.1 million shares of VGE common stock that reverted to Shareholder upon the failure of the Second Closing (as such phrase is defined in the SPA) in accordance with the SPA.

1.28	“Rule 144” means Rule 144 under the Securities Act, as the same may be amended from time to time, or any successor statute.

1.29	“Schedules” means the several schedules referred to and identified herein, setting forth certain disclosures, exceptions and other information, data and documents referred to at various places throughout this Agreement.

1.30	“SEC Documents” has the meaning set forth in Section 5.1.

1.31	“Section 4(2)” means Section 4(2) under the Securities Act, as the same may be amended from time to time, or any successor statute.

1.32	“Secured Promissory Note” shall mean that certain Secured Promissory Note issued by Parent to Shareholder in the principal amount as described therein, substantially in the form attached hereto and marked as Exhibit “B.”

1.33	“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

1.34	“Security Agreement” shall mean that form of agreement in substantially the form attached hereto and marked as Exhibit “C,” pursuant to which each of VGE, IPA BVI and IPA China shall pledge as collateral its respective assets for the Secured Promissory Note.

1.35	“Security Documents” shall mean the Secured Promissory Note, Stock Pledge Agreements, Security Agreements and Guaranty Agreement.

1.36	“Senior Management Agreements” shall have the meaning ascribed thereto in Section 7.4.4 of this Agreement, with the form of Senior Executive Employment Agreement being marked as Exhibit H.

1.37	“SPA” shall mean that certain Securities Purchase Agreement entered into by and among Parent, VGE and Shareholder, et al., as of the 21st day of October 2008.

1.38	“Stock Pledge Agreement” shall mean that form of agreement in substantially the form attached hereto and marked as Exhibit “D,” pursuant to which each VIASPACE shall pledge the VGE Shares, VGE shall pledge its ownership interest in IPA BVI, and IPA BVI shall pledge its ownership interest in IPA China as collateral for the Secured Promissory Note issued to Shareholder.

1.39	“Survival Period” has the meaning set forth in Section 10.1.

1.40	“Transaction Documents” means, collectively, all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement, including, without limitation, this Agreement, the Charter Amendment and each of the Security Documents.

1.41	“U.S.” means the United States of America.

1.42	“U.S. Person” has the meaning set forth in Regulation S under the Securities Act.

SECTION II
EXCHANGE OF SHARES AND SHARE CONSIDERATION

2.1 Share Exchange. Shareholder hereby transfers to, and Parent hereby acquires from Shareholder, the VGE Shares for and in consideration of the Parent Shares, the Secured Promissory Note and all other Security Documents, all being subject to the terms and conditions of in this Agreement. For purposes of this Agreement, the VGE Shares shall be issued in the name of VIASPACE but delivered to Shareholder as pledgee of VIASPACE under and in accordance with the Stock Pledge Agreement to be executed at Closing by VIASPACE.

2.2 Directors of Parent at Closing. At the Closing, the Parent Board shall have the authority under Parent’s Organizational Documents to appoint Sung Hsien Chang and two additional individuals as additional members of Parent Board.

SECTION III
CLOSING

The closing (the “Closing”) of the transactions contemplated under this Agreement and the other Transaction Documents will occur at the offices of McDaniel Law Group, PC in Atlanta, Georgia, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the “Closing Date”); provided, however, that the Closing Date shall be no earlier than April 16, 2010. At the Closing, Shareholder will deliver to Parent certificate(s) evidencing the number of VGE Shares held by Shareholder against delivery to Shareholder by Parent of a certificate evidencing Shareholder’s Parent Shares and the Secured Promissory Note and all other Transaction Documents.

SECTION IV
REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

4.1 Generally. Except as otherwise provided in Schedule 4.1, Shareholder hereby represents and warrants to Parent:

4.1.1 Authority. Shareholder has the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents to which Shareholder is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which Shareholder is a party, and to perform Shareholder’s obligations under this Agreement and each of the Transaction Documents to which Shareholder is a party. This Agreement has been, and each of the Transaction Documents to which Shareholder is a party will be, duly and validly authorized and approved, executed and delivered by Shareholder. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than Shareholder, this Agreement is, and as of the Closing each of the Transaction Documents to which Shareholder is a party will have been, duly authorized, executed and delivered by Shareholder and constitute or will constitute the legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

4.1.2 No Conflict. Neither the execution or delivery by Shareholder of this Agreement or any Transaction Document to which Shareholder is a party, nor the consummation or performance by Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which Shareholder is a party or by which the properties or assets of Shareholder are bound; or (b) contravene, conflict with, or result in a violation of, any Law or Order to which Shareholder, or any of the properties or assets of Shareholder, may be subject.

4.1.3 Ownership of Shares. To his Knowledge and subject to the enforceability and performance of the Reversion, as of Closing, Shareholder owns or will own, of record and beneficially, and has or will have good, valid and indefeasible title to and the right to transfer to Parent pursuant to this Agreement Shareholder’s VGE Shares free and clear of any and all Liens other than Liens attributable to acts or omissions of Parent or any Affiliate thereof.

To Shareholder’s Knowledge, as of the Closing Date, assuming that the representations in Section 5.7.1 are true and correct and the enforceability and performance of the Reversion, (i) the VGE Shares are free and clear of any and all Liens that exist as of the Closing as and to the extent the same shall have been caused by Shareholder in his individual capacity during the period from February 15, 2010, (ii) VGE will own 100% of the equity interests of IPA BVI (the “IPA BVI Equity”), (iii) IPA BVI will own 100% of the equity interests of IPA China (the “IPA China Equity”).

To Shareholder’s Knowledge, as of the Closing, the “IPA BVI Equity owned by VGE prior to Closing” and the “IPA China Equity” are free and clear of any and all Liens as and to the extent the same shall have been caused by Shareholder in his individual capacity during the period from February 15, 2010, other than (x) the “rights held by VGE in the IPA BVI Equity” and “rights held by IPA BVI and Shareholder in IPA China” and (y) any Lien of which Parent is aware; provided, however, that such awareness shall not constitute a waiver of any claim Parent may have under the SPA; (iv) the “IPA BVI Equity owned by Shareholder prior to Closing” being free and clear of any and all Liens as and to the extent the same shall have been caused by Shareholder since October 21, 2008, excluding any Lien of which Parent has Knowledge; provided, however, that such awareness shall not constitute a waiver of any claim Parent may have under the SPA (phrases within quotation marks (“”) shall be subject to definitions that shall be provided by the Parties prior to closing and added to the appropriate disclosure schedule that shall be attached hereto and made a part hereof (the “Definition Schedule”). To Shareholder’s Knowledge, there are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which Shareholder is a party or by which Shareholder or Shareholder’s Shares are bound with respect to the issuance, sale, transfer, voting or registration of Shareholder’s VGE Shares. For the period from February 15, 2010, to Shareholder’s Knowledge, there are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which IPA BVI, IPA China is a party or by which equity interests of IPA BVI and IPA China are bound with respect to the issuance, sale, transfer, voting or registration of such equity interests.

4.1.3 Litigation. To Shareholder’s Knowledge, there is no pending Proceeding against Shareholder that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the Knowledge of Shareholder, no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding other than those Liens of which Parent has Knowledge.

4.1.4 No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against Shareholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

4.2 Investment Representations. Shareholder hereby represents and warrants to Parent:

4.2.1 Restricted Securities. Shareholder is acquiring the Parent Shares for Shareholder’s own account (and not for the account of others) for investment and not with a view to the distribution thereof. Shareholder acknowledges that such shares will not be registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws, that such shares will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations such             shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this regard, Shareholder is familiar with Rule 144 promulgated under the Securities Act (which can be found at http://www.sec.gov/investor/pubs/rule144.htm), as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act; and, Shareholder agrees not to sell or otherwise dispose of such shares without such registration or an exemption therefrom.

4.2.2 Accredited Investor; Non-U.S. Person. Shareholder is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D of the Securities Act or is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S of the Securities Act. Shareholder is able to bear the economic risk of acquiring Parent Shares pursuant to the terms of this Agreement, including a complete loss of investment in such shares.

4.2.3 Stock Legends. Shareholder hereby agrees with Parent as follows:

(a) Securities Act Legend — Accredited Investors. The certificates evidencing Parent Shares issued to Shareholder, and each certificate issued in transfer thereof, will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

(b) If the Shareholder is not a U.S. person, such certificate shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

SECTION V
REPRESENTATIONS AND WARRANTIES OF THE PARENT

Parent represents and warrants to Shareholder as follows:

5.1 Organization and Qualification. Parent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, except where the failure to be so organized, existing and in good standing, or to have such authority and power, governmental licenses, authorizations, consents or approvals would not have a material adverse effect. Parent is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned, held or operated makes such qualification, licensing or domestication necessary, except where the failure to be so duly qualified, licensed or domesticated and in good standing would not have a material adverse effect.

5.2 Organizational Documents. True, correct and complete copies of the Organizational Documents of Parent have been delivered to Shareholder immediately prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents except for the filing of the Charter Amendment of Parent prior to the Closing Date. Parent is not in violation or breach of any of the provisions of its Organizational Documents.

5.3 Authorization. Parent has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which Parent is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which Parent is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which Parent is a party. The execution, delivery and performance by Parent of this Agreement and each of the Transaction Documents to which Parent is a party have been duly authorized by all necessary corporate action and do not require from Parent Board or the stockholders of Parent any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by Parent of this Agreement and each of the Transaction Documents to which Parent is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person other than such customary filings with the Commission for transactions of the type contemplated by this Agreement, if required.

5.4 No Violation. Neither the execution or delivery by Parent of this Agreement or any Transaction Document to which Parent is a party, nor the consummation or performance by Parent of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of Parent; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which Parent is a party or by which the properties or assets of Parent are bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which Parent, or any of the properties or assets owned or used by Parent may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by Parent or that otherwise relate to the business of, or any of the properties or assets owned or used by, Parent, except, in the case of clause (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a material adverse effect.

5.5 Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than Parent, this Agreement has been, and as of the Closing each of the Transaction Documents to which Parent is a party will be, duly authorized, executed and delivered by Parent and constitutes or will constitute, as the case may be, the legal, valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

5.6 Securities Laws. Assuming that the representations of Shareholder in Section 4.2 are true and correct, the issuance of Parent Shares pursuant to this Agreement are and will be (a) exempt from the registration and prospectus delivery requirements of the Securities Act, and (b) accomplished in conformity with all applicable federal securities laws.

5.7 Capitalization and Related Matters.

5.7.1 Absence of Liens. As of the Reversion, the VGE Shares, the IPA BVI Equity and the IPA China Equity were, to the Knowledge of Parent, free and clear of any and all Liens arising from any action on the part of Parent, VGE, IPA BVI or IPA China since October 21, 2008.

5.7.2 Capitalization. On the Effective Date, the authorized capital stock of Parent consists of 1,500,000,000 shares of Parent’s Common Stock, of which 938,970,128 shares are issued and outstanding, and 10,000,000 authorized shares of Parent “blank check” preferred stock, none of which are issued and outstanding prior to the Closing. All issued and outstanding shares of Parent’s Common Stock are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights. On the Closing Date, Parent will have sufficient authorized and unissued Parent’s Common Stock and Parent’s Preferred Stock to consummate the transactions contemplated hereby. On the Effective Date there are 57,668,462 options outstanding and 624,000 warrants outstanding as of the date of this transaction. There are no other outstanding purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require Parent to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. There are no outstanding stockholders’ agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of Parent. Assuming that the representations in Section 4.2 are correct, the issuance of all of the shares of Parent’s Common Stock and Parent Preferred Stock described in this Section have been or shall be as of Closing in compliance with U.S. federal securities laws.

5.7.3 Upon the Effective Date, there are 8,600,000 shares of VGE Common Stock issued and outstanding.

5.7.4 Duly Authorized. The issuance of Parent Shares has been duly authorized and, upon delivery to Shareholder of certificates therefore in accordance with the terms of this Agreement, Parent Shares will have been validly issued and fully paid, and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than restrictions on transfer imposed by this Agreement and the Securities Act.

5.8 Compliance with Laws. Except as would not have a material adverse effect, the business and operations of Parent has been and are being conducted in accordance with all applicable Laws and Orders. Parent has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting Parent or, to Parent’s Knowledge, VGE and, to the knowledge of Parent, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. Parent is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of Parent, any event or circumstance relating to Parent that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits Parent from entering into the Transaction Documents or would prevent or make burdensome its performance of or compliance with all or any part of the Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

5.9 Certain Proceedings. There is no pending Proceeding that has been commenced against Parent and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of Parent, no such Proceeding has been threatened.

5.10 No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against Parent for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

5.11 SEC Documents; Financial Statements. Parent has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as Parent was required by law to file such material) (the foregoing materials being collectively referred to herein as the “SEC Documents”) and is current with respect to its Exchange Act filing requirements. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. All material agreements to which Parent is a party or to which the property or assets of Parent are subject have been appropriately filed as exhibits to the SEC Documents as and to the extent required under the Exchange Act. The financial statements of Parent included in the SEC Documents comply in all material respects with applicable accounting requirement and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements as permitted by Form 10-Q of the Commission), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of Parent as at the dates thereof and the results of its operations and cash flows for the periods then ended. Notwithstanding the foregoing, Parent shall not be deemed to be in breach of this Section 5.11 if such breach was caused as a result of erroneous or misleading information or material provided to Parent by Shareholder and any such error or mistake was not known or should not have been known by Parent at the time of filing the SEC Document or is not otherwise attributable to any act or omission on the part of Parent. Parent’s Common Stock is listed on the OTC Bulletin Board, under the symbol VSPC.OB and Parent is not aware of any facts which would make Parent’s Common Stock ineligible for continued quotation on the OTC Bulletin Board.

SECTION VI
COVENANTS

6.1 Resale of the Parent Shares. So long as Shareholder retains at least 25% of the shares of Parent Common Stock he holds as of the Effective Date, Parent will take all action under its control that is necessary to permit Shareholder to resell the Parent Shares beginning on Closing Date or 6 months after the date of issuance of the Parent Shares, whichever is later, in accordance with Rule 144 promulgated by the Securities and Exchange Commission.

6.2 Restrictive Legends. Each certificate representing Parent Shares, and any other securities issued in respect of shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (except as otherwise permitted by the provisions of this Section ), shall be stamped or otherwise imprinted with legends specified in Section 4.2.3 together with any other legends required by applicable securities laws.

6.3 Rule 144 Reporting. With a view to making available to Parent’s stockholders the benefit of certain rules and regulations of the Commission which may permit the sale of Parent Common Stock to the public without registration, from and after the Closing Date, Parent agrees to:

6.3.1 Make and keep public information available, as those terms are understood and defined in Rule 144; and

6.3.2 File with the Commission, in a timely manner, all reports and other documents required of Parent under the Exchange Act.

6.4 As of the Closing, Shareholder shall cause VGE to provide VIASPACE’s president and CEO the power to co-endorse corporate checks on behalf of VGE, IPA BVI and IPA China, respectively.

6.5 Each of the Parties further agree that additional changes to the Security Documents may be made before Closing for the purpose of conforming each such document to the terms of the transactions contemplated by this Agreement, including, without limitation, Shareholder making such changes as he deems necessary to obtain and secure under applicable laws a security interest in the Collateral and shares pledged as indicated under each such Security Document, and to take into account any ministerial or administrative issues.

SECTION VII
CONDITIONS PRECEDENT TO THE PARENT’S OBLIGATION TO CLOSE

Parent’s obligation to acquire the VGE Shares, execute and deliver the Security Documents and to take the other actions required to be taken by Parent at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Parent, in whole or in part):

7.1 Accuracy of Representations. The representations and warranties of Shareholder set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all material respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of Shareholder set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

7.2 Performance by Shareholder.

7.2.1	All of the covenants and obligations that Shareholder is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

7.2.2	Each document required to be delivered by Shareholder pursuant to this Agreement at or prior to Closing must have been delivered.

7.2.3	Certificate of Shareholder. Shareholder will have delivered to Parent a certificate, dated the Closing Date, executed by such Shareholder certifying the satisfaction of the conditions specified in Sections 7.1 and 7.2.

7.3 Consents. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Shareholder for the authorization, execution and delivery of this Agreement and the consummation by him of the transactions contemplated by this Agreement, shall have been obtained and made by Shareholder, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a material adverse effect on Shareholder.

7.4 Documents. Shareholder must have caused the following documents to be delivered to Parent:

7.4.1	Share certificates evidencing the number of VGE Shares held by Shareholder, along with executed stock powers, transferring such Shares to Parent; provided, however, that such certificate shall be issued in the name of VIASPACE but retained by Shareholder as pledgee of VIASPACE along with properly executed assignments separate from stock certificates as and to the extent described under the Stock Pledge Agreement applicable thereto;

7.4.2	Each of the Transaction Documents to which Shareholder is a party, duly executed; and

7.4.3	Such other documents as Parent may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of Parent, (ii) evidencing the performance of, or compliance by Shareholder with, any covenant or obligation required to be performed or complied with by Shareholder, (iii) evidencing the satisfaction of any condition referred to in this Section, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

7.4.4	Senior Management Agreements. Each of Carl Kukkonen, Stephen Muzi and Sung Hsien Chang, respectively, shall have entered into with VGE an employment on such terms and conditions as are respectively set forth on Exhibit H and stock option agreement (the “Senior Management Agreements”).

7.4.5 No Force Majeure Event. Since the Effective Date, there shall not have been any delay, error, failure or interruption in the conduct of the business of Parent, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure, including, but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

7.5 No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against Parent or Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

7.6 No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the VGE Shares or any other stock, voting, equity, or ownership interest in, VGE Shares, IPA BVI Equity or IPA China Equity or any other stock, voting, equity, or ownership interest in, the VGE, IPA BVI or IPA China, or (b) is entitled to all or any portion of Parent Shares.

7.7 IPA BVI Equity Transfer. Shareholder shall have transferred the remaining 30% interest of IPA BVI to VGE.

SECTION VIII
CONDITIONS PRECEDENT TO THE OBLIGATION OF
SHAREHOLDER TO THE CLOSING

Shareholder’s obligation to transfer the VGE Shares, deliver and execute the Security Documents and the obligations of Shareholder to take the other actions required to be taken by Shareholder at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Shareholder, in whole or in part):

8.1 Accuracy of Representations. The representations and warranties of Parent set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all material respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of Parent set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all respects , except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

8.2 Charter Amendment. Parent shall have prepared and obtained Shareholder’s prior written approval to and then filed with the Secretary of State in and for the State of Nevada the duly authorized and executed Charter Amendment.

8.3 Security Documents. Each of the Security Documents shall have been duly authorized and executed upon and coincident with Closing, which shall result in perfected, first priority liens in accordance with the terms thereof.

8.4 Performance by Parent.

8.4.1	Preparation and delivery of the Charter Amendment, which shall have been prepared to the satisfaction of Shareholder.

8.4.2	All of the covenants and obligations that Parent is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all respects.

8.4.3	Each document required to be delivered by Parent pursuant to this Agreement must have been delivered.

8.4.4	No Force Majeure Event. Since the Effective Date, there shall not have been any delay, error, failure or interruption in the conduct of the business of Parent, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure, including, but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

8.4.5	Management Agreements. Each of Carl Kukkonen, Stephen Muzi and Sung Hsien Chang, respectively, shall have entered into with VGE the Management Agreements;

8.4.6	Subsidiary Shares and Original Corporate Records. Delivery of the Reversion Shares (with a stock transfer power dated as of April 16th, 2010, executed in favor of Sung H. Chang), IPA BVI Equity and IPA China Equity as owned by VIASPACE, VGE and IPA BVI, respectively, along with any and all originals or such copies thereof as Mr. Chang may require of the corporate records for each such entity and in the possession of Stephen Muzi or any other corporate representative, which delivery shall not have occurred later than Friday, April 16th, 2010; and

8.4.7	Certificate of Officer. Parent shall have delivered to Shareholder a certificate, dated the Closing Date, executed by an officer of Parent, certifying the satisfaction of the conditions specified in Sections 8.4.1 through and including 8.4.6.

8.5 Consents. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by Parent, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a material adverse effect on Parent.

8.6 Documents. Parent must have caused the following documents to be delivered to Shareholder:

8.6.1	The Charter Amendment;

8.6.2	Share certificates evidencing Shareholder’s Parent Shares;

8.6.3	Certificates evidencing the Reversion Shares (with a stock transfer power dated as of April 16th, 2010, executed in favor of Sung H. Chang), IPA BVI Equity and IPA China Equity as owned by VIASPACE, VGE and IPA BVI, respectively, along with any and all originals of the corporate records for each such entity, the delivery of which delivery shall not have occurred later than April 16, 2010;

8.6.4	The Security Documents, which shall result in perfected, first priority liens in accordance with the terms thereof;

8.6.5	The Management Agreements;

8.6.6	The Registration Rights Agreement;

8.6.7	A Secretary’s Certificate, dated the Closing Date certifying attached copies of (A) the Organizational Documents of Parent, (B) the resolutions of Parent Board (1) approving the Transaction Documents and the transactions contemplated hereby and thereby, (2) appointing Sung H. Chang and up to two individuals designated by him as board members, and (C) the incumbency of each member of the Parent Board and authorized officer of Parent signing this Agreement and any other agreement or instrument contemplated hereby to which Parent is a party;

8.6.8	A Certificate of Good Standing (or the equivalent thereof if available) of Parent, VGE, IPA BVI and IPA China;

8.6.9	Each of the Transaction Documents to which Parent is a party, duly executed; and

8.6.10	Such other documents as Shareholder may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of Parent, (ii) evidencing the performance by Parent of, or the compliance by Parent with, any covenant or obligation required to be performed or complied with by Parent, (iii) evidencing the satisfaction of any condition referred to in this Section, or (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement.

8.7 No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against Parent, VGE or Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

8.8 No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Parent Shares, VGE Shares, IPA BVI Equity or IPA China Equity or any other stock, voting, equity, or ownership interest in, the VGE, IPA BVI or IPA China, or (b) is entitled to all or any portion of Parent Shares.

SECTION IX
TERMINATION

9.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

9.1.1	By mutual consent of Parent and Shareholder (acting jointly);

9.1.2	By the Parent, if any of the conditions in Section 7 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Parent to comply with its obligations under this Agreement) and Parent has not waived such condition on or before the Closing Date;

9.1.3	By Shareholder, if any of the conditions in Section 8 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of any Shareholder to comply with his obligations under this Agreement) and Shareholder has not waived such condition on or before the Closing Date;

9.1.4	By either Parent or Shareholder if there shall have been entered a final, non-appealable order or injunction of any Governmental Authority restraining or prohibiting the consummation of the transactions contemplated hereby;

9.1.5	Parent may terminate this Agreement by giving written notice to Shareholder at any time prior to the Effective Time (A) in the event Shareholder has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Parent has notified Shareholder of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before May 28, 2010, by reason of the failure of any condition precedent under Article 7 hereof (unless the failure results primarily from Parent breaching any representation, warranty, or covenant contained in this Agreement);

9.1.6	Shareholder may terminate this Agreement by giving written notice to Parent at any time prior to the Effective Time (A) in the event Parent has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Shareholder has notified Parent of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before May 28, 2010, by reason of the failure of any condition precedent under Article 8 hereof (unless the failure results primarily from Shareholder breaching any representation, warranty, or covenant contained in this Agreement).

Termination of this Agreement by Parent may only occur with the prior written approval of the Parent Board.

9.2 Effect of Termination. Each party’s right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in this Section and Articles X and XI will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by another party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of another party’s failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal remedies will survive such termination unimpaired.

SECTION X
INDEMNIFICATION; REMEDIES

10.1 Survival. All representations, warranties, covenants, and obligations in this Agreement shall survive the Closing and expire thereafter upon and coincident with the period of limitations applicable thereto (the “Survival Period”). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

10.2 Indemnification by Parent. From and after the Closing until the expiration of the Survival Period, Parent shall indemnify and hold harmless Shareholder from and against any damages arising, directly or indirectly, from or in connection with:

10.2.1	Any breach of any representation or warranty made by Parent in this Agreement or in any certificate delivered by Parent pursuant to this Agreement; or

10.2.2	Any breach by Parent of any covenant or obligation of Parent in this Agreement required to be performed by Parent or Parent Shareholder on or prior to the Closing Date.

10.3 Indemnification by Shareholder. From and after the Closing until the expiration of the Survival Period, Shareholder shall indemnify and hold harmless Parent from and against any damages arising, directly or indirectly, from or in connection with:

10.3.1	Any breach of any representation or warranty made by Shareholder in this Agreement or in any certificate delivered by Shareholder pursuant to this Agreement; or

10.3.2	Any breach by Shareholder of any covenant or obligation of Shareholder in this Agreement required to be performed by Shareholder on or prior to the Closing Date.

10.4 Limitations on Amount. Neither Party shall be entitled to indemnification pursuant to this Section unless and until the aggregate amount of damages incurred by him or it with respect to such matters exceeds $10,000, at which time, such Party shall be entitled to indemnification for the total amount of such damages in excess of $10,000.

10.5 Determining Damages. Materiality qualifications to the representations and warranties of Parent and Shareholder shall not be taken into account in determining the amount of Damages occasioned by a breach of any such representation and warranty for purposes of determining whether the baskets set forth in Section 10.4 has been met. Except in the case of gross negligence, fraud or willful and intentional acts or omissions, neither Party shall be liable to the other Party for special, incidental, indirect, consequential or exemplary damages resulting from the acts or omissions of the other or for any other damages, fees, costs or expenses, direct or otherwise, in excess of One Hundred Thousand Dollars ($100,000).

10.6 Breach by Parties. Nothing in this Article 10 shall limit either party’s right to pursue any appropriate legal or equitable remedy against the other party (the “Defaulting Party”) in respect to any damages arising, directly or indirectly, from or in connection with: (a) any breach by such Defaulting Party of any representation or warranty made by such Defaulting Party in this Agreement or in any certificate delivered by such Defaulting Party pursuant to this Agreement or (b) any breach by such Defaulting Party of its covenants or obligations in this Agreement.

10.7 Indemnification Procedure. If any third party shall notify any Party (the “Indemnified Party”) with respect to any matter (a “Third-Party Claim”) which may give rise to a claim for indemnification against any other Party (the “Indemnifying Party”) under this Section, then the Indemnified Party shall promptly (and in any event within 5 business days after receiving notice of the Third-Party Claim) notify each Indemnifying Party thereof in writing. Any Indemnifying Party will have the right to assume and thereafter conduct the defense of the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party. Unless and until an Indemnifying Party assumes the defense of the Third-Party Claim as provided in this Section above, however, the Indemnified Party may defend against the Third-Party Claim in any manner it may reasonably deem appropriate. In no event will the Indemnified Party consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of each of the Indemnifying Parties (not to be unreasonably withheld).

SECTION XI
GENERAL PROVISIONS

11.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party. Shareholder, VGE, IPA BVI and IPA China, jointly and severally, agree to pay any and all fees and costs incurred by McDaniel Law Group, PC in connection with this Agreement and any Transaction Document, with any and all such amounts accrued prior to Closing being due and payable at Closing and otherwise within 30 days of invoice.

11.2 Public Announcements. Subject to Shareholder’s prior review and approval, Parent may, but no later than three business days following the effective date of this Agreement, issue a press release disclosing the transactions contemplated hereby. Shareholder and Parent shall consult with each other in issuing any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other party.

11.3 Confidentiality. Subsequent to the date of this Agreement, Parent and Shareholder will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any required filing with the Commission, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

11.3.1 In the event that any party is required to disclose any information of another party pursuant to clause (b) or (c) of Section 11.3, the party requested or required to make the disclosure (the “disclosing party”) shall provide the party that provided such information (the “providing party”) with prompt notice of any such requirement so that the providing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section. Any such disclosures made or to be made prior to Closing for and on behalf of (i) VIASPACE shall be initiated by such counsel as it may designate, and (ii) VGE shall be initiated by such counsel as it may designate, with Sung Chang’s approval. If, in the absence of a protective order or other remedy or the receipt of a waiver by the providing party, the disclosing party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the providing party, the disclosing party may, without liability hereunder, disclose only that portion of the providing party’s information which such counsel advises is legally required to be disclosed, provided that the disclosing party exercises its reasonable efforts to preserve the confidentiality of the providing party’s information, including, without limitation, by cooperating with the providing party to obtain an appropriate protective order or other relief assurance that confidential treatment will be accorded the providing party’s information.

11.3.2 If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

11.4 Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by written notice to the other parties):

If to Parent, VGE, IPA BVI or IPA China:

VIASPACE Inc.
2102 Business Center Drive
Irvine, CA 92612
Telephone: 626-768-3360
Facsimile: 626-578-9063

With a copy to:

Richardson & Patel LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90063
Telephone: 310-208-1182
Facsimile: 310-208-1154

If to Shareholder, VGE, IPA BVI or IPA China:

Mr. Sung Chang
121 Bells Ferry Lane
Marietta, Georgia 30066

With a copy to:

McDaniel Law Group, PC

PO Box 681235

Marietta, Georgia 30068-0021

Attn: Frank McDaniel

11.5 Jurisdiction and Venue. As between the Parties, the transactions contemplated in the Transaction Documents shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws of the State of Georgia, without regard to the conflicts of laws principals thereof. Each of Shareholder and Parent irrevocably submits to the exclusive jurisdiction of the courts of the State of Georgia located in the County of Cobb and the United States District Court in and for the Northern District of Georgia for the purpose of any suit, action, proceeding or judgment relating to or arising out of the Transaction Documents and the transactions contemplated hereby and thereby. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

11.6 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

11.7 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11.8 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

11.9 Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties. Except as set forth in Section 11.1, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

11.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.11 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

11.12 Governing Law. This Agreement will be governed by the laws of the State of Georgia without regard to conflicts of laws principles.

11.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Share Purchase Agreement as of the date first written above.

PARENT:

VIASPACE Inc.

Signed: /S/ CARL KUKKONEN
Printed Name: Carl Kukkonen
Title: CEO

SHAREHOLDER

Signed: /S/ SUNG HSIEN CHANG
Name: Sung Hsien Chang

SCHEDULE 4.1.3

DEFINITION SCHEDULE

[to be added prior to Closing]

SCHEDULE 7.4.5

EXECUTIVE OPTIONS

As of the Grant Date, VGE shall grant to each of the following individual employees the option to purchase that number of shares of VGE common stock as described below and associated with such individuals (the “Options”). The Options shall vest over a period of 24 months beginning on the Effective Date, with 1/24 of the option shares vesting on the first day of each subsequent month that Executive is employed with VGE and be subject to such other terms and conditions as the parties shall agree, provided, however, that all such Options shall terminate and be of no further force and effect upon and coincident with the termination of this Agreement or any failure of Closing to occur by May 28th, 2010. Each such Option shall have a strike or exercise price as determined in accordance with Code Section 409A as of the Grant Date. Subject to the foregoing, the Grant Date shall be March 25th, 2010, unless a later date is required by Code Section 409A, in which case the Grant Date shall be such later date.

Name Title Number of Shares

Carl Kukkonen	CEO	550,000

Sung Hsien Chang	President	550,000

Stephen Muzi	CFO, Treasurer and Secretary	250,000

EXHIBIT “A”
FORM OF GUARANTY AGREEMENT

Subject to amendment to conform to any special filing requirements under the laws of the BVI or PRC

EXHIBIT “A”

SUBSIDIARY GUARANTEE

THIS GUARANTEE (the “Guarantee”), dated as of the        day of      , 2010, is made by VIASPACE Green Energy, Inc., a British Virgin Islands international business company (“VGE”), Inter-Pacific Arts Corp., a British Virgin Islands international business company (“IPA BVI”), and Guangzhou Inter-Pacific Arts Corp., a Chinese wholly owned foreign enterprise registered in Guangdong province (“IPA China” and together with VGE and IPA BVI, the “Subsidiary Guarantors,” and, each, a “Subsidiary Guarantor”), in favor of Sung Hsien Chang (“Noteholder”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Secured Note.

WHEREAS, VIASPACE, Inc., a Nevada corporation (“Parent”), has issued the Secured Promissory Note, dated as of the        day of      , 2010, in favor of Noteholder (as the same may be amended, renewed, consolidated, restated or replaced from time to time, the “Secured Note”);

WHEREAS, the Subsidiary Guarantors are direct or indirect subsidiaries of Parent. Pursuant to the terms of the Secured Note, Parent’s obligations under the Secured Note are to be unconditionally guaranteed by the Subsidiary Guarantors;

WHEREAS, the Subsidiary Guarantors will derive substantial direct and indirect benefits from the terms of the Secured Note and the Transaction Documents and in consideration of the Secured Note and as security for the performance by Parent of its obligations under the Secured Note all other sums due from Parent to Noteholder arising under the Secured Note, Transaction Documents (as defined in the Purchase Agreement) and any other agreement to which the Noteholder and Parent are parties (collectively, the “Secured Obligations”);

WHEREAS, each Subsidiary Guarantor has duly authorized the execution, delivery, and performance of this Guarantee; and

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Noteholder to accept the Secured Note, each Subsidiary Guarantor agrees, for the benefit of the Noteholder, as follows:

ARTICLE I
GUARANTEE

1.1 Guarantee. Subsidiary Guarantor hereby absolutely, unconditionally and irrevocably guarantees, jointly and severally with any other Subsidiary Guarantor, the punctual payment, performance and observance when due, whether at stated maturity, by acceleration or otherwise, of all of the Secured Obligations now or hereafter existing, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any insolvency, bankruptcy or reorganization of Parent, whether or not constituting an allowed claim in such proceeding), fees, commissions, expense reimbursements, liquidated damages, indemnifications or otherwise (such obligations, to the extent not paid by Parent being the parts of and components of the Secured Obligations), and agrees to pay any and all reasonable costs, fees and expenses (including reasonable counsel fees and expenses) incurred by Noteholder in enforcing any rights under the guarantee set forth herein. Without limiting the generality of the foregoing, each Subsidiary Guarantor’s liability shall extend to all amounts that constitute part of the Secured Obligations and would be owed by Parent to Noteholder, but for the fact that they are unenforceable or not allowable solely due to the existence of an insolvency, bankruptcy or reorganization involving Parent.

1.2 Guarantee Absolute. Each Subsidiary Guarantor guarantees that the Secured Obligations will be paid strictly in accordance with the terms of the Secured Note, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Noteholder with respect thereto. The obligations of Subsidiary Guarantor under this Guarantee are independent of the Secured Obligations, and a separate action or actions may be brought and prosecuted against Subsidiary Guarantor to enforce such obligations, irrespective of whether any action is brought against Parent or any other Subsidiary Guarantor or whether Parent or any other Subsidiary Guarantor is joined in any such action or actions. This Guarantee constitutes a guaranty of payment when due and not of collection or of performance, and each Subsidiary Guarantor specifically agrees that it shall not be necessary or required that the Noteholder exercise any right, assert any claim or demand, or enforce any remedy whatsoever against Parent before or as a condition to the obligations of each Subsidiary Guarantor hereunder. The liability of each Subsidiary Guarantor under this Guarantee constitutes a primary obligation, and not a contract of surety, and to the extent permitted by law, shall be irrevocable, absolute and unconditional irrespective of, and Subsidiary Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of the Secured Note, other Transaction Documents, or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to departure from the Secured Note, including, without limitation, any increase in the Secured Obligations except as otherwise expressly agreed in writing by Noteholder;

(c) any taking, exchange, release, subordination or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Secured Obligations except as otherwise expressly agreed in writing by Noteholder;

(d) any change, restructuring, merger, or termination of the corporate structure or existence of Parent;

(e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Secured Note or any other Transaction Document except as otherwise expressly agreed in writing by Noteholder;

(f) any reduction, limitation, impairment, or termination of the Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration, or compromise except as otherwise expressly agreed in writing by Noteholder, and shall not be subject to (and each Subsidiary Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Secured Obligations; or

(g) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Noteholder that might otherwise constitute a defense available to, or a discharge of, Parent or any other guarantor or surety.

This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by Noteholder, the Noteholder or any other entity upon the insolvency, bankruptcy or reorganization of the Parent or otherwise (and whether as a result of any demand, settlement, litigation or otherwise), all as though such payment had not been made.

1.3 Waiver. Each Subsidiary Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and this Guarantee and any requirement that Noteholder exhaust any right or take any action against Parent or any other Subsidiary Guarantor or any other person or entity or any Collateral. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the Secured Note and that the waiver set forth in this Section 1.3 is knowingly made in contemplation of such benefits. Each Subsidiary Guarantor hereby waives any right to revoke this Guarantee, and acknowledges that this Guarantee is continuing in nature and applies to all Secured Obligations, whether existing now or in the future.

1.4 Continuing Guarantee; Assignments. This Guarantee is a continuing guaranty and shall (a) remain in full force and effect until the later of the indefeasible cash payment in full of the Secured Obligations and all other amounts payable under this Guarantee and the Secured Note, (b) be binding upon each Subsidiary Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Noteholder and its successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), Noteholder may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Guarantee (including, without limitation, all or any portion of its Secured Note owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted Noteholder herein or otherwise.

1.5 Subrogation. Each Subsidiary Guarantor agrees that it will not exercise any rights that it may now or hereafter acquire against Noteholder, Parent or other Subsidiary Guarantor (if any) that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor’s obligations under this Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Noteholder or other Subsidiary Guarantor (if any), directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Secured Obligations and all other amounts payable under this Guarantee shall have been indefeasibly paid in full.

1.6 Maximum Secured Obligations. Notwithstanding any provision herein contained to the contrary, each Subsidiary Guarantor’s liability with respect to the Secured Obligations shall be limited to an amount not to exceed, as of any date of determination, the amount that could be claimed by Noteholder from such Subsidiary Guarantor without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law, or foreign law or regulation .

ARTICLE II
MISCELLANEOUS

2.1 Expenses. Each Subsidiary Guarantor shall pay to the Noteholder, on demand, the amount of any and all reasonable expenses, including, without limitation, attorneys’ fees, legal expenses and brokers’ fees, which the Noteholder may incur in connection with exercise or enforcement of any the rights, remedies or powers of the Noteholder hereunder or with respect to any or all of the Secured Obligations.

2.2 Waivers, Amendment and Remedies. No course of dealing by the Noteholder and no failure by the Noteholder to exercise, or delay by the Noteholder in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Noteholder. No amendment, modification or waiver of any provision of this Guarantee and no consent to any departure by any Subsidiary Guarantor therefrom, shall, in any event, be effective unless contained in a writing signed by the Noteholder against whom such amendment, modification or waiver is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Noteholder, not only hereunder, but also under any instruments and agreements evidencing or securing the Secured Obligations and under applicable law are cumulative, and may be exercised by the Noteholder from time to time in such order as the Noteholder may elect.

2.3 Notices. All notices or other communications given or made hereunder shall be given in the same manner as set forth in the Purchase Agreement

2.4 Term; Binding Effect. This Guarantee shall (a) remain in full force and effect until the indefeasible payment and satisfaction in full of all of the Secured Obligations; (b) be binding upon each Subsidiary Guarantor and its successors and permitted assigns; and (c) inure to the benefit of the Noteholder and its respective successors and assigns. Upon the indefeasible payment in full of the Secured Obligations, (i) this Guarantee shall terminate and (ii) the Noteholder will, upon a Subsidiary Guarantor’s request and at such Subsidiary Guarantor’s expense, execute and deliver to such Subsidiary Guarantor such documents as such Subsidiary Guarantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

2.5 Captions. The captions of Paragraphs, Articles and Sections in this Guarantee have been included for convenience of reference only, and shall not define or limit the provisions hereof and have no legal or other significance whatsoever.

2.6 Governing Law; Venue; Severability. This Guarantee shall be governed by and construed in accordance with the laws of the State of Georgia without regard to principles of conflicts or choice of law. Any legal action or proceeding against a Subsidiary Guarantor with respect to this Guarantee must be brought only in the courts of the County of Cobb, State of Georgia or of the United States Federal courts located in and for the Northern District of Georgia, and, by execution and delivery of this Guarantee, each Subsidiary Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Subsidiary Guarantor hereby irrevocably waives any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guarantee brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. If any provision of this Guarantee, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, valid provisions shall remain of full force and effect. This Guarantee shall be deemed an unconditional obligation of each Subsidiary Guarantor for the payment of money and, without limitation to any other remedies of Noteholder, may be enforced against any Subsidiary Guarantor by summary proceeding or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Noteholder and any Subsidiary Guarantor are parties or which any Subsidiary Guarantor delivered to Noteholder, which may be convenient or necessary to determine Noteholder’s rights hereunder or any Subsidiary Guarantor’s obligations to Noteholder are deemed a part of this Guarantee, whether or not such other document or agreement was delivered together herewith or was executed apart from this Guarantee. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement, the Secured Note or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. Each Subsidiary Guarantor irrevocably appoints Parent its true and lawful agent for service of process upon whom all processes of law and notices may be served and given in the manner described above; and such service and notice shall be deemed valid personal service and notice upon each such Subsidiary Guarantor with the same force and validity as if served upon such Subsidiary Guarantor.

2.7 Satisfaction of Secured Obligations. For all purposes of this Guarantee, the payment in full of the Secured Obligations shall be conclusively deemed to have occurred when the Secured Obligations have been indefeasibly paid.

2.8 Execution. This Agreement may be executed by facsimile signature and delivered by electronic transmission.

[THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Guarantee, as of the date first written above.

“SUBSIDIARY GUARANTOR”

VIASPACE GREEN ENERGY, INC.,
a British Virgin Islands international business company

By:

Its:

“SUBSIDIARY GUARANTOR”

INTER-PACIFIC ARTS CORP.,
a British Virgin Islands international business company

By:

Its:

“SUBSIDIARY GUARANTOR”

GUANGZHOU INTER-PACIFIC ARTS CORP.,
a Chinese wholly owned foreign enterprise registered in Guangdong province

By:

Its:

“NOTEHOLDER”

SUNG HSIEN CHANG
an individual

By:

EXHIBIT “B”
FORM OF SECURED PROMISSORY NOTE

EXHIBIT “B”

NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS NOTE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: Issue Date:             , 2010

$[5,309,000 as of the Effective Date, plus 6% interest to Closing Date]

SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, VIASPACE, INC., a Nevada corporation (hereinafter called “Borrower”), hereby promises to pay to SUNG HSIEN CHANG, an individual (the “Holder”), without demand, the sum of [5,309,000 as of the Effective Date, plus 6% interest to Closing Date] ($      ,000.00)] (the “Principal Amount”).

Except as otherwise expressly provided below, the Borrower agrees to pay in cash the Principal Amount in five equal annual installment payments of        Thousand Dollars ($     ,000.00) each, together with interest due thereon (each, an “Installment Payment”), in arrears on the first, second, third, fourth and fifth anniversary dates of the closing of the Purchase Agreement (as defined below) (each, a “Payment Date “) to the Holder.

This Note is hereby issued as of the Issue Date pursuant to the terms of that certain agreement entitled “Share Purchase Agreement” (the “Purchase Agreement”) entered into by and between the Borrower and the Holder as of the        day of April 2010 (the “Effective Date”). Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Purchase Agreement. The following terms and conditions shall apply to this Note:

ARTICLE I

GENERAL PROVISIONS

1.1 Interest Rate. Interest payable on this Note shall accrue at a per annum rate of six percent (6%) from the Issue Date and thereafter until this Note is paid in full and be payable in arrears on each applicable Payment Date, accelerated or otherwise. Upon the occurrence and during the continuance of an Event of Default, the principal of, and, to the extent permitted by law, interest owing under this Note shall bear interest, payable on demand, at a per annum rate equal to twelve percent (12%)(“Default Interest”).

1.2 Payment Grace Period. The Borrower shall have a five (5) day grace period to pay any amounts due under this Note, after which grace period Default interest shall accrue on all unpaid amounts due and owing under this Note until such amounts have been fully paid by the Borrower to the Holder.

1.3 Payment in Stock or Cash. At the election of Holder, payment under this Note shall be made in cash or shares of common stock of Borrower or VGE (the “Stock Portion”), or any combination thereof (the “Stock Payment Election”); provided, however, unless otherwise waived by the Company, if Holder desires to elect payment in shares of such common stock, then Holder shall deliver to Company written notice of his exercise of the Stock Payment Election to be paid in the form of such shares at least 10 business days prior to the applicable Payment Date, with Holder having the right to designate the cash or Stock Portion of any such payment as he so elects. All payments of VIASPACE or VGE common stock shall be valued at the 10-day average closing price of its respective common shares preceding the applicable Payment Date.

1.4 Payments. All payments (including prepayments) to be made to the Holder hereunder, whether on account of principal, interest, or otherwise, shall be made in United States Dollars and in immediately available funds without setoff or counterclaim (except as otherwise expressed agreed in this Note) by wire transfer to an account notified by the Holder to the Borrower and shall be made prior to 5:00 p.m., Atlanta, Georgia time on the due date thereof. If any payment on this Note becomes due and payable on a day other than a day on which commercial banks in Atlanta, Georgia are open for the transaction of normal business (a “Business Day”), payment shall be due on the immediately succeeding Business Day and, with respect to any payment of principal, interest thereon shall be payable at the then applicable rate.

1.5 Stock Payments. If applicable, the Stock Portion of an Installment Payment to be made in stock will be delivered to the Holder to an address set forth in the Notice section of the Purchase Agreement or such other address as may be designated subsequently by Holder in writing to Borrower within 10 business days of the applicable Payment Date. Upon any request by Holder, Any such Stock Portion of an Installment Payment shall be accompanied by a certificated signed by an authorized officer of the Borrower or VGE, as applicable, certifying that the shares of common stock issued in such Stock Portion are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1. Representations and Warranties. Borrower hereby represents and warrants to the Holder that:

(a) The Borrower is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b) The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform this Note and has taken all necessary corporate action to authorize the execution, delivery and performance of this Note.

(c) No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Note.

(d) This Note has been duly authorized, executed and delivered on behalf of the Borrower.

(e) This Note constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(f) The execution, delivery and performance of this Note by the Borrower will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien except pursuant to the Security Documents (as defined below) in respect of any property of the Borrower under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Borrower is bound or by which the Borrower or any of its respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to the Borrower, or (iii) violate any provision of any statute or other rule or regulation or any governmental authority applicable to the Borrower.

(g) No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending, or to the knowledge of the Borrower, threatened by or against the Borrower or against any of its properties or revenues that would prevent the Borrower from paying any interest or principal on this Note.

(h) No default or Event of Default has occurred and is continuing.

ARTICLE III

COVENANTS

AFFIRMATIVE AND OTHER COVENANTS

3. The Borrower covenants that so long as this Note is outstanding:

3.1 Compliance with Law. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.2 Insurance. The Borrowers will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated. Proceeds received under any such insurance shall be, in the reasonable business judgment of the Borrower, applied to repair or replace any properties damaged or destroyed. Holder and Borrower acknowledge that they have reviewed the insurance policies of Borrower and its Subsidiaries as of the date of this Note and agree that such policies satisfy this covenant as of the date of this Note.

3.3 Maintenance of Properties; Licenses. (a) The Borrower will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear, casualty and condemnation), so that the business carried on in connection therewith may be properly conducted in all material respects at all times. (b) Each of the Borrower and its Subsidiaries will own or possess the right to use all required licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, without known conflict with the rights of others, except where failure to own or possess, or except for such conflicts that, would not reasonably be expected to have a Material Adverse Effect.

3.4 Payment of Taxes and Claims. The Borrower will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge (a) all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and (b) all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Borrower or any of its Subsidiaries, provided that neither the Borrower nor any of its Subsidiaries need pay any such tax or assessment or claims if and so long as the amount, applicability or validity thereof is contested by such Person on a timely basis in good faith and in appropriate proceedings, and such Person has established adequate reserves therefor in accordance with GAAP on its books (including in respect of interim statements, as applicable).

3.5 Existence, etc. The Borrower will at all times preserve and keep in full force and effect its corporate (or other) existence. Subject to the terms of this Note, the Borrower will at all times preserve and keep in full force and effect the corporate (or other) existence of each of its Subsidiaries and all rights and franchises of the Borrower and its Subsidiaries.

3.6 Liens on Property. In the event that the Borrower or any of its Subsidiaries owns or hereafter acquires any property, the Borrower or such Subsidiary shall obtain good and sufficient title thereto, subject only to the Liens permitted under this Note. If any of the Borrower or its Subsidiaries acquires any real property, the Borrower or such Subsidiary shall execute and deliver to the Holder a mortgage or deed of trust acceptable in form and substance to the Holder for the purpose of granting to the Holder a Lien on such real property to secure the obligations under this Note, shall pay all taxes, costs, and expenses incurred by the Holder in recording such mortgage or deed of trust, and shall supply to the Holder at the Borrower’s cost and expense a survey, environmental report, hazard insurance policy, appraisal report, and a mortgagee’s policy of title insurance from a title insurer reasonably acceptable to the Holder insuring the validity of such mortgage or deed of trust and its status as a first Lien (subject to Liens permitted by this Note) on the real property encumbered thereby and such other instruments, documents, certificates, and opinions reasonably required by the Holder in connection therewith.

NEGATIVE COVENANTS.

The Borrower covenants that so long as this Note is outstanding:

3.7 Transactions with Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except pursuant to an agreement, which shall be set forth on Schedule 3.7 attached hereto, in effect on the date of Closing or otherwise entered into in the ordinary course and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

3.8 Merger, Consolidation, etc. (a) The Borrower will not, nor will it permit any of its Subsidiaries to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any part of its property, including any disposition of property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that this Section shall not apply to nor operate to prevent:

(i) the sale or lease of inventory in the ordinary course of business;

(ii) the merger of any Subsidiary with and into the Borrower or any other Subsidiary, provided that, in the case of any merger involving the Borrower, the Borrower is the corporation surviving the merger;

(iii) the sale of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection only (and not for the purpose of any bulk sale or securitization transaction);

(iv) the sale, transfer or other disposition of any tangible personal property that, in the reasonable business judgment of the Borrower or its Subsidiary, has become obsolete or worn out, and which is disposed of in the ordinary course of business; and

(v) the sale, transfer, lease or other disposition of property of the Borrower or any of its Subsidiaries (including any disposition of property as part of a sale and leaseback transaction) aggregating for the Borrower and its Subsidiaries not more than $25,000 during any fiscal year of the Borrower.

So long as no Default or Event of Default has occurred and is continuing or would arise as a result thereof, upon the written request of the Borrower, the Holder promptly shall release its Lien on any property sold pursuant to the foregoing provisions.

(b) The Borrower will not assign, sell or transfer, or permit any of its Subsidiaries to assign, sell or transfer, any shares of capital stock or other equity interests of a Guarantor or other Subsidiary; provided, however, that the foregoing shall not operate to prevent (i) Liens on the capital stock or other equity interests of Subsidiaries granted pursuant to the Collateral Documents and (ii) any transaction permitted by Section 3.8(a)(ii) above.

3.9 Liens. The Borrower will not, nor will permit any of its Subsidiaries to, cause or permit to exist, or agree or consent to cause or permit to exist in the future (upon the happening of a contingency or otherwise), any of the properties of the Borrower or any such Subsidiary, whether now owned or hereafter acquired, to be subject to any Lien except:

(a) Liens arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges (other than Liens arising under ERISA), good faith cash deposits in connection with tenders, contracts or leases to which the Borrower or any of its Subsidiaries is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

(b) mechanics’, workmen’s, materialmen’s, landlords’, carriers’ or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

(c) judgment liens and judicial attachment liens not constituting an Event of Default under this Note and the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of such judgment liens and attachments and liabilities of the Borrower and its Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $25,000 at any one time outstanding;

(d) Liens on property of the Borrower or any of its Subsidiaries created solely for the purpose of securing indebtedness permitted by Section [3.11](b) hereof, representing or incurred to finance the purchase price of property, provided that no such Lien shall extend to or cover other property of the Borrower or any such Subsidiary other than the respective property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the purchase price of such property, as reduced by repayments of principal thereon;

(e) any interest or title of a lessor under any operating lease, or easements, rights of way, zoning restrictions and other similar restrictions that do not individually or in the aggregate materially impair the value or use of the property affected thereby;

(f) the Liens granted in favor of the Holder pursuant to the Collateral Documents to secure Indebtedness under this Note;

(g) licenses, leases and subleases entered into in the ordinary course of business;

(h) customary rights of set-off in favor of depositary institutions; and

(i) Liens not otherwise permitted by this Section on assets with a value of not more than $10,000 at any one time.

3.10 Net Worth Maintenance. The Borrower will not, at any time, permit the net worth of it and its Subsidiaries, on a consolidated basis, to be less than $5,000,000.

3.11 Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, issue, incur, assume, create or have outstanding any Indebtedness, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing shall not restrict nor operate to prevent:

(a) the obligations of the Borrower and its Subsidiaries under this Note and the Collateral Documents;

(b) purchase money indebtedness and capitalized lease obligations of the Borrower and its Subsidiaries in an amount not to exceed $25,000 in the aggregate at any one time outstanding;

(c) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

(d) Indebtedness from time to time owing by any Subsidiary to the Company;

(e) letters of credit in an amount not to exceed $25,000 in the aggregate at any one time outstanding; and

(f) Indebtedness which is exchanged for or the proceeds of which are used to refinance or refund, or any extension or renewal of, Indebtedness outstanding on the date of this Agreement or permitted to be incurred pursuant to this Section [3.11] (a “refinancing”) in an aggregate principal amount not to exceed the principal amount of the Indebtedness so refinanced.

3.12 Change in the Nature of Business. The Borrower will not, nor will it permit any of its Subsidiaries to, engage in any business or activity if as a result the general nature of the business of the Borrower or any such Subsidiary would be changed in any material respect from the general nature of the business engaged in by it as of the date of Closing.

ARTICLE IV

EVENT OF DEFAULT

The occurrence of any of the following events of default after written notice thereof by Holder to the Borrower that any of the events in this Article have occurred (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

4.1 Failure to Pay Principal or Interest. Failure to cause Holder to receive (i) any installment of principal, interest or other sum due under this Note when due, subject to the grace period set forth in Section 1.2 hereof; or (ii) any Stock Portion of an Installment Payment in accordance with the terms of this Note.

4.2 Breach of Covenant. The Borrower breaches any covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of five (5) business days after written notice to the Borrower from the Holder.

4.3 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or the Share Purchase Agreement shall be false or misleading in any material respect as of the date made.

4.4 Liquidation. Any dissolution, liquidation or winding up of Borrower or any substantial portion of its business.

4.5 Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due; provided, that, Holder acknowledges that Borrower’s operations as of the Issue Date is primarily to hold equity securities of other entities.

4.6 Maintenance of Assets. The failure by Borrower to maintain, prosecute, protect or otherwise preserve any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

4.7 Receiver or Trustee. The Borrower or any Subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

4.8 Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $25,000.

4.9 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary of Borrower.

4.10 Delisting. Delisting of the common stock of either Borrower or VGE from any Principal Market; failure by either Borrower or VGE to comply with the requirements for its respective continued listing on a Principal Market for a period of five (5) consecutive trading days; or notification from a Principal Market that the Borrower or VGE, as the case may be, is not in compliance with the conditions for such continued listing on such Principal Market.

4.11 Non-Payment. A default by the Borrower under any one or more obligations in an aggregate monetary amount in excess of $25,000 for more than twenty days after the due date, unless the Borrower is contesting the validity of such obligation in good faith and has segregated cash funds equal to the contested amount.

4.12 Stop Trade. An SEC or judicial stop trade order or Principal Market trading suspension on or with respect to the common stock of Borrower or VGE, as the case may be, that lasts for five or more consecutive trading days.

4.13 Failure to Comply with Security Documents. The Borrower or the Subsidiary Guarantors default in the performance of or compliance with any term contained in any of the Security Documents and such default is not remedied within 30 days or, if shorter, any applicable grace period.

4.14 Subsidiary Guarantee. The Subsidiary Guarantee Agreement fails to rank pari passu with all other senior indebtedness of any Guarantor.

4.15 [RESERVED]

4.16 Collateral. Any security interest granted under any Security Document ceases to create perfected, valid and enforceable first priority Liens on the Collateral (as defined in the Security Documents), or any party thereto so states.

4.17 [RESERVED]

4.18 [RESERVED]

4.19 Executive Officers Breach of Duties. Any of Borrower’s chief executive officer or chief financial officer (other than Sung Hsien Chang or any person appointed by the Company at the directive of Sung Chang) is convicted of a violation of securities laws, or a settlement in excess of $25,000 is reached by any such officer relating to a violation of securities laws, breach of fiduciary duties or self-dealing.

4.20 Notification Failure. A failure by Borrower to notify in writing as soon as reasonably practicable, but in no event later than five (5) Business Days thereafter, Holder of anything which Borrower is obligated to notify Holder of pursuant to the terms of this Note or any of the Transaction Documents, which obligation shall include notifying Borrower of any and all acts or omissions that shall constitute a default hereunder or thereunder.

4.21 Cross Default. A default by the Borrower of a material term, covenant, warranty or undertaking of any Security Document (as defined in Section 4.1 below), or the occurrence of a material event of default under any such other Security Document which is not cured after any required notice and/or cure period.

ARTICLE V

SECURITY INTEREST

5.1 Security Interest/Waiver of Automatic Stay. This Note is secured by a security interest granted to the Holder pursuant to the Security Documents (as defined below), as delivered by Borrower to Holder. The Borrower acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Borrower, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under the Transaction Documents and any other agreement to which the Borrower and Holder are parties (collectively, “Loan Documents”) and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. THE BORROWER EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. The Borrower hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Borrower and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Borrower represents, acknowledges and agrees that this provision is a specific and material aspect of the Transaction Documents, and that the Holder would not agree to the terms of the Transaction Documents if this waiver were not a part of this Note. The Borrower further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Borrower has been represented (or has had the opportunity to he represented) in the signing of this Note and the Transaction Documents and in the making of this waiver by independent legal counsel selected by the Borrower and that the Borrower has discussed this waiver with counsel.

5.2 Security Documents. This Note shall be secured by security interests granted to the Holder by the Borrower and its subsidiaries pursuant to the following documents (the “Security Documents”):

(a) Security Agreements separately entered into between each of Borrower, VGE, Inter-Pacific Arts Corp., a British Virgin Islands international business company (“IPA BVI”), and Guangzhou Inter-Pacific Arts Corp., a Chinese wholly owned foreign enterprise registered in Guangdong province (“IPA China” and together with VGE and IPA BVI, the “Subsidiary Guarantors”, and, each, a “Subsidiary Guarantor”) and Holder dated as of the Issue Date (the “Security Agreement”);

(b) Pledge Agreements separately entered into between Borrower, VGE and IPA BVI and Holder dated as of the Issue Date (the “Pledge Agreement”); and

(c) Subsidiary Guarantee Agreements separately entered into among each of the Subsidiary Guarantors and the Holder dated as of the Issue Date.

5.3 Collateral. The Borrower’s obligations under this Note shall be secured by (a) valid, perfected and enforceable Liens on all right, title, and interest of the Borrower in its ownership interests of VGE and its wholly-owned subsidiaries, IPA BVI and IPA China, (b) valid, perfected, and enforceable Liens on all right, title, and interest of the Borrower in all personal and real property, tangible or intangible, whether now owned or hereafter acquired or arising, and all proceeds thereof resulting from VGE, IPA BVI or IPA China. The Borrower acknowledges and agrees that the Liens on the Collateral (as defined in the Security Documents) shall be granted to the Holder in accordance with the Security Documents and shall be valid and perfected first priority Liens.

5.4 Guarantees. The payment and performance of this Note will at all times be guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guarantee Agreement or such other guaranty agreements or supplements hereto in form and substance reasonably acceptable to the Holder, as the same may be amended, modified or supplemented from time to time.

5.5. Further Assurances. The Borrower agrees that it will, and shall cause the Subsidiary Guarantors to, from time to time at the reasonable request of the Holder, execute and deliver such documents and do such acts and things as the Holder may reasonably request in order to provide for or perfect or protect the Liens intended to be created on the Collateral pursuant to the Security Documents. In the event the Borrower or any Subsidiary Guarantor forms or acquires any other subsidiary after the date hereof, such Borrower or Subsidiary Guarantor shall promptly upon such formation or acquisition notify the Holder thereof and cause such newly formed or acquired subsidiary to execute a joinder to the Subsidiary Guarantee Agreement and such Security Documents as the Holder may then require, and the Borrower shall also deliver to the Holder, or cause such Subsidiary Guarantor to deliver to the Holder, at the Borrower’s cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Holder in connection therewith.

For purposes of this Note, the Security Documents and any Transaction Document, the term:

“Affiliate” means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Material into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Indebtedness” means for any Person (without duplication) (a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness for the deferred purchase price of property or services, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such property), (d) all indebtedness secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of property subject to such mortgage or Lien, (e) all obligations under leases which shall have been or must be, in accordance with GAAP, recorded as Capital Leases in respect of which such Person is liable as lessee, (f) any liability in respect of banker’s acceptances or letters of credit or guarantees, and (g) any indebtedness, whether or not assumed, secured by Liens on property acquired by such Person at the time of acquisition thereof, it being understood that the term “Indebtedness” shall not include trade payables arising in the ordinary course of business.

“Lien” shall mean with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Material Adverse Effect” means a material adverse effect on (a) the business, prospects, operations, affairs, financial condition, assets or properties of the Borrower and its Subsidiaries taken as a whole, or (b) the ability of the Borrower or any Subsidiary to perform its obligations under this Note or any Collateral Document to which it is a party, or (c) the validity or enforceability of this Note or any Collateral Document.

“Person” shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or any other entity or organization, including a government or agency or political subdivision thereof.

ARTICLE VI

MISCELLANEOUS

6.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

6.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be as set forth in the Purchase Agreement.

6.3 Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented. This Note may not be amended, changed, waived, discharged or terminated except as agreed to by both the Borrower and Holder in writing.

6.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. The Borrower may not assign its obligations under this Note.

6.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

6.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Georgia without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement must be brought only in the civil or state courts of Georgia or in the federal courts located in the State of Georgia. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein or in any Security Document notwithstanding any provision therein to the contrary shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Holder.

6.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by applicable law, any payments in excess of such maximum rate shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the Issue Date.

VIASPACE, INC., as the Borrower

By:
Name:
Title:

WITNESS:

ACKNOWLEDGED AND AGREED

Sung Hsien Chang, as Holder

EXHIBIT B

EXHIBIT “C”

SECURITY AGREEMENT

EXHIIBIT “C”

Subject to amendment to conform to any special filing requirements under the laws of the BVI or PRC

FORM OF SECURITY AGREEMENT

[VIASPACE, INC., a Nevada corporation, whose principal place of business and mailing address is 2102 Business Center Drive, suite 130, Irvine, CA 92612][VIASPACE Green Energy Inc., a British Virgin Islands corporation (“VGE”)] [Inter-Pacific Arts Corp., a British Virgin Islands international business company (“IPA BVI”)][Guangzhou Inter-Pacific Arts Corp., a Chinese wholly owned foreign enterprise registered in Guangdong province] (hereinafter “Debtor”), hereby grants to SUNG HSIEN CHANG (hereinafter sometimes “Noteholder” or “Secured Party”) a continuing security interest in and to, and a lien on, and hereby assigns to Secured Party as collateral, all of the “Collateral”, as defined in Section 2 of this Agreement. In addition, Debtor and Secured Party hereby agree as follows:

1. OBLIGATIONS: The security interest hereby granted shall secure the full, prompt and complete payment and performance of all of the payment obligations of Debtor to pay principal, interest, or other amounts (the “Secured Obligations”) under the Secured Promissory Note dated as of the      day of        2010 issued by Debtor in favor of Noteholder (as the same may be amended, renewed, consolidated, restated or replaced from time to time, the “Secured Note”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Secured Note.

2. COLLATERAL: The collateral in which a security interest is hereby granted comprises all of the assets and property, real and personal, tangible and intangible, of Debtor, whether now owned or existing or hereafter arising or acquired, regardless of where any such property is located, including all of Debtor’s rights, titles and interests in and to the following, whether now owned or existing or hereafter arising or acquired, regardless of where any such property is located, excluding, however, shares of stock or other equity owned by Debtor in Direct Methanol Fuel Cell Corporation (DMFCC) and Ionfinity LLC (all of such assets and all of the below described assets being, collectively, the “Collateral”):

(a) all Accounts, all Inventory, all Equipment, all trademarks, all General Intangibles, and all Investment Property (each as defined in Section 3 of this Agreement);

(b) without limiting the description of the property or any rights or interests in the property described above in this definition of Collateral, all goods, deposit accounts, instruments, chattel paper (including tangible chattel paper and electronic chattel paper), documents, securities, money, cash, letters of credit, letter-of-credit rights, promissory notes, warrants, dividends, distributions, the commercial tort claims listed on Exhibit B attached to this Agreement, contracts, agreements, contract rights and other property owned by Debtor or in which Debtor has any rights or an interest, including those which are now or hereafter in the possession or control of Secured Party or in transit by mail or carrier to or in the possession of any third party acting on behalf of Secured Party, without regard to whether Secured Party received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Secured Party had conditionally released the same, all rights to payment from, and all claims against Secured Party, all as-extracted collateral, leases, lease contracts, lease agreements, and proceeds of a letter of credit;

(c) without limiting the description of the property or any rights or interests in the property described above in this definition of Collateral, all supporting obligations;

(d) without limiting the description of the property or any rights or interests in the property described above in this definition of Collateral, all farm products including all crops grown, growing, or to be grown, and all livestock and the born and unborn offspring thereof;

(e) without limiting the description of the property or any rights or interests in the property described above in this definition of Collateral, all minerals or the like and accounts resulting from sales at the wellhead or minehead, as well as all standing timber which is to be cut and removed under a conveyance or contract for sale; and

(f) all products and cash proceeds and noncash proceeds (including all rents, revenues, issues, and profits arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition of any and all of the property described above in this definition of Collateral or any interest therein) of any and all of the property described above in this definition of Collateral, and all additions, accessions, attachments, parts, appurtenances and improvements to, replacements and substitutions of, and all supporting obligations for, guaranties of, insurance or condemnation proceeds of, and documents covering, the property described above in this definition of Collateral, all sales of accounts, all tort or other claims against third parties arising out of damage or destruction of property described above in this definition of Collateral, and all property received wholly or partly in trade or exchange for property described above in this definition of Collateral.

3. DEFINITIONS: As used herein, the following capitalized terms will have the following meanings:

(a) “Accounts” means all accounts, accounts receivable, health-care-insurance receivables, credit card receivables, contract rights, instruments, documents, chattel paper, tax refunds from foreign, federal, state or local governments and all obligations in any form including those arising out of the sale or lease of goods or the rendition of services by Debtor; all guaranties, letters of credit and other security and supporting obligations for any of the above; all merchandise returned to or reclaimed by Debtor; and all books and records (including computer programs, tapes and data processing software) evidencing an interest in or relating to the above; all winnings in a lottery or other game of chance operated by a governmental unit or entity licensed to operate such game by a governmental unit and all rights to payment therefrom; and all “accounts” as the same is now or hereinafter defined in the Georgia UCC (as hereafter defined).

(b) “Equipment” means all goods (other than Inventory, farm products or consumer goods), machinery, machine tools, equipment, fixtures, office equipment, furniture, furnishings, motors, motor vehicles, tools, dies, parts, jigs (including each of the items of equipment set forth on any schedule which is either now or in the future attached to Secured Party’s copy of this Agreement), and all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto, all supplies used or useful in connection therewith, and all “equipment” as the same is now or hereinafter defined in the Georgia UCC.

(c) “General Intangibles” means all general intangibles, choses in action, causes of action, obligations or indebtedness owed to Debtor from any source whatsoever, payment intangibles, software and all other intangible personal property of every kind and nature (other than Accounts) including patents, trademarks, trade names, service marks, copyrights, patent applications, trademark or service mark applications, copyright applications and goodwill, trade secrets, licenses, franchises, rights under agreements, tax refund claims, insurance refunds, insurance refund claims, pension plan refunds, pension plan reversions, and all books and records including all computer programs, disks, tapes, printouts, customer lists, credit files and other business and financial records, the equipment containing any such information, and all “general intangibles” as the same is now or hereinafter defined in the Georgia UCC.

(d) “Inventory” means all goods (other than Equipment, farm products or consumer goods), supplies, wares, merchandises and other tangible personal property, including raw materials, work in process, supplies and components, and finished goods, whether held for sale or lease, or furnished or to be furnished under any contract for service, or used or consumed in business, and also including products of and accessions to inventory, packing and shipping materials, all documents of title, whether negotiable or non-negotiable, representing any of the foregoing, and all “inventory” as the same is now or hereinafter defined in the Georgia UCC.

(e) “Investment Property” means all securities, whether certificated or uncertificated, financial assets, security entitlements, securities accounts, commodity contracts or commodity accounts; and all “investment property” as the same is now or hereafter defined in the Georgia UCC; excluding, however, shares of stock or other equity owned by Debtor in Direct Methanol Fuel Cell Corporation (DMFCC) and Ionfinity LLC.

(f) "Trademarks” shall mean all Trademarks used and/or registered by Debtor as set forth in the Schedule attached as Exhibit C.

(g) “Uniform Commercial Code” means the Uniform Commercial Code as adopted in each applicable jurisdiction, as amended or superceded from time to time. The “Georgia UCC” means the Uniform Commercial Code, as adopted in Georgia, as amended or superceded from time to time.

All of the uncapitalized terms contained in this Agreement which are now or hereafter defined in the Georgia UCC will, unless the context expressly indicates otherwise, have the meanings provided for now or hereafter in the Georgia UCC, as such definitions may be enlarged or expanded from time to time by amendment or judicial decision.

4. REPRESENTATIONS AND WARRANTIES: Debtor represents and warrants to Noteholder that the following statements are, and will continue as long as the Note is outstanding or any Secured Obligations unpaid, to be, true:

(a) Debtor is a corporation with its chief executive office and mailing address located at the address set forth on Exhibit A and is organized in the State of Nevada, with an organizational number as set forth on Exhibit A. Debtor further warrants that its exact legal name is set forth in the first paragraph of this Agreement. Debtor’s federal tax identification number is as set forth on Exhibit A. Exhibit A attached to this Agreement lists the location of any and all of the Collateral that consists of documents, equipment, instruments, inventory, or tangible chattel paper [THIS REPRESENTATION ONLY APPLIES TO VIASPACE. THE SECURITY AGREEMENTS FOR VGE, IPA BVI AND IPA CHINA MUST CHANGE ACCORDINGLY.];

(b) Debtor is, and as to any property which at any time forms a part of the Collateral, shall be, the owner of each and every item of the Collateral, or otherwise have the right to grant a security interest in the Collateral, free from any lien or security interest, except for the liens and security interests (i) in favor of Secured Party, (ii) created by Shareholder in his individual capacity against the Collateral, (iii) of which Shareholder has Knowledge as of the Closing, but which are unknown to Debtor or any Affiliate thereof; or (iv) claims asserted by Frank Steele.

(c) Debtor has full right to grant the security interest hereby granted. Debtor shall defend the Collateral and each and every part thereof against all claims of all third parties at any time claiming any of the Collateral or claiming any interest therein adverse to Secured Party except for the lien created by this Agreement and claims by third parties regarding the Collateral to the extent caused by Shareholder in his individual capacity;

(d) as to any Accounts which are or become part of the Collateral, each such Account is a valid Account and that no such Account shall be sold, assigned, transferred, discounted, hypothecated, or otherwise subjected to any lien or security interest, and Debtor shall defend such Accounts against all claims of any third party whosoever;

(e) if any of the Collateral is or will be attached to real estate in such a manner as to become a fixture under applicable state law, Debtor will secure from the lien holder or the party in whose favor it is or, at Secured Party’s option, will become so encumbered a written consent and subordination to the security interest hereby granted or a written disclaimer of any interest in the Collateral, in such form as is acceptable to Secured Party;

(f) all trade names, assumed names, fictitious names and other names used by Debtor during the five year period preceding the date of this Agreement are set forth on Exhibit A, and Debtor has not, during the preceding five year period, except as may be set forth on Exhibit A, acquired any of its assets in any bulk transfer;

(g) except as set forth on Exhibit B, Debtor has no rights, titles or interests in, or with respect to, any investment property, deposit accounts, letters of credit, electronic chattel paper, or any instruments, including promissory notes, except checks received in the ordinary course of business in payment of Accounts.

5. DEBTOR’S RESPONSIBILITIES:

(a) Until the Secured Obligations are fully paid, performed and satisfied and this Agreement is terminated, Debtor will:

(i) furnish to Secured Party in writing upon Secured Party’s reasonable request (but if no Event of Default has occurred and is continuing, no more frequently than quarterly) a current list of all Collateral for the purpose of identifying the Collateral and, further, execute and deliver such supplemental instruments, in the form of assignments or otherwise, as Secured Party shall reasonably request for the purpose of confirming and perfecting Secured Party’s security interest in any or all of the Collateral, or as is reasonably necessary to provide Secured Party with control over the Collateral or any portion thereof;

(ii) at its expense and upon request of Secured Party (but if no Event of Default has occurred and is continuing, no more frequently than quarterly), furnish copies of invoices issued by Debtor in connection with the Collateral, furnish certificates of insurance evidencing insurance on the Collateral in accordance with the Secured Note, furnish proof of payment of taxes and assessments on the Collateral, make available to Secured Party any and all of Debtor’s books, records, written memoranda, correspondence, purchase orders, invoices and other instruments or writings that in any way evidence or relate to the Collateral;

(iii) maintain all Inventory in good and salable condition exclusive of slow-moving, obsolete or damaged Inventory for which reserves or write-downs have been made on Debtor’s books and records in the ordinary course of business and will handle, maintain and store the Collateral in a safe and careful manner in material compliance with all applicable laws, rules, regulations, ordinances and governmental orders;

(iii) notify Secured Party promptly in writing of any information which Debtor has or may receive which might in any way materially adversely affect the value of the Collateral or the rights of Secured Party with respect thereto;

(iv) notify Secured Party at least fifteen days in advance in writing of any change in Debtor’s (A) chief executive office, principal place of business, or other places of business, or the opening of any new places of business, (B) exact legal name as set forth in the first paragraph of this Agreement, (C) names from those set forth on Exhibit A, or (D) the adoption by Debtor of trade names, assumed names or fictitious names;

(v) pay all costs of filing any financing, continuation or termination statements with respect to the security interest created hereby;

(vii) pay all expenses and reasonable attorneys’ fees of Secured Party incurred by Secured Party in the exercise (including enforcement) of any of Secured Party’s rights or remedies under this Agreement or applicable law; and Debtor agrees that said expenses and fees shall constitute part of the Secured Obligations and be secured by the Collateral;

(viii) maintain possession of all tangible Collateral at the locations set forth on Exhibit A and not remove the Collateral from those locations (except for Inventory in transit, sales of Inventory, permitted use of other Collateral and proceeds thereof in the ordinary course of business and disposal of Equipment [as permitted by the Transaction Documents]) without giving Secured Party at least 15 days prior notice of such action and complying with the other terms of this Agreement; provided that such location is within the [continental United States];

(ix) promptly notify Secured Party in writing of any contract with respect to which the account debtor is (A) a United States Account Debtor, (B) any state, city, county or other governmental authority (other than a United States Account Debtor) or any department, agency or instrumentality of any of them, or any foreign government or instrumentality thereof, if at any time, the account debtor owes Debtor, in the aggregate, in excess of $20,000, or (C) a business which is located in a foreign country;

(vi) take any other and further action reasonably necessary or desirable as requested by Secured Party to grant Secured Party control over the Collateral, including the execution and/or authentication of any assignments or third party agreements; upon and during the continuation of an Event of Default, to obtain delivery of the Collateral to the possession of Secured Party; or to obtain acknowledgments of the lien of Secured Party from third parties in possession of any Collateral. Debtor agrees to consent to and authorize any third party in an authenticated record or agreement between Debtor, Secured Party, and the third party, including depository institutions, securities intermediaries, and issuers of letters of credit or other supporting obligations to accept direction from Secured Party regarding the maintenance and disposition of the Collateral and the products and proceeds thereof, and to enter into agreements with Secured Party regarding same, without further consent of Debtor;

(xi) if Debtor shall at any time hold or acquire a commercial tort claim, promptly notify Secured Party in a writing signed by Debtor of the particulars thereof and grant to Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Secured Party;

(xii) deliver to Secured Party, promptly on Secured Party’s request, any instrument (whether negotiable or non-negotiable) or any chattel paper that evidences any amount payable under or in connection with any of the Collateral, which, in each instance, is duly indorsed to Secured Party in a manner acceptable to it, to be held as Collateral pursuant to this Agreement;

(xiii) not, without the prior written consent of Secured Party, change the form of or the jurisdiction of Debtor’s organization;

(xiv) not back date, post date or redate any invoice issued by Debtor with respect to any Account; and

(xv) on Secured Party’s request, deliver to Secured Party any and all evidences of ownership of the Collateral, including any certificates of title and applications for title pertaining to Debtor’s motor vehicles so that Secured Party may cause its security interest and lien to be noted on such certificates of title. Debtor will not permit any of the Equipment to become an accession to other personal property not constituting part of the Collateral.

(b) To protect, perfect, or enforce, from time to time, Secured Party’s rights or interests in the Collateral, Secured Party may, in its discretion (but without any obligation to do so), (i) discharge any liens or security interests (other than those created by this Agreement) at any time levied or placed on the Collateral, (ii) pay any insurance to the extent Debtor has failed to timely pay the same, (ii) maintain guards, if an Event of Default has occurred and is continuing, (A) at Debtor’s chief executive offices or (B) where any Collateral constituting documents, equipment, instruments, inventory, or tangible chattel paper with a value in excess of $10,000 is located, and (iv) obtain any record from any service bureau and pay such service bureau the cost thereof. All costs and expenses incurred by Secured Party in exercising its discretion under this subparagraph (b) will be part of the Secured Obligations, payable on Secured Party’s demand and secured by the Collateral.

(c) Debtor shall remain liable under any contracts and agreements included in the Collateral to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, and Secured Party shall not have any obligation or liability under such contracts and agreements by reason of this Agreement or otherwise.

6. ACCOUNTS:

(a) Debtor hereby agrees that Secured Party may, upon the occurrence and during the continuation of an Event of Default, serve written notice on Debtor instructing Debtor to deliver to Secured Party all subsequent payments on Accounts which Debtor shall do until notified otherwise.

(b) Secured Party may, upon the occurrence and during the continuation of an Event of Default, notify the account debtor(s) of its security interest and instruct such account debtor(s) to make further payments on Accounts to Secured Party instead of to Debtor.

(c) Secured Party may also, at any time and from time to time, in its own name or in the name of others, periodically communicate with Debtor’s account debtors and other obligors to verify with them, to Secured Party’s satisfaction, the existence, amount and terms of any sums owed by such account debtors or other obligors to Debtor and the nature of any such account debtor’s or other obligor’s relationship with Debtor. In addition, Secured Party may also, upon the occurrence or during the continuation of an Event of Default, communicate with Debtor’s customers to verify with them, to Secured Party’s satisfaction, the existence and the nature of any such customer’s relationship with Debtor.

(d) Secured Party may, upon the occurrence and during the continuation of an Event of Default, serve written notice upon Debtor that all subsequent billings or statements of account rendered to any account debtor shall bear a notation directing the account debtor(s) to make payment directly to Secured Party. Any payment received by Secured Party pursuant to this Section shall be retained in a separate non-interest-bearing account as security for the payment of all Secured Obligations.

7. POWER OF ATTORNEY: Debtor hereby makes, constitutes and appoints Secured Party its true and lawful attorney in fact to act with respect to the Collateral in any transaction, legal proceeding, or other matter in which Secured Party is acting pursuant to this Agreement. Debtor: (i) specifically authorizes Secured Party as its true and lawful attorney in fact to execute and/or authenticate on its behalf and/or file financing statements reflecting its security interest in the Collateral and any other documents reasonably necessary or desirable to perfect or otherwise further the security interest granted herein; (ii) specifically authorizes Secured Party to act as its true and lawful attorney in fact to execute and/or authenticate any third party agreements or assignments to grant Secured Party control over the Collateral, including third party agreements between Debtor, Secured Party, and depository institutions, securities intermediaries, and issuers of letters of credit or other supporting obligations which third party agreements direct the third party to accept direction from Secured Party regarding the maintenance and disposition of the Collateral and the products and proceeds thereof, such power of attorney to be exercised after the occurrence and during the continuation of an Event of Default or after Debtor’s failure to so execute and/or authenticate after Secured Party’s request therefor after the occurrence and during the continuation of an Event of Default; and (iii) specifically authorizes Secured Party, upon the occurrence and during the continuation of an Event of Default, to issue, without further consent of Debtor, all (a) instructions to any bank at which any deposit account is maintained with respect to all existing or future funds held in such deposit account and (b) exclusive entitlement orders to all securities intermediaries with respect to all existing or future investment property held in any securities account maintained by such securities intermediary. Debtor recognizes and agrees that this power of attorney is a power coupled with an interest and shall be irrevocable. Debtor ratifies and confirms all actions taken by the Secured Party or its agents pursuant to this power of attorney.

8. DEFAULT: If an Event of Default occurs and is continuing, then, in any such event, Secured Party may, without further notice to Debtor, at Secured Party’s option, take all actions permitted under the Secured Note. In addition, Secured Party may resort to the rights and remedies available at law, in equity and under the Transaction Documents, including the rights and remedies of a secured party under the Uniform Commercial Code, including the right (i) to enter any premises of Debtor, with or without legal process and take possession of the Collateral and remove it and any records pertaining thereto and/or remain on such premises and use it for the purpose of collecting, preparing and disposing of the Collateral; (ii) to ship, reclaim, recover, store, finish, maintain and repair the Collateral; and (iii) to sell the Collateral at public or private sale in a manner that complies in all material respects with all applicable laws, and Debtor will be credited with the net proceeds of such sale, after payment in full of all Obligations, only when they are actually received by Secured Party; any requirement of reasonable notice of any disposition of the Collateral will be satisfied if such notice is sent to Debtor 10 days prior to such disposition. Debtor will, upon request, assemble the Collateral and any records pertaining thereto and make them available at a place designated by Secured Party. Moreover, Secured Party may, without notice to Debtor, apply for and have a receiver appointed under state or federal law by a court of competent jurisdiction in any action taken by Secured Party to enforce its rights and remedies under this Agreement and, as applicable, Secured Note and the other Transaction Documents in order to manage, protect, preserve, and sell and otherwise dispose of all or any portion of the Collateral and/or continue the operation of the business of Debtor, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and to the payment of the Secured Obligations until a sale or other disposition of such Collateral is finally made and consummated. Secured Party may use, in connection with any assembly or disposition of the Collateral, any trademark, tradename, tradestyle, copyright, patent right, trade secret or technical process used or utilized by Debtor. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy given under this Agreement, the Secured Note or now or hereafter existing at law or in equity or by statute. Secured Party may proceed to protect and enforce its rights by an action at law, in equity or by any other appropriate proceedings. No failure on the part of Secured Party to enforce any of the rights hereunder shall be deemed a waiver of such rights or of any Event of Default and no waiver of any Event of Default will be deemed to be a waiver of any subsequent Event of Default. Moreover, Debtor acknowledges and agrees that Secured Party shall have no obligation to, and Debtor hereby waives to the fullest extent permitted by law any right that it may have to require Secured Party to, (a) clean up or otherwise prepare any of the Collateral for sale, (b) pursue any third party to collect any of the Obligations, or (c) exercise collection remedies against any third party obligated on the Collateral. Secured Party’s compliance with applicable local, state or federal law requirements, in addition to those imposed by the Uniform Commercial Code, in connection with a disposition of any or all of the Collateral will not be considered to adversely affect the commercial reasonableness of any disposition of any or all of the Collateral under the Uniform Commercial Code.

9. GENERAL PROVISIONS:

(a) All rights of Secured Party shall inure to the benefit of its successors, assigns and affiliates and all obligations of Debtor shall bind the successors and assigns of Debtor.

(b) This Agreement, the Secured Note and the other Transaction Documents contain the entire agreement of the parties with respect to the subject matter of this Agreement and supercede all previous understandings and agreements relating to the subject matter hereof, and no oral agreement whatsoever, whether made contemporaneously herewith or hereafter shall amend, modify or otherwise affect the terms of this Agreement.

(c) All rights and liabilities hereunder shall be governed and limited by and construed in accordance with the local laws of the State of Georgia (without regard to Georgia conflicts of law principles).

(d) If any provision of this Agreement is found invalid by a court of competent jurisdiction, the invalid term will be considered excluded from this Agreement and will not invalidate the remaining provisions of this Agreement.

(e) Debtor hereby authorizes Secured Party to file a copy of this Agreement as a financing statement with government authorities necessary to perfect Secured Party’s security interest in the Collateral. Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (A) as all assets of Debtor, whether now owned or hereafter acquired or arising, and all proceeds and products thereof and (B) as being of an equal or lesser scope or with greater detail, and (ii) provide any other information required by Part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any organizational identification number issued to Debtor. Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to correct or complete, or to cause to be corrected or completed, any financing statements, continuation statements or other such documents as have been filed naming Debtor as debtor and Secured Party as secured party. Secured Party is hereby authorized to give notice to any creditor, landlord or any other person as may be necessary or desirable under applicable laws to evidence, protect, perfect, or enforce the security interest granted to Secured Party in the Collateral.

(f) Secured Party shall have no duty of care with respect to the Collateral except that Secured Party shall exercise reasonable care with respect to the Collateral in Secured Party’s custody. Secured Party shall be deemed to have exercised reasonable care if (A) such property is accorded treatment substantially equal to that which Secured Party accords its own property or (B) Secured Party takes such action with respect to the Collateral as Debtor shall reasonably request in writing. Secured Party will not be deemed to have, and nothing in this subparagraph (g) may be construed to deem that Secured Party has, failed to exercise reasonable care in the custody or preservation of Collateral in its possession merely because either (1) Secured Party failed to comply with any request of Debtor or (2) Secured Party failed to take steps to preserve rights against any third party in such property. Debtor agrees that Secured Party has no obligation to take steps to preserve rights against any prior parties.

(g) Any capitalized term used but not defined herein shall have the meaning ascribed thereto in the Secured Note. The definition of any document, instrument or agreement includes all schedules, attachments and exhibits thereto and all renewals, extensions, supplements, restatements and amendments thereof. All schedules, exhibits or other attachments to this Agreement are incorporated into, and are made and form an integral part of, this Agreement for all purposes. As used in this Agreement, “hereunder,” “herein,” “hereto,” “this Agreement” and words of similar import refer to this entire document; “including” is used by way of illustration and not by way of limitation, unless the context clearly indicates the contrary; the singular includes the plural and conversely; and any action required to be taken by Debtor is to be taken promptly, unless the context clearly indicates the contrary.

(h) The transactions contemplated in this Security Agreement shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws of the State of Georgia, without regard to the conflicts of laws principals thereof. Debtor irrevocably submits to the exclusive jurisdiction of the courts of the State of Georgia located in the County of Cobb and the United States District Court in and for the Northern District of Georgia for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Security Agreement and the transactions contemplated thereby. Borrower irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court, irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts, and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS SECURITY AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

This Security Agreement (as used hereinabove, this “Agreement”) is made and dated as of the        day of        2010.

[VIASPACE, INC.][VGE]IPA BVI]
[IPA China] SUNG HSIEN CHANG
By:	By:

Name: Title:

(a)EXHIBIT A

Debtor’s Organizational Identification

Debtor’s Federal Tax Identification Number:

Debtor’s Chief Executive Office and Mailing Address:

Debtor’s Offices or Locations Where any Collateral is Located:

Trade Names, Assumed Names and Fictitious Names:

A. Currently in Use

B. Used During Last Five Years but not Currently in Use

Assets Acquired in Bulk Transfer:

Section 1.02

EXHIBIT B

Section 1.03	Commercial Tort Claims:
Section 1.04	Investment Property:
Section 1.05	Electronic Chattel Paper:
Section 1.06	Instruments:
Section 1.07	Deposit Accounts:

Other Accounts used in operations

Letters of Credit:

(a)

EXHIBIT C

Trademarks

EXHIBIT “D”

FORM OF STOCK PLEDGE AGREEMENT

EXHIBIT “D”

Subject to amendment to conform to any special filing requirements under the laws of the BVI or PRC

FORM OF
STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (this “Agreement”) is dated as of March   , 2010, by and between [VIASPACE, INC., a Nevada corporation][VIASPACE Green Energy Inc., a British Virgin Islands corporation (“VGE”)][Inter-Pacific Arts Corp., a British Virgin Islands international business company (“IPA BVI”)] (the “Pledgor”), and SUNG HSIEN CHANG (the “Noteholder”).

W I T N E S S E T H:

WHEREAS, pursuant to a Secured Promissory Note, dated as of the        day of      , 2010 (as the same may be amended, modified or supplemented from time to time, the “Secured Note”) issued by the Pledgor in favor of the Noteholder; and

WHEREAS, the Pledgor agreed to secure its obligations under the Secured Note in accordance with the terms of this Agreement and the other applicable Security Documents (as defined in the Secured Note) .

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Secured Note.

2. Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time or otherwise, of the Secured Obligations (as defined in Section 3 hereof), Pledgor hereby pledges and assigns to the Noteholder and grants to the Noteholder, a continuing security interest in any and all right, title and interest of Pledgor in and to the following, whether now owned or existing or owned, acquired or arising hereafter (collectively, the “Pledged Collateral”):

(a) Pledged Shares. 65% of all of the issued and outstanding shares of capital stock (the “Shares”) of [VIASPACE Green Energy Inc., a company organized under the laws of the British Virgin Islands (“VGE”)] [Inter-Pacific Arts Corp., a British Virgin Islands international business company (“IPA BVI”)][Guangzhou Inter-Pacific Arts Corp., a Chinese wholly owned foreign enterprise registered in Guangdong province (“IPA China”](the “Subsidiary”) (all certificates representing such shares and all options and other rights, contractual or otherwise, with respect thereto, collectively the “Pledged Shares”), unless Noteholder obtains advice from counsel that the pledge of a greater number of shares shall not cause adverse legal or tax consequences to Noteholder, in which case Noteholder may cause Pledgor to pledge a greater number of the Shares, up to [      ]% thereof (the “Right to Increase Pledge”). In no event shall Pledgor cause, authorize, approve or permit Subsidiary to issue, sell, convey, transfer, grant or otherwise encumber or otherwise grant any right or other Lien in or on any of its Shares in favor of any Person without the prior written consent of Noteholder.

(b) Additional Shares. Subject to the Right to Increase Pledge, 65% of such issued and outstanding shares of capital stock of any subsidiary organized in a jurisdiction outside of the United States and the that number of issued and outstanding shares of capital stock held by Pledgor of any subsidiary organized in a jurisdiction inside the United States, which is hereafter formed or acquired by Pledgor or is a successor to Pledgor, including, without limitation, the certificates representing such shares.

(c) [delete in the case of VIASPACE]Other Equity Interests. Any and all other equity interests of Pledgor in any direct or indirect subsidiary of the Pledgor.

(d) Proceeds. All proceeds and products of the foregoing (other than dividends and interest permitted to be received, retained and used by Pledgor pursuant to Section 7(f) hereof), however and whenever acquired and in whatever form.

Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that Pledgor may, with the prior written consent of the Noteholder, from time to time hereafter deliver additional shares of stock to the Noteholder as collateral security for the Secured Obligations. Upon delivery to the Noteholder, such additional shares of stock shall be deemed to be part of the Pledged Collateral and shall be subject to the terms of this Agreement whether or not Schedule 1 is amended to refer to such additional shares.

3. Security for Secured Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all money which Pledgor is or at any time may become actually or contingently liable to pay to or for the account of Noteholder for any reason whatever under the Secured Note (collectively, the “Secured Obligations”).

4. Delivery of the Pledged Collateral. Pledgor hereby agrees that:

(a) Certificates. Pledgor shall deliver to the Noteholder (i) simultaneously with or prior to the execution and delivery of this Agreement, all certificates representing the Pledged Shares and (ii) promptly upon the receipt thereof by or on behalf of Pledgor, all other certificates and instruments constituting Pledged Collateral. Prior to delivery to the Noteholder, all such certificates and instruments constituting Pledged Collateral shall be held in trust by Pledgor for the benefit of the Noteholder pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, in form provided in Schedule 2 attached hereto.

(b) Additional Securities. If Pledgor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) stock certificate, including without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock splits, spin-off or split-off, promissory notes or other instrument; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in securities; or (iv) distributions of securities in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then Pledgor shall receive such stock certificate, instrument, option, right or distribution in trust for the benefit of the Noteholder, shall segregate it from Pledgor’s other property and shall deliver it forthwith to the Noteholder in the exact form received together with any necessary endorsement and/or appropriate stock power duly executed in blank substantially in the form provided in Schedule 2, to be held by the Noteholder as Pledged Collateral and as further collateral security for the Secured Obligations.

(c) Financing Statements. Pledgor hereby authorizes the Noteholder to file such UCC financing statements the Noteholder may reasonably deem appropriate in order to perfect and protect the security interest created hereby in the Pledged Collateral.

5. Representations and Warranties. Pledgor hereby represents and warrants to the Noteholder, that so long as the Secured Note is in effect or any amounts payable thereunder shall remain outstanding:

(a) Authorization of Pledged Shares. The Pledged Shares are duly authorized and validly issued, are fully paid and nonassessable and are not subject to the preemptive rights of any person or entity. All other shares of stock constituting Pledged Collateral will be duly authorized and validly issued, fully paid and nonassessable and not subject to the preemptive rights of any person or entity. Pledgor owns the capital stock of the corporations listed on Schedule I attached hereto as and to the extent so described therein.

(b) Title. Pledgor has good and indefeasible title to the Pledged Collateral and will at all times be the legal and beneficial owner of the Pledged Collateral free and clear of any lien or other encumbrance, except for any security interests in favor of Noteholder. There exists no “adverse claim” within the meaning of Section 8-302 of the Uniform Commercial Code as in effect in the State of Georgia (the “UCC”) with respect to the Pledged Shares.

(c) Exercising of Rights. The exercise by the Noteholder of its rights and remedies hereunder does not violate any law or governmental regulation or any material contractual restriction binding on or affecting Pledgor or any of its property.

(d) Pledgor’s Authority. No authorization, approval or action by, and no notice or filing with any governmental authority or with the issuer of any Pledged Stock is required either (i) for the pledge made by Pledgor or for the granting of the security interest by Pledgor pursuant to this Agreement; or (ii) for the exercise by the Noteholder of its rights and remedies hereunder (except as may be required by laws affecting the offering and sale of securities).

(e) Security Interest/Priority. This Agreement creates a valid security interest in favor of the Noteholder in the Pledged Collateral. The taking possession by the Noteholder of the certificates representing the Pledged Shares and all other certificates and instruments constituting Pledged Collateral will perfect and establish the first priority of the Noteholder’s security interest in the Pledged Shares and in all other Pledged Collateral represented by Pledged Shares and instruments securing the Secured Obligations. Except as set forth in this Section 5(e), no action is necessary to perfect or otherwise protect such security interest in the Pledged Shares and Pledged Collateral represented by certificates.

6. Covenants. Pledgor hereby covenants that so long as the Secured Note is in effect or any Secured Obligations remains unpaid, Pledgor shall:

(a) Books and Records. Mark its books and records (and shall cause the issuer of the Pledged Shares to mark its books and records) to reflect the security interest granted to the Noteholder pursuant to this Agreement.

(b) Defense of Title. Warrant and defend title to and ownership of the Pledged Collateral at its own expense against the claims and demands of all other parties claiming an interest therein, keep the Pledged Collateral free from all liens and security interests, except for those in favor of Noteholder, and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Collateral or any interest therein.

(c) Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be reasonably necessary and desirable or that the Noteholder may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral; (ii) enable the Noteholder to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral; and (iii) otherwise effect the purposes of this Agreement, including, without limitation and if requested by the Noteholder, delivering to the Noteholder irrevocable proxies in respect of the Pledged Collateral.

(d) Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral other than pursuant hereto or as may be permitted under the Secured Note.

(e) Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral.

7. Rights of the Noteholder.

(a) Power of Attorney. In addition to other powers of attorney contained herein, Pledgor hereby designates and appoints the Noteholder and each of its designees or agents as its attorney-in-fact, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

(i) to demand, collect, settle, compromise, adjust, give discharges and releases relating to the Pledged Collateral, all as the Noteholder may reasonably determine;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release relating to the Pledged Collateral as the Noteholder may deem appropriate;

(iv) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Pledged Collateral;

(v) to direct any parties liable for any payment under any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Noteholder or as the Noteholder shall direct;

(vi) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral;

(vii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral;

(viii) to exchange any of the Pledged Collateral or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and in connection therewith, deposit any of the Pledged Collateral with any depository, transfer agent, registrar or other designated agency upon such terms as the Noteholder may determine; and

(ix) to do and perform all such other acts and things as the Noteholder may reasonably deem to be necessary, proper or convenient in connection with the Pledged Collateral.

The Pledgor recognizes and agrees that this power of attorney is a power coupled with an interest and shall be irrevocable. The Noteholder shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Noteholder in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Noteholder shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Noteholder solely to protect, preserve and realize upon its security interest in the Pledged Collateral. The Pledgor ratifies and confirms all actions taken by the Noteholder or its agents pursuant to this power of attorney.

(b) Performance by the Noteholder of Pledgor’s Obligations. If Pledgor fails to perform any agreement or obligation contained herein, after the occurrence and during the continuance of an Event of Default, the Noteholder itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Noteholder incurred in connection therewith shall be payable by the Pledgor.

(c) Assignment by the Noteholder. The Noteholder may from time to time assign this Agreement and its rights to the Pledged Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Noteholder under this Agreement in relation thereto.

(d) The Noteholder’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Noteholder hereunder, the Noteholder shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that Pledgor shall be responsible for preservation of all rights in the Pledged Collateral, and the Noteholder shall be relieved of all responsibility for Pledged Collateral upon surrendering it or tendering the surrender of it to Pledgor. The Noteholder shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Noteholder accords its own property, it being understood that the Noteholder shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Noteholder has or is deemed to have knowledge of such matters; or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

(e) Voting Rights in Respect of the Pledged Collateral.

(i) So long as no Event of Default (as defined herein) shall have occurred and be continuing, to the extent permitted by law, Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Secured Note;

(ii) Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of this Section shall cease and all such rights shall thereupon become vested in the Noteholder which shall thereupon have the sole right to exercise such voting and other consensual rights.

(f) Dividend Rights in Respect of the Pledged Collateral.

(i) So long as no Event of Default shall have occurred and be continuing and subject to Section 4(b) hereof, Pledgor may receive, retain and use any and all dividends (other than stock dividends and other dividends constituting Pledged Collateral which are addressed hereinabove) or interest paid in respect of the Pledged Collateral to the extent they are allowed under the Secured Note.

(ii) Upon the occurrence and during the continuance of an Event of Default:

(A) all rights of Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive, retain and use pursuant to paragraph (i) of this Section shall cease and all such shall thereupon be vested in the Noteholder which shall thereupon have sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

(B) all dividends and interest payments which are received by Pledgor contrary to the provisions of paragraph (A) of this Section shall be received in trust for the benefit of the Noteholder, shall be segregated from other property or funds of Pledgor, and shall be forthwith paid over to the Noteholder as Pledged Collateral in the exact form received, to be held by the Noteholder as Pledged Collateral and as further collateral security for the Secured Obligations.

(g) Release of Pledged Collateral. The Noteholder may release any of the Pledged Collateral from this Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Agreement as to any Pledged Collateral not expressly released or substituted, and this Agreement shall continue as a lien, first priority security interest, pledge and charge on all Pledged Collateral not expressly released or substituted when any of the Secured Obligations remains outstanding with respect to the Noteholder.

8. Advances by Noteholder. On failure of Pledgor to perform any of the covenants and agreements contained herein, the Noteholder may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Noteholder may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any taxes, a payment to obtain a release of a lien or potential lien, expenditures made in defending against any adverse claim and all other expenditures which the Noteholder may make for the protection of the security hereof or which it may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Pledgor promptly upon notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the default rate provided in the Note. No such performance of any covenant or agreement by the Noteholder on behalf of Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgor of any default under the terms of this Agreement or the other related documents. The Noteholder may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

9. Events of Default. The occurrence of a default or event of default under the Secured Note shall be an Event of Default hereunder (“Event of Default”).

10. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

(a) Rights and Remedies. The Noteholder may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all rights and remedies of a secured party on default under the UCC or any other applicable law.

(b) Sale of Pledged Collateral. Without limiting the generality of this Section and without notice (except as provided below), the Noteholder may, in its sole discretion, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Noteholder may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, the Noteholder may in such event bid for the purchase of such securities. Pledgor agrees that any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, shall be personally served on or mailed, postage prepaid, to Pledgor in accordance with the notice provisions of the Secured Note at least 10 days before time of such sale. The Noteholder shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Noteholder may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c) Private Sale. The Pledgor recognizes that the Noteholder may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any of the securities constituting Pledged Collateral and that the Noteholder may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale may be at prices and on terms no less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale per se shall not be deemed to have been made in a commercially unreasonable manner and that the Noteholder shall have no obligation to (i) register such securities for public sale under the Securities Act of 1933, as amended, or any other similar state registration laws, rules or regulations or (ii) delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933.

(d) Retention of Pledged Collateral. The Noteholder may, after providing the notices required by Section 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, retain all or any portion of the Pledged Collateral in satisfaction of the Secured Obligations. Unless and until the Noteholder shall have provided such notices, however, the Noteholder shall not be deemed to have retained any Pledged Collateral in satisfaction of any Secured Obligations for any reason.

(e) Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of any Pledged Collateral, when received by the Noteholder in cash or its equivalent, will be applied in reduction of the Secured Obligations in such order as the Noteholder may determine in accordance with the Secured Note, and Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Noteholder shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds notwithstanding any entry to the contrary upon any of its books and records. The Pledgor shall remain liable to the Noteholder for any deficiency.

(f) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Noteholder is legally entitled, the Pledgor shall be liable for the deficiency, together with interest thereon at the default rate provided in the Secured Note, together with the costs of collection and the reasonable fees of any attorneys employed by the Noteholder to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to Pledgor or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

11. Costs of Counsel. If at any time hereafter, after the occurrence and during the continuance of an Event of Default or not, the Noteholder employs counsel to prepare or consider amendments, waivers or consents with respect to this Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Agreement or relating to the Pledged Collateral, or to protect the Pledged Collateral or exercise any rights or remedies under this Agreement or with respect to any Pledged Collateral, then the Pledgor agrees to promptly pay upon demand any and all such reasonable costs and expenses of the Noteholder.

12. Continuing, Agreement. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any Secured Obligations shall remain unpaid, including any obligations under this Agreement or the Secured Note. Upon such termination of this Agreement, the Noteholder shall, upon the request and at the expense of Pledgor, forthwith release all of its liens and security interests hereunder. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Agreement.
13. Amendments; Waivers; Modifications. This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except with the written consent of all of the parties hereto.

14. Successors in Interest. This Agreement shall create a continuing security interest in the Collateral and shall be binding upon Pledgor, its successors and assigns and shall inure, together with the rights and remedies of the Noteholder hereunder, to the benefit of the Noteholder and its successors and assigns; provided, however, that Pledgor may not assign its rights or delegate its duties hereunder without the prior written consent of the Noteholder.

15. Notices. All notices required or permitted to be given under this Agreement shall be in conformance with, and be effective as provided by, the terms of the Secured Note.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

17. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

18. Governing Law. All rights and liabilities hereunder shall be governed and limited by and construed in accordance with the local laws of the State of Georgia (without regard to Georgia conflicts of law principles).

19. Venue and Jurisdiction; Waiver of Jury Trial. Pledgor irrevocably submits to the exclusive jurisdiction of the courts of the State of Georgia located in the County of Cobb and the United States District Court in and for the Northern District of Georgia for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Security Agreement and the transactions contemplated thereby. Borrower irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court, irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts, and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CONTROVERSY OR CLAIM THAT RELATES TO THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

20. Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

21. Entirety. This Agreement, the Secured Note and the other Transaction Documents represent the entire agreement of the parties hereto and thereto, and supercede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Transaction Documents or the transactions contemplated herein and therein.

22. Survival. All representations and warranties of Pledgor hereunder shall survive the execution and delivery of this Agreement and the Secured Note.

23. Other Security. To the extent that any of the Secured Obligations is now or hereafter secured by property other than the Pledged Collateral (including, without limitation, real property and securities owned by Pledgor), or by a guarantee, endorsement or property of any other person or entity, then the Noteholder shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Noteholder has the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Noteholder shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Noteholder’s rights or the Secured Obligations under this Agreement or under any other of the related documents.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the day and year first above written.

PLEDGOR:

[VIASPACE, INC.][VGE][IPA BVI][IPA China]

By:
Name:
Title:

NOTEHOLDER:

SUNG HSIEN CHANG

By:

SCHEDULE 1

[SCHEDULES 1 AND 2 WILL VARY FOR EACH PLEDGE AGREEMENT]

Name of Subsidiary	Number of Shares	Certificate Number
Viaspace Green Energy, Inc.

SCHEDULE 2

Form of Irrevocable Stock Power

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to

the following shares of capital stock of       , a        corporation:

No. of Shares Certificate No.

and irrevocably appoints        its agent and attorney-in-fact to transfer all or any part of such capital stock and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him. The effectiveness of a transfer pursuant to this stock power shall be subject to any and all transfer restrictions referenced on the face of the certificates evidencing such interest or in the certificate of incorporation or bylaws of the subject corporation, to the extent they may from time to time exist. This Stock Power is subject to the terms of that certain Pledge Agreement dated March   , 2010.

VIASPACE, INC.,

a Nevada corporation

By:
Name:
Title:

EXHIBIT E

[Reserved]

EXHIBIT E

[Reserved]

EXHIBIT F

FORM OF CHARTER AMENDMENT

EXHIBIT F

CERTIFICATE OF DESIGNATION OF
SERIES A PREFERRED STOCK
OF
VIASPACE, INC.

VIASPACE, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada, does hereby certify:

The name of the Corporation is VIASPACE, Inc.

The certificate of incorporation of the Corporation authorizes the issuance of Ten Million (10,000,000) shares of Preferred Stock, $.001 par value, and expressly vests in the Board of Directors of the Corporation the authority provided therein to provide for the issuance of said shares in series and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof.

The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a “Series A” issue of Preferred Shares:

RESOLVED, that one series of the class of authorized Preferred Stock of the Corporation be and hereby is created, and that the designation and amount thereof and the voting powers, preferences, and relative participating, optional, and other special rights of the shares of each such series, and the qualifications, limitations, or restrictions thereof, are as follows:

SERIES A PREFERRED STOCK

1. Designation and Amount. The shares of the series shall be designated “Series A Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting such series shall be One (1) share.

2. Dividends. Holders of shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock.

3. Liquidation, Dissolution Or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, holders of shares of Series A Preferred Stock then outstanding shall not be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders.

4. Voting Rights. Except as otherwise required by law, holders of each share of Series A Preferred Stock shall be entitled to vote on all matters submitted to the holders of Corporation’s capital stock, whether common stock or otherwise, for vote. Each share of Series A Preferred Stock shall be entitled to cast that number of votes on all such matters as shall equal fifty and one-tenth percent (50.1%) of the number of shares of capital stock entitled to vote on such matter at the record date for determination of holders entitled to vote on any such matters presented, or, if no such record date is established, at the date such vote is taken or any written consent of such holders is solicited. With respect to such vote, holders of Series A Preferred Stock shall have full voting rights and powers not less equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted. Except as otherwise expressly provided herein or as required by law, holders of Series A Preferred Stock and the holders of Common Stock shall vote together and not as separate classes. Other than as provided herein or required by law, there shall be no series voting.

5. Cancellation. The Series A Preferred Stock shall be or become cancelled or otherwise terminated automatically upon and coincident with the date on which (i) holders of the Series A Preferred Stock holds less than one hundred twenty million (120,000,000) shares of Corporation’s common stock (as adjusted for any stock splits, stock dividends, combinations and the like), (ii) timely payment by Corporation of the first four Installment Payments in accordance with that certain Secured Promissory Note issued by Corporation in favor of Sung H. Chang (the “Secured Promissory Note”) as of the        day of May 2010 (the “Original Issue Date”); provided, however, that in no event shall the Series A Preferred Stock be cancelled or otherwise terminate under this clause if an Event of Default (as defined in the Secured Promissory Note) shall exist or (iii) Sung H. Chang transfers the Series A Preferred Stock to a third party; provided, however, that notwithstanding any provision of this certificate of designation to the contrary, including, without limitation, this clause (iii), holder may in his sole and absolute discretion transfer, whether by last will & testament, gift or otherwise, the Series A Preferred Stock to a trust or similar structure, his spouse or lineal descendents for estate planning purposes or on account of his death or incapacity, in which case such Series A Preferred Stock shall not terminate or otherwise be cancelled on account of any such transfer or disposition.

6. Redemption. The Series A Preferred Stock shall not be subject to redemption, whether at the option of either the Corporation or any holder of the Series A Preferred Stock.

7. Separate Vote of Preferred Stock. For so long as any shares of Series A Stock remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of the Series A Stock shall be required to effect or validate any action which:

(a) alters or changes the voting powers, preferences, or other rights or privileges, qualifications, limitations or restrictions of any or all series of Preferred Stock, whether by merger, recapitalization, reclassification or otherwise;

(b) authorizes any class or series, or increases or decreases, whether by merger, recapitalization, reclassification or otherwise, the authorized amount of any class or series of equity securities of the Corporation;

(c) authorizes any amendment, modification, repeal or waiver of any provision of Corporation’s certification of incorporation, this amendment to the certificate of incorporation or the Bylaws, as each shall be amended from time to time;

(d) results in the redemption, repurchase, payment of dividends or other distributions with respect to Common Stock (except for dividends or other distributions payable on Common Stock solely in the form of Common Stock or acquisitions of Common Stock of the Corporation pursuant to agreements approved by the Board of Directors which permit the Corporation to repurchase such shares upon termination of services to the Corporation at the lower of the original purchase price therefor and the then current fair market value thereof or in exercise of the Corporation’s first right of refusal upon a proposed transfer);

(e) authorizes any substantial change in the business of the Corporation;

(f) authorizes the creation, issuance or holding of securities in any subsidiary of the Corporation;

(g) results in the taxation of the holders of the shares of Preferred Stock under Section 305 of the Internal Revenue Code, as from time to time amended;

(h) authorizes the acquisition of all or any portion of the assets, liabilities or securities of any other person or entity;

(i) voluntarily dissolve or liquidate the Corporation;

(j) fundamentally change the principal business of the Corporation as presently conducted or proposed to be conducted; or

(k) enter into any agreement regarding a merger, consolidation or other similar transaction in which the then stockholders of the Corporation do not own fifty percent (50%) or more of the outstanding shares of the surviving corporation or any agreement that provides for the sale of all or substantially all of the assets of the Corporation.

8. Limitations on Reissuance. No share or shares of Series A Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

9. Consent to Certain Distributions. To the extent the Corporation may be subject to Section 2115 of the California Corporations Code, each holder of shares of Series A Preferred Stock shall be deemed to have consented, for purposes of Sections 502 and 503 of the California Corporations Code, to any dividend, distribution, or repurchase made by the Corporation and which is approved by the Board of Directors.

10. Mutilated or Missing Preferred Stock Certificates. If any of the Series A Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and substitution for and upon cancellation of the mutilated Series A Preferred Stock certificate, or in lieu of and in substitution for the Series A Preferred Stock certificate lost, stolen or destroyed, a new Series A Preferred Stock certificate of like tenor and representing an equivalent number of shares of Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock certificate and indemnity, if requested.

11. Reissuance of Preferred Stock. Shares of Series A Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of the State of Nevada) have the status of authorized and unissued shares of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock other than the Series A Preferred Stock.

12. Business Day. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that banks are not open in the State of Nevada, such payment, redemption or exchange shall be made on the immediately succeeding day on which such banks are open.

13. Headings of Subdivisions. The headings of various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

14. Severability. If any right, preference or limitation of the Series A Preferred Stock set forth in these resolutions and the Certificate of Designations filed pursuant hereto (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said Series A Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of each said series, be deemed to be included in and be a part of the certificate of incorporation of the Corporation pursuant to the provisions of Nevada Revised Statutes.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Secretary, this        day of      , 2010. The signature below shall constitute the affirmation or acknowledgment of the signatory, under penalties of perjury, that the instrument is the act and deed of the Corporation and that the facts stated herein are true.

/s/

____________, Secretary

EXHIBIT G

FORM OF REGISTRATION RIGHTS

EXHIBIT G

REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT, dated as of April      , 2010 (this “Agreement”), is by and between VIASPACE Inc., a Nevada corporation (the “Company”), and Sung Hsien Chang, an individual resident of the State of Georgia (“Shareholder”). The Company and Shareholder are sometimes referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

     WHEREAS, pursuant to the transactions contemplated by that certain Share Purchase Agreement, dated of even date herewith (the “Share Purchase Agreement”), between the Parties, the Company will issue to Shareholder 241,667,000 shares of Common Stock (as defined below) (the “Acquired Shares”) on the closing date of the transactions contemplated therein (the “Closing Date”);

     WHEREAS, immediately prior to the Closing Date, Shareholder also owned 215,384,615 shares of Common Stock (“Pre-Closing Shares”); and

     WHEREAS, it is a condition precedent to the closing of the transactions contemplated by the Share Purchase Agreement that the parties hereto execute and deliver this Registration Rights Agreement.

     NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Company desires to provide to each Holder (as defined below) the rights to register the Registrable Securities (as defined below) held by them under the Securities Act (as defined below) on the terms and subject to the conditions set forth herein.

ARTICLE I
DEFINITIONS

     1.1 Definitions. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

     “Action” means any action, suit, arbitration, inquiry, proceeding, or investigation by or before any governmental entity.

     “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person, and, with respect to a natural Person, shall also include the spouse and minor children of such natural Person who share a household with such natural Person, together with any other Person controlled by them and any revocable trust settled by them or any trust of which such Person is a trustee.

     “Authority” means any domestic (including federal, state, or local) or foreign court, arbitrator, administrative, regulatory, or other governmental department, agency, official, commission, tribunal, authority, or instrumentality, non-government authority, or Self-Regulatory Organization.

     “Common Stock” means the common stock of the Company, $0.001 par value per share.

     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

     “FINRA” means the Financial Industry Regulatory Authority.

     “Holder” means Shareholder and any Affiliate of Shareholder who is permitted to hold Registrable Securities from time to time in accordance with the terms of this Agreement, and, in each case, who continues to be entitled to the rights of a Holder hereunder.

     “Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

     “Registrable Securities” means all and any Common Stock held from time to time by a Holder, (including the Acquired Shares and the Pre-Closing Shares, any other Common Stock the Holder may acquire, and any securities issuable or issued or distributed in respect of any such Acquired Shares, Pre-Closing Shares or Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, amalgamation, consolidation or otherwise). For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) the entire amount of the Registrable Securities proposed to be sold by a Holder in a single sale, in the opinion of counsel satisfactory to the Company and such Holder, each in their reasonable judgment, may be distributed to the public in the United States pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act in any three-month period, (iii) any such Registrable Securities have been sold in a sale made pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act, (iv) the Holder of the Registrable Securities is a non-affiliate of the Company and the Registrable Securities are saleable without any requirement to comply with any conditions in Rule 144, or (v) such Registrable Securities cease to be outstanding.

     “Registration Expenses” means all expenses in connection with or incident to the registration of Registrable Securities hereunder, including (a) all SEC and any FINRA registration and filing fees and expenses, (b) all fees and expenses in connection with the registration or qualification of Registrable Securities for offering and sale under the securities or “blue sky” laws of any state or other jurisdiction of the United States of America and, in the case of an underwritten offering, determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriter or underwriters may reasonably designate, including reasonable fees and disbursements, if any, of counsel for the underwriters in connection with such registrations or qualifications and determination, (c) all expenses relating to the preparation, printing, distribution and reproduction of any Registration Statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing Registrable Securities in a form for delivery for purchase pursuant to such registration or qualification and the expense of printing or producing any underwriting agreement(s) and agreement(s) among underwriters and any “blue sky” or legal investment memoranda, any selling agreements and all other documents approved for use in writing by the Company to be used in connection with the offering, sale or delivery of Registrable Securities, (d) messenger, telephone and delivery expenses of the Company and out-of-pocket travel expenses incurred by or for the Company’s personnel for travel undertaken for any “road show” made in connection with the offering of securities registered thereby, (e) fees and expenses of any transfer agent and registrar with respect to the delivery of any Registrable Securities and any escrow agent or custodian involved in the offering, (f) fees, disbursements and expenses of counsel of the Company and independent certified public accountants of the Company incurred in connection with the registration, qualification and offering of the Registrable Securities (including the expenses of any opinions or “comfort” letters required by or incident to such performance and compliance), (g) fees, expenses and disbursements of counsel and any other persons retained by the Company, including special experts retained by the Company in connection with such registration, (h) Securities Act liability insurance, if the Company desires such insurance, (i) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, and (j) the fees and expenses incurred by the Company and its advisers in connection with the quotation or listing of Registrable Securities on any securities exchange or automated securities quotation system. Notwithstanding the foregoing, any (x) fees and expenses of any legal counsel or other advisors to a Holder and any other out-of-pocket expenses of a Holder, (y) brokerage commissions attributable to the sale of any of the Registrable Securities, and (z) commissions, fees, discounts, transfer taxes or stamp duties and expenses of any underwriter or placement agent applicable to Registrable Securities offered for a Holder’s account in accordance with this Agreement shall not be “Registration Expenses.”

     “Registration Statement” means a Demand Registration Statement or a Piggy-Back Registration Statement, as the case may be.

     “Representatives” means with respect to any Party, the directors, officers, employees, agents, attorneys, accountants, consultants, financial, and other advisors of such Party.

     “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

     “Securities Act” means the United States Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

     “Self-Regulatory Organization” means FINRA, any United States or non-United States securities exchange, commodities exchange, registered securities association, the Municipal Securities Rulemaking Board, National Futures Association, and any other board or body, whether United States or non-United States, that regulates brokers, dealers, commodity pool operators, commodity trading advisors, or future commission merchants.

ARTICLE II
REGISTRATION RIGHTS

     2.1 Demand Registration Rights.

           (a)  Upon receipt of a written request from a Holder (such Holder, together with its Affiliates, the “Exercising Holder”) requesting that the Company effect a registration (a “Demand Registration”) under the Securities Act covering the registration of some or all of the Registrable Securities, and which notice shall specify the number of Registrable Securities for which registration is requested and the intended method or methods of distribution thereof, the Company shall (i) give notice of such election within 30 days after receipt of the Exercising Holders’ notice to each other Holder, which notice shall set forth the identity of the Exercising Holder(s) requesting such registration, and such Holders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Securities as such Holders may request in such notice of election and (ii) use reasonable efforts to, as soon as reasonably practicable, after receipt of such written request, file with the SEC and use reasonable efforts to cause to be declared effective, a registration statement (a “Demand Registration Statement”) relating to all of the Registrable Securities that the Company has been so requested to register for sale, to the extent required to permit the disposition (in accordance with the intended method or methods of distribution thereof) of the Registrable Securities so registered.

           (b)  If the Demand Registration relates to an underwritten public offering and the managing underwriter of such proposed public offering advises the Company and the Exercising Holder that, in its reasonable opinion, the number of Registrable Securities requested to be included in the Demand Registration (including securities to be sold by the Company or any other security holder, including any Holders other than the Exercising Holder (such Holders, the “Non-Exercising Holders”)) exceeds the largest number of securities which reasonably can be sold in such offering without having a material adverse effect on such offering, including the price at which such securities can be sold (the “Maximum Offering Size”), then the Company shall include in such Demand Registration, up to the Maximum Offering Size, first, the Registrable Securities the Exercising Holder proposes to register, second, the Registrable Securities any Non-Exercising Holder proposes to register, and third, any securities the Company proposes to register and any securities with respect to which any other security holder has requested registration. The Company shall not hereafter enter into any agreement which is inconsistent with the rights of priority provided in this Section 2.1(b).

           (c)  Notwithstanding anything to the contrary contained herein, a registration requested pursuant to this Section 2.1 shall not be deemed to have been effected for purposes of this Section 2.1(c) unless (A) it has been declared effective by the SEC, (B) it has remained effective for the period set forth in Section 2.4(a) and (C) the offering of Registrable Securities pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the SEC; provided, however, that in the event the Exercising Holder revokes a Demand Registration request (which revocation may only be made prior to the Company requesting acceleration of effectiveness of the registration statement) then such Demand Registration shall count as having been effected unless the Exercising Holder pays all Registration Expenses in connection with such revoked Demand Registration within seven (7) days of written request therefor by the Company.

           (d)  Notwithstanding anything to the contrary contained herein, the Company shall not be required to prepare and file (i) more than one (1) Demand Registration Statement in any twelve-month period, (ii) any Demand Registration Statement within one hundred and eighty (180) days following the date of effectiveness of any other Registration Statement or (ii) or three (3) Demand Registration Statements in the aggregate.

          (e)  A Demand Registration requested pursuant to this Section 2.1 shall not be deemed to have been effected unless the Demand Registration Statement relating thereto (i) has become effective under the Securities Act and the Registrable Securities of the Holder included in such Demand Registration Statement have actually been sold thereunder and (ii) has remained effective for a period of at least that specified in Section 2.4(a); provided, however, that if after any Demand Registration Statement requested pursuant to this Section 2.1 becomes effective, such Demand Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court solely due to the actions or omissions to act of the Company, such Demand Registration Statement shall be at the sole expense of the Company and shall not be included as one of the Demand Registrations which may be requested pursuant to this Section 2.

     2.2 Piggy-Back Registration.

           (a)  If the Company proposes to file on its behalf and/or on behalf of any holder of its securities (other than a holder of Registrable Securities) a registration statement under the Securities Act on any form (other than a registration statement on Form S-4, F-4 or S-8 (or any successor form) for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the registration of Common Stock (a “Piggy-Back Registration”), it shall give written notice to all Holders at least thirty (30) days before the initial filing with the SEC of such registration statement (a “Piggy-Back Registration Statement”), which notice shall set forth the number of Common Stock that the Company and other holders of Common Stock, if any, then contemplate including in such registration and the intended method of disposition of such Common Stock.

           (b)  If any Holder desires to have Registrable Securities registered under this Section 2.2 (the “Participating Piggy-Back Holders”), it shall advise the Company in writing within ten (10) days after the date of receipt of such notice from the Company of its desire to have Registrable Securities registered under this Section 2.2, and shall set forth the number of Registrable Securities for which registration is requested. The Company shall thereupon use reasonable efforts to include, or in the case of a proposed underwritten public offering, use reasonable efforts to cause the managing underwriter or underwriters to permit such Holder to include, in such filing the number of Registrable Securities for which registration is so requested, subject to paragraph (c) below, and shall use reasonable efforts to effect registration of such Registrable Securities under the Securities Act.

           (c)  If the Piggy-Back Registration relates to an underwritten public offering and the managing underwriter of such proposed public offering advises the Company and the Holders that, in its reasonable opinion, the number of Registrable Securities requested to be included in the Piggy-Back Registration together with the securities being registered by the Company or any other security holder exceeds the Maximum Offering Size, then:

                (i)  in the event the Company initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration first, the securities the Company proposes to register, second, the securities of the Participating Piggy-Back Holders, and third, the securities of all other selling security holders, to be included in such Piggy-Back Registration in an amount that together with the securities the Company proposes to register, shall not exceed the Maximum Offering Size and shall be allocated among such selling security holders on a pro rata basis (based on the number of Common Stock held by each such selling security holder); and

                (ii)  in the event any holder of securities of the Company initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration first, the securities such initiating security holder proposes to register, second, the securities of any other selling security holders (including the Participating Piggy-Back Holders), in an amount that together with the securities the initiating security holder proposes to register, shall not exceed the Maximum Offering Size, such amount to be allocated among all such selling security holders on a pro rata basis (based on the number of Common Stock held by each such selling security holder) and third, any securities the Company proposes to register, in an amount that together with the securities the initiating security holder and the other selling security holders propose to register, shall not exceed the Maximum Offering Size.

           (d)  The Company shall not hereafter enter into any agreement that is inconsistent with the rights of priority provided in Section 2.2(c) without Shareholder’s prior written consent.

     2.3 Blackout Periods. The Company shall have the right to delay the filing or effectiveness of a Registration Statement required pursuant to Section 2.1 or 2.2 hereof during no more than two (2) periods aggregating to not more than one hundred and twenty (120) days in any twelve-month period (each, a “Blackout Period”), in the event that (i) the Company would, in the good faith judgment of the Company’s board of directors, be required to disclose in the prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the good faith judgment of the Company’s board of directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect or interfere with any significant financing, acquisition, merger, disposition of assets, corporate reorganization or other material transaction or negotiations involving the Company; provided, however, that (A) a Holder shall be entitled, at any time after receiving notice of such delay and before such Demand Registration Statement becomes effective, to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations and (B) the Company shall delay during such Blackout Period the filing or effectiveness of any Registration Statement required pursuant to the registration rights of other holders of any securities of the Company. The Company shall promptly give the Holders written notice of such determination containing, to the extent permitted by law, a general statement of the reasons for such postponement and an approximation of the anticipated delay. After the expiration of any Blackout Period (including upon public disclosure of the information that was the reason for such Blackout Period) and without any further request from any Holder, the Company shall (subject to there being no other Blackout period) promptly notify the Holders and shall use reasonable efforts to prepare and file with the SEC the requisite Registration Statement or such amendments or supplements to such Registration Statement or prospectus used in connection therewith as may be necessary to cause such Registration Statement to become effective as promptly as practicable thereafter.

     2.4 Registration Procedures. If the Company is required by the provisions of Section 2.1 or 2.2 to use reasonable efforts to effect the registration of any of its securities under the Securities Act, the Company shall, as soon as reasonably practicable, after receipt of a written request for a Demand Registration:

           (a)  prepare and file, no later than 45 days after request, with the SEC a Registration Statement with respect to such securities and use reasonable efforts to cause such Registration Statement to become effective as promptly as practicable and to remain effective for a period of time required for the disposition of such Registrable Securities by the Holders thereof but at least three hundred sixty (360) days excluding any days that fall during a permitted Blackout Period under Section 2.3; provided, however, that before filing such Registration Statement or any amendments or supplements thereto, the Company shall, if requested, furnish to counsel selected by the Holders copies of all documents proposed to be filed, which documents shall be subject to the review of such counsel, and shall in good faith consider incorporating in each such document such changes as such counsel to the Holders reasonably and in a timely manner may suggest;

           (b)  prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of three hundred sixty (360) days (excluding any days that fall during a permitted Blackout Period under Section 2.3);

           (c)  furnish to such selling security holders such number of conformed copies of the applicable Registration Statement and each such amendment and supplement thereto (including in each case all exhibits), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

           (d)  use reasonable efforts to register or qualify the Registrable Securities or other securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and its territories and possessions as each Holder of such Registrable Securities shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect or until all of the Registrable Securities are sold, whichever is shorter, and to take any other action which may be reasonably necessary or advisable to enable the Holder to consummate the disposition in such jurisdictions of the securities owned by such Holder (provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business as a foreign corporation, subject itself to taxation in or to file a general consent to service of process in any jurisdiction where it would not, but for the requirements of this paragraph (d), be obligated to do so) and do such other reasonable acts and things as may be required of it to enable such Holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

           (e)  use reasonable efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 2.1 or 2.2, if the method of distribution is by means of an underwriting, on the date that the shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration, or if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Securities becomes effective, (1) a signed opinion (including disclosure statement), dated such date, of the independent legal counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any and (2) letters dated such date and the date the offering is priced from the independent certified public accountants of the Company, addressed to the underwriters, if any in each case, in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, in such a transaction;

           (f)  enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement containing representations, warranties and indemnities in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

           (g)  otherwise use reasonable efforts to comply with all applicable rules and regulations promulgated by the SEC;

           (h)  use reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or quotation system on which the Common Stock are listed or traded;

           (i)  give written notice to the Holders:

                (i)  when such Registration Statement, the prospectus or any amendment or supplement thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

               (ii)  of any request by the SEC for amendments or supplements to such Registration Statement or the prospectus included therein or for additional information;

               (iii)  of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose;

                (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                (v)  of the happening of any event that requires the Company to make changes in such Registration Statement or such prospectus in order to make the statements therein, in light of the circumstances in which they were made, not misleading (which notice shall be accompanied by an instruction to suspend the use of such prospectus until the requisite changes have been made);

           (j)  use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement at the earliest possible time;

           (k)  furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those, if any, incorporated by reference);

           (l)  upon the occurrence of any event contemplated by Section 2.4(i)(v) above, promptly prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders, the prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 2.4(i)(v) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders shall suspend use of such prospectus and use reasonable efforts to return to the Company all copies of such prospectus other than permanent file copies then in such Holder’s possession, and the period of effectiveness of such Registration Statement provided for above shall be extended by the number of days from and including the date of the giving of such notice to the date the Holders shall have received such amended or supplemented prospectus pursuant to this Section 2.4(l);

           (m)  subject to the execution of confidentiality agreements satisfactory in form and substance to the Company, pursuant to the reasonable request of the Holder or underwriters, make reasonably available for inspection by representatives of the Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by such representative or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and cause the officers, directors and employees of the Company and its subsidiaries to supply all relevant information reasonably requested by such representative or any such underwriter, attorney, accountant or agent in connection with the registration provided that any such information inspected or discussions conducted shall be done in a manner so as not to unreasonably disrupt the operation of the Company’s business;

           (n)  in connection with any underwritten offering to the extent the underwriters determine that the failure to do so would have a material adverse effect on such offering, make appropriate officers and senior executives of the Company reasonably available to the selling security holders for meetings with prospective purchasers of Registrable Securities and prepare and present to potential investors customary “road show” material in each case in accordance with the recommendations of the underwriters and in all respects in a manner reasonably requested and consistent with other new issuances of securities in an offering of a similar size to such offering of the Registrable Securities; and

           (o)  use reasonable efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or the underwriters, if any.

           It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Registrable Securities which are to be registered at the request of any Holder that such Holder shall furnish to the Company such information regarding the Registrable Securities held by such Holder and the intended method of distribution thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

     2.5 Expenses. Except as otherwise agreed or set forth herein, the Company shall bear and pay all Registration Expenses, and Holders shall bear and pay all (x) fees and expenses of any legal counsel or other advisors to such Holder and any other out-of-pocket expenses of such Holder, (y) brokerage commissions attributable to the sale of any of the Registrable Securities, and (z) commissions, fees, discounts, transfer taxes or stamp duties and expenses of any underwriter or placement agent applicable to Registrable Securities offered for a Holder’s account in accordance with this Agreement.

     2.6 Holdback Agreement.

           (a)  In the case of an underwritten offering of securities by the Company with respect to which the Company has complied with its obligations hereunder, each Holder agrees, if and to the extent (i) requested by the managing underwriter of such underwritten offering and (ii) all of the Company’s named executive officers and directors execute agreements identical to those referred to in this Section 2.6, that it shall not during the period beginning on, and ending ninety (90) days (subject to one extension of no more than 17 days if required by the underwriters in connection with FINRA Rule 2711(f)(4) or any similar or successor provision) (or such shorter period as may be permitted by such managing underwriter) after, the effective date of the registration statement filed in connection with such Registration (the “Holdback Period”), except for Registrable Securities included in such registration or as otherwise agreed between such Holder and such managing underwriter, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately prior to the effectiveness of the Registration Statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that such restrictions shall not apply to any such sales, purchases, grants, transfers, dispositions, or arrangements to settle or otherwise close any hedging instruments that were outstanding prior to the beginning of the Holdback Period unless the Holder of such Registrable Securities had proposed to sell Registrable Securities in the offering. No Holder subject to this Section 2.6 or any of the Company’s executive officers and directors that execute agreements identical to those referred to in this Section 2.6 shall be released from any obligation under any agreement, arrangement or understanding entered into pursuant to or contemplated by this Section 2.6 unless all Holders are also released from their obligations under Section 2.6. In the event of any such release the Company shall notify the Holders of any such release within three (3) business days after such release. If requested by the managing underwriter, each Holder shall enter into a lock-up agreement with the applicable underwriters that is consistent with the agreement in this Section 2.6.

           (b)  In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) to the extent transfers are so restricted, until the end of such period.

ARTICLE III
INDEMNIFICATION

     3.1 Indemnification by the Company. The Company will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by each registration statement filed by the Company to which Article II applies, each affiliate of such seller and their respective trustees, directors, and officers or general and limited partners (including any director, officer, affiliate, employee, representative, agent, and controlling Person of any of the foregoing, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (each, a “Seller Indemnified Party”, and collectively, the “Seller Indemnified Parties”), against any and all Actions (whether or not a Seller Indemnified Party is a party thereto), losses, claims, damages, or liabilities, joint or several, and expenses (including, without limitation, reasonable attorney’s fees and reasonable expenses of investigation) to which such Seller Indemnified Party becomes subject under the Securities Act, common law, or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions or proceedings in respect thereof, whether or not such Seller Indemnified Party is a party thereto) arise out of, relate to, or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary, final, or supplemental prospectus contained therein, or any amendment or supplement thereto or any issuer free-writing prospectus relating to any sale or distribution pursuant thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and the Company will reimburse such Seller Indemnified Party for any legal or any other expenses reasonably incurred by such Seller Indemnified Party in connection with investigating or defending against any such loss, claim, liability, action, or proceeding; provided, that the Company shall not be liable to any Seller Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof), or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final, or supplemental prospectus or issuer free-writing prospectus in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective affiliates, directors, officers, or controlling Persons and shall survive the transfer of such securities by such seller.

     3.2 Indemnification by the Holders. The Company may require, as a condition to including any Registrable Securities in any registration statement to which Article II applies, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.1) the Company, its directors, officers, affiliates, employees, representatives, agents, and controlling Persons (each, a “Company Indemnified Party,” and collectively, the “Company Indemnified Parties,” and together with the Seller Indemnified Parties, the “Indemnified Parties” and each individually an “Indemnified Party”) with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or supplemental prospectus contained therein, or any amendment or supplement, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter respectively, specifically stating that it is for use in the preparation of such registration statement, preliminary, final, or supplemental prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing; provided, however, that the indemnity agreement contained in this Section 3.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such seller (which consent shall not be unreasonably withheld or delayed). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective affiliates, directors, officers, or controlling Persons and shall survive the transfer of such securities by such Holder.

     3.3 Notices of Claims. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any Action with respect to which a claim for indemnification may be sought pursuant to this Article III, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give prompt written notice to the latter of the commencement of such Action; provided that the failure of the Indemnified Party to give prompt notice as provided herein (i) shall not relieve the indemnifying party of its obligations under this Article III, except to the extent that the indemnifying party is materially prejudiced by such failure to give prompt notice, and (ii) shall not, in any event, relieve the indemnifying party from any obligations which it may otherwise have to any Indemnified Party in addition to any indemnification obligation provided in Sections 3.1 and 3.2. In case any such Action is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and indemnifying parties may exist in respect of such Action, the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party will consent to entry of any judgment or settle any Action which (i) does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such Action, and (ii) does not involve the imposition of equitable remedies or of any obligations on such Indemnified Party and does not otherwise adversely affect such Indemnified Party, other than as a result of the imposition of financial obligations for such Indemnified Party will be indemnified hereunder.

     3.4 Contribution.

           (a)  If the indemnification provided for in this Article III from the indemnifying party is unavailable to or insufficient to fully hold harmless an Indemnified Party hereunder in respect of any Action, losses, damages, liabilities, or expenses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Action, losses, damages, liabilities, or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and such Indemnified Party in connection with the actions which resulted in such Action losses, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and such Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 3.4 as a result of the Action, losses, damages, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

           (b)  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 3.4(a) hereof. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     3.5 Limitation of Holder Liability. Notwithstanding any other provisions of this Agreement, the aggregate liability of a Holder under this Article III shall be limited to the aggregate net proceeds received by such seller in connection with any offering to which such registration under the Securities Act relates.

ARTICLE IV
RULE 144

     4.1 Rule 144. The Company covenants that it will use reasonable efforts to (a) file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available such information), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC; and (b) file with or furnish to the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

ARTICLE V
SELECTION OF UNDERWRITERS AND COUNSEL

     5.1 Selection of Managing Underwriters. In the event the Participating Demand Holders have requested an underwritten offering, the underwriter or underwriters shall be selected by the Company, subject to consultation with and the approval of the Holders of a majority of the shares being so registered, which approval shall not be unreasonably withheld or delayed. In that event, (i) all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of Registrable Securities, (ii) that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holders of Registrable Securities, and (iii) that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, the Registrable Securities of such Holder and such Holder’s intended method of distribution and any other representations customarily required or required by law. Subject to the foregoing, all Holders proposing to distribute Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters.

     5.2 Selection of Counsel. In connection with any registration of Registrable Securities pursuant to Article II hereof, the Holders of a majority of the Registrable Securities covered by any such registration may select one firm (at the Holders’ expense) as counsel to represent all Holders of Registrable Securities covered by such registration; provided, however, that in the event that the counsel selected as provided above is also acting as counsel to the Company in connection with such registration, the remaining Holders shall be entitled to select one additional firm as counsel to represent all such remaining Holders at such remaining Holders’ expense.

ARTICLE VI
MISCELLANEOUS

     6.1 Additional Registration Rights. From and after the date of this Agreement, the Company grants to any Person with respect to any security issued by the Company or any of its subsidiaries registration rights that provide for terms that are in any manner more favorable to the holder of such registration rights than the terms granted to the holders of Registrable Securities (or if the Company amends or waives any provision of any Agreement providing registration rights of others or takes any other action whatsoever to provide for terms that are more favorable to other holders than the terms provided to the holders of Registrable Securities) then this Agreement shall immediately be deemed amended to provide the holders of Registrable Securities with any (or all) of such more favorable terms as such holders shall elect to include herein.

     6.2 Termination. This Agreement will terminate upon the earliest to occur of the date upon which there shall be no Registrable Securities as a result of the events set forth in subsections (i) through (v) of the definition of Registrable Securities set forth herein. Upon termination pursuant to this Section 6.2, the Company will no longer be obligated to provide notice of a proposed registration.

     6.3 Amendments; Waivers.

           (a)  No failure or delay on the part of any Party in exercising any right, power, or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

           (b)  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and signed by all Parties.

     6.4 Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and the successors and assigns of each Party, whether so expressed or not. None of the Parties may assign any of its rights or obligations hereunder, in whole or in part, by operation of law or otherwise, without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void; provided, however, that all or any portion of the rights of each Holder under this Agreement are transferable to each transferee of such Holder to whom the transferor transfers Registrable Securities and each transferee of such Holder agrees to be bound by and to perform all of the terms and provisions required by this Agreement.

     6.5 Notices. All notices and communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, or if delivered by registered or certified mail, return receipt requested, or if sent by telecopier in each case, to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person:

(a)	if to the Company, to:

VIASPACE Inc.

2102 Business Center Drive

Irvine, CA 92612

Telephone: 626-768-3360

Facsimile: 626-578-9063

with a copy (which shall not constitute notice) to:

Richardson & Patel LLP

10900 Wilshire Boulevard, Suite 500

Los Angeles, California 90063

Attention: Ryan Hong

Telephone: 310-208-1182

Facsimile: 310-208-1154

(b) if to Shareholder, to:

Mr. Sung Chang

121 Bells Ferry Lane

Marietta, Georgia 30066

with a copy (which shall not constitute notice) to:

McDaniel Law Group, PC

PO Box 681235

Marietta, Georgia 30068-0021

Attn: Frank McDaniel

Facsimile: (404) 393-5916

The failure to provide notice in accordance with the required timing, if any, set forth herein shall affect the rights of the party providing such notice only to the extent that such delay actually prejudices the rights of the party receiving such notice.

     6.6 Headings. The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

     6.7 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     6.8 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which will be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

     6.9 Entire Agreement. This Agreement, together with the agreements referred to herein, is intended by the parties to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights.

     6.10 Governing Law; Consent to Jurisdiction. As between the Parties, the transactions contemplated in the Transaction Documents shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws of the State of Georgia, without regard to the conflicts of laws principals thereof. Each of Shareholder and Company irrevocably submits to the exclusive jurisdiction of the courts of the State of Georgia located in the County of Cobb and the United States District Court in and for the Northern District of Georgia for the purpose of any suit, action, proceeding or judgment relating to or arising out of the Transaction Documents and the transactions contemplated hereby and thereby. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

     6.11 Specific Performance; Injunctive Relief. The parties hereby acknowledge and agree that the failure of any Party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the transactions contemplated hereby, will cause irreparable injury to the other Parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each Party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such Party’s obligations, to prevent breaches of this Agreement by such Party and to the granting by any court of the remedy of specific performance of such Party’s obligations hereunder, without bond or other security being required, in addition to any other remedy to which any Party is entitled at law or in equity. Each Party irrevocably waives any defenses based on adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or injunctive relief in any action brought therefor by any Party.

6.12 Compliance; Questionnaire. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement. Each Holder agrees to furnish to the Company a completed and updated questionnaire in the form attached to this Agreement as Annex A (a “Selling Shareholder Questionnaire”) on a date that is not less than five (5) Business Days prior to the date that the applicable Registration Statement is filed.

IN WITNESS WHEREOF, each of the undersigned has executed this Registration Rights Agreement or caused this Agreement to be duly executed on its behalf as of the date first written above.

COMPANY:

VIASPACE INC.

By:
Name:
Title:

SHAREHOLDER:

SUNG HSIEN CHANG

ANNEX A

VIASPACE INC.
Selling Shareholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Registrable Securities”) of VIASPACE Inc., a Nevada corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling shareholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling shareholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Shareholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Shareholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2.	Address for Notices to Selling Shareholder:

Telephone:
Fax:
Contact Person:

3.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes No

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Note:	Yes No If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes No

(d)	If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Note:	Yes No If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.	Beneficial Ownership of Securities of the Company Owned by the Selling Shareholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Acquired Shares and thePre-Closing Shares.

(a)	Type and Amount of other securities beneficially owned by the Selling Shareholder:

5.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here: [NOTE: HOLDER MAY ADVANCE A COPY OF THE MOST RECENT D & O QUESTIONNAIRE, IF APPLICABLE]

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:
By:

Name:
Title:

PLEASE FAX, E-MAIL, OR COURIER (BY OVERNIGHT COURIER SERVICE) A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

Richardson & Patel, LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024-6525
Attention:	Ryan Hong, Esq.

Tel. No.: (310) 208-1182

Fax No.: (310) 208-1154

Email: rhong@richardsonpatel.com

EXHIBIT H

FORM OF
SENIOR MANAGEMENT AGREEMENTS

Exhibit H-1: Form of Senior Management Employment Agreement – CEO

Exhibit H-2: Form of Senior Management Employment Agreement – President

Exhibit H-3: Form of Senior Management Employment Agreement – CFO

EXHIBIT H-1

VIASPACE GREEN ENERGY INC

SENIOR EXECUTIVE EMPLOYMENT AGREEMENT

THIS SENIOR EXECUTIVE EMPLOYMENT AGREEMENT (“Agreement”) is entered into as of the        day of      2010, by and between VIASPACE Green Energy, Inc., a British Virgin Islands company (“Company”), and Carl Kukkonen , a resident of the State of California , United States of America (“Executive”). Capitalized terms and phrases shall have the meaning ascribed thereto in this Agreement.

RECITALS

WHEREAS, Company’s board of directors (the “Board”) has determined that it is in Company’s best interest to enter into a written employment agreement with Executive; and

WHEREAS, Executive desires to accept the terms and conditions of this Agreement in exchange for the benefits offered hereunder.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	EMPLOYMENT TERMS AND CONDITIONS.

1.1 Employment. Upon and coincident with the Effective Date (as defined below), Company agrees to employ, and Executive hereby accepts employment by Company, upon the terms and conditions set forth in this Agreement.

1.2 Duties.

(a) In General. Executive shall serve as Company’s Chief Executive Officer. In his capacity as Company’s Chief Executive Officer, Executive shall report directly to Company’s Board of Directors (the “Board”). In such capacity, Executive shall perform the duties and responsibilities customarily performed by an individual with such titles and as may otherwise be reasonably assigned to him from time to time by the Board for the Employment Term (as defined below)(the “Services”). Except as otherwise agreed upon by Company, Executive shall devote all of Executive’s business time, energy and skill to performing the Services, shall not be otherwise employed and shall perform the Services diligently, faithfully and to the best of Executive’s abilities.

(b) Other Activities. Notwithstanding the above, Executive may (i) serve as a director, advisor or trustee of other organizations, (ii) engage in charitable, civic, educational and/or governmental activities, provided that any such services and activities do not materially interfere with Executive’s ability to perform his duties under this Agreement and that Executive obtains written consent for all such activities from Company, which consent will not be unreasonably withheld. Consistent with the foregoing, Executive may engage in personal activities, including, without limitation, personal investments, provided that such activities described under this Section 1.2(b) do not materially interfere with Executive’s performance of the Services or any other of Executive’s written agreements with Company, or (iii) as Chief Executive Officer and board member of VIASPACE Inc. or any Affiliate thereof.

(c) Compliance with Policies. Subject to the terms of this Agreement, during the Employment Term, Executive shall comply in all material respects with all Company policies and procedures applicable to employees of Company generally and Executive specifically. In connection with and as a condition to this Agreement, Executive and Company shall enter into as of the Effective Date that certain “Statement of Additional Terms and Conditions Relating to Employment Agreement,” substantially in the form attached hereto as Exhibit “A,” which is incorporated herein and made a part hereof (the “Statement”).

1.3 Employment Term. Company agrees to employ Executive pursuant to the terms of this Agreement, and Executive hereby accepts employment with Company, upon the terms set forth in this Agreement, for the period commencing upon and coincident with the        day of        2010 (the “Effective Date”) and ending upon the earlier of:

(a) Expiration Date. That date which coincides with the last day of the later of the Initial Term (as defined below) or the Renewal Term (as defined below), as the case may be (such date shall be referred to as the “Expiration Date”) (For purposes of this Agreement, the phrase “Initial Term” shall mean that period from the Effective Date through and including the second (2nd) anniversary of the Effective Date; and the phrase “Renewal Term” shall mean each consecutive twelve month period immediately following the Initial Term, during which period this Agreement shall automatically renew on the same terms and conditions hereof and without any further act on the part of either party; provided, however, that in no event shall the term of this Agreement be renewed unless agreed to by both Parties in writing prior to the thirtieth (30th) day immediately preceding the last day of the Initial Term; or

(b) Termination Date. The Termination Date (as such phrase is defined in Section 1.5 of this Agreement).

The period from the Effective Date to the earlier to occur of either the Expiration Date or Termination Date shall be hereinafter referred to as the “Employment Term.”

1.4 Compensation and Benefits.

(a) Base Compensation. In consideration of the Services to be rendered to Company by Executive and Executive’s covenants under this Agreement, Company agrees to pay Executive during the Employment Term a salary at the annual rate of no less than Two Hundred Forty Thousand Dollars ($240,000)(the “Base Compensation”), less statutory deductions and withholdings, payable in accordance with Company’s regular payroll practices. Notwithstanding the foregoing, for the first the first consecutive twelve (12) calendar month period from the Effective Date, Executive’s Base Compensation shall be paid by VIASPACE Inc., in the form of VIASPACE common stock at the [rate in place for the previous six months]. For the remainder of the Employment Term, Executive’s Base Compensation will be paid in cash.

(b) Bonus. In addition to the Base Compensation, during the Employment Term, Executive shall be entitled to such bonuses as may from time to time be determined by the Board (the “Bonus Payments”).

(c) Benefits. Company intends to provide for its employees generally an employee health and welfare benefit plan in which Executive will participate, provided that such plan may be obtained at a reasonable cost as determined by Company’s Board.

(d) Vacation and Personal Leave. Executive shall be entitled to twenty (20) business days paid time off for each twelve (12) consecutive calendar monthly period during the Employment Term, to be taken in accordance with the vacation accrual schedule, if any, and carried over only to the extent set forth or otherwise permitted in Company’s personnel policies or, if any, employee handbook.

(e) Reimbursement of Company Business Expenses. Company shall within ninety (90) days of its receipt from Executive of supporting receipts, to the extent required by applicable income tax regulations and Company’s reimbursement policies, reimburse Executive for all out-of-pocket business expenses reasonably and actually incurred by Executive in connection with his employment hereunder and consistent with Company policies (the “Business Expenses”). Board approval shall be required for any single expense exceeding $10,000 or for expenses exceeding in the aggregate annually $[      ]. Reimbursement of any and all Business Expenses is conditioned on Executive submitting his request to Company for reimbursement and supporting substantiation within [thirty (30)] days of the date on which any such expenses shall have been incurred.

1.5 Termination of Agreement.

(a) Termination Date. Executive’s employment and this Agreement (except as otherwise provided hereunder) shall terminate upon the first to occur of any of the following, at the time set forth therefore (the “Termination Date”):

(i) Mutual Termination. At any time by the mutual written agreement of Company and Executive;

(ii) Death or Disability. Immediately upon the death of Executive or a determination by Company that Executive has ceased to be able to perform the essential functions of his duties, with or without reasonable accommodation, for a period of not less than ninety (90) consecutive days, due to a mental or physical illness or incapacity (“Disability”) (termination pursuant to this Section being referred to herein as termination for “Death or Disability”);

(iii) Voluntary Termination By Executive. Thirty (30) days following Executive’s written notice to Company of his termination of employment; provided, however, that Company may waive all or a portion of such notice period and accelerate the effective date of such termination (termination pursuant to this Subsection being referred to herein as “Voluntary” termination);

(iv) Termination For Cause By Company. Immediately following notice of termination for “Cause” (as defined below)(with such notice describing the Cause with reasonable specificity) given by Company and failure by Executive to Cure (as defined below) if and to the extent Cure is otherwise expressly permitted under this subsection (termination pursuant to this Subsection being referred to herein as termination for “Cause”)(As used herein, “Cause” means (A) termination, at Company’s sole option, immediately and without the right to Cure, based on Executive being named as a target or subject of any grand jury investigation impaneled for, being convicted of or entering a plea of guilty or nolo contendere for any crime constituting a felony in the jurisdiction in which committed, any crime involving moral turpitude (whether or not a felony), (B) any act or omission involving dishonesty or willful misconduct in the discharge of his duties under this Agreement or that otherwise materially injures Company; (C) subject to applicable law, if any, Executive’s substance abuse that in any manner materially interferes with the performance of his duties and Executive’s failure to Cure; (D) Executive’s material breach of this Agreement or any other agreement entered into with Company in connection with Company’s confidential information, trade secrets or other property and Executive’s failure to Cure the same or any other act or omission that constitutes a breach under any agreement entered into by and between Company or any affiliate thereof and a third party; (E) misconduct by Executive that has or could result in Company’s material discredit or diminution in value and Executive’s failure to Cure the same; or (F) chronic absence from work for reasons other than illness or Disability and Executive’s failure to Cure the same.)(For purposes hereof the term “Cure” shall mean that conduct or refrain from conduct that shall be required to remedy within thirty (30) days of any such notice thereof any act or omission on the part of Executive that is the subject of the claim hereunder by Company to terminate Executive for Cause; provided, however, that (I) Executive shall have only one opportunity during the Employment Term to exercise such right to Cure, (II) any such remedial conduct or refrain thereof shall be to Company’s reasonable satisfaction, and (III) Company shall have the right to suspend Executive’s duties under this Agreement during any such period.);

(v) Termination Without Cause By Company. Notwithstanding any other provision in this Agreement to the contrary, including, but not limited to Section 1.3 above, upon and coincident with any delivery by Company of its written notice of Executive’s termination of employment under this Agreement for reasons other than Cause or for no reason; provided, however, that if and to the extent Company determines to provide less than thirty calendar days notice of its intent to terminate Executive (the “Optional Notice Period”), then in such event the Severance Payments (as such phrase is defined below) shall be extended by that number of days that the period between the delivery date of any such notice and the Termination Date is less than such Optional Notice Period. Notwithstanding the foregoing, if Company elects to provide an Optional Notice Period, then at any time during such period, Company may elect to immediately either suspend, with no reduction in pay or benefits, Executive from all or any part of his duties as set forth in this Agreement (including, without limitation, Executive’s position as [CEO][President][CFO] and his Services relating thereto) or terminate this Agreement in accordance with this subsection (termination pursuant to this Subsection being referred to herein as termination “Without Cause”) or in accordance with any other applicable subsection under this Section 1.5(a) if and to the extent grounds for any such determination should exist; or

(vi) Termination For Good Reason by Executive. Subject to the notice and cure provisions described below, at the election of Executive for Good Reason; provided, however, that any such termination on account of Good Reason shall occur in any event not later than sixty (60) days following the date on which such event is claimed to have occurred by Executive. “Good Reason” shall occur only upon (A) a material diminution in Executive’s authority, duties or responsibility; (B) any other action or inaction that constitutes a material breach by Company of this Agreement; or (C) a material change in Executive’s Employment Base out of which or from which he is required to perform his services under this Agreement (for purposes of this subsection, a material change shall mean Executive’s Employment Base is relocated more than fifty (50) miles outside of the Employment Base without Executive’s prior written consent; “Employment Base” shall mean Orange County, California). Notwithstanding the foregoing, Executive’s right to terminate this Agreement for Good Reason shall be conditioned upon and may in no event be exercised until and unless Executive shall have provided Company written notice within thirty (30) days of the initial existence of any such condition, upon notice of which Company shall thereafter have thirty (30) days within which it may remedy the condition; provided, further, that in no event shall travel (whether same-day, overnight, extended stay or otherwise) for or on behalf of Company or any Affiliate thereof cause or otherwise constitute a material change in Executive’s Employment Base and Executive shall have no right to terminate this Agreement for Good Reason on account of such travel requirements.

(b) Other Remedies. Termination pursuant to Section 1.5(a)(iv) or 1.5(a)(vi) above shall be in addition to and without prejudice to any other right or remedy to which Company or Executive, respectively, may be entitled at law, in equity or otherwise under this Agreement.

1.6 Payment Upon Separation From Service.

(a) Voluntary Termination, Termination for Cause, or Termination for Death or Disability. In the case of a termination of Executive’s employment by mutual agreement under Section 1.5(a)(i) above, on account of Executive’s Death or Disability under Section 1.5(a)(ii) above, or by Executive’s Voluntary termination under Section 1.5(a)(iii) above, or by Company for Cause in accordance with Section 1.5(a)(iv) above, (i) Company shall pay to Executive (or his estate or guardian, as the case may be) and Executive (or his estate or guardian, as the case may be) shall be entitled to be paid the following as and to the extent the same shall have been earned through the Termination Date: (A) in all such events, Base Compensation earned, but unpaid and any Business Expenses so long as any such reimbursement request shall be submitted not later than ninety (90) days following Executive’s Separation From Service; and (B) in the case of Death or Disability, accrued, but unpaid Bonus Payments; accrued but unused vacation or personal leave days to the extent convertible into cash under Company’s policies; and vested benefits under any employee benefit or stock option plan or agreement; provided, however, that in no event shall Executive be entitled to receive payment of, and Company shall have no obligation to pay, any severance or similar compensation attributable to such termination. Company shall pay all such amounts that are due and payable in cash within thirty (30) days of the Termination Date, subsequent to any such payment, Company’s obligations under this Agreement shall immediately cease.

(b) Termination Without Cause by Company or For Good Reason by Executive.

(i) In General. Except as otherwise provided in Section 1.6, including, without limitation, Section 1.6 (c) and (d) below, in the case of a termination of Executive’s employment that constitutes a Separation from Service (as defined below) during the Initial Term or any Renewal Term hereunder Without Cause in accordance with Section 1.5(a)(v) or for Good Reason by Executive in accordance with Section 1.5(a)(vi) above,

(A) Base Compensation. Company shall pay, and Company shall continue to pay to Executive (or, in the case of Death or Disability following the Termination Date, his estate or guardian, as the case may be) his Base Compensation through the Termination Date and thereafter for the Severance Period (as defined below);

(B) Health Benefits. Subject to the terms and conditions of any existing health and welfare plan adopted by Company, Company shall extend to Executive and Executive shall have the right to continue his and that of his eligible family members’ participation in and coverage under any such plans, with Company having the obligation to either reimburse Executive or pay for the coverage premiums for the duration of the Severance Period if and to the extent it had such an obligation immediately prior to the Termination Date and is otherwise permitted by applicable laws without further or additional expense to Company; provided, however, that if Executive elects to continue his health benefits coverage under COBRA, Company will pay COBRA premiums on behalf of the Executive or reimburse the same to Executive, as determined by Company in its sole discretion, during the Severance Period; except, however, that except as may otherwise be required by applicable law, in no event shall Company have any such obligation under this Subsection if he receives or is entitled to receive equivalent coverage and benefits under the plans and programs of a subsequent employer or an employer of his spouse, in which case Executive shall have an obligation to report to Company the existence of any such offer or coverage, with any such participation and coverage being paid or extended, as the case may be, on the same terms and conditions as was made available immediately prior to his Separation From Service for the Severance Period;

(C) Bonuses. Company shall pay to Executive (or, in the case of Death or Disability following the Termination Date, his estate or guardian, as the case may be) his accrued, but unpaid Bonus Payments;

(D) Expense Reimbursement. Company shall pay within 30 days of the Termination Date to Executive (or, in the case of Death or Disability, his estate or guardian, as the case may be) his unreimbursed Business Expenses pursuant to Section 1.4(e) hereof incurred by Executive as of the Termination Date;

(E) Equity Compensation. Except as may otherwise be expressly stated to the contrary in any applicable agreement or stock option plan, all unvested stock options, restricted stock or other equity-based awards held by Executive shall immediately vest; and

(F) Definitions. For purposes of this Agreement, the following phrases shall have the meaning ascribed thereto:

(I) “Severance Period” shall mean that period beginning on Executive’s Separation From Service and ending upon the date on which the Expiration Date would have otherwise occurred but for the Termination Date; and

(II) “Severance Payment” shall mean the Base Compensation and such other compensation for which Company has an obligation under this Agreement to pay during the Severance Period and that is otherwise constitutes a severance payment within the meaning of Code Section 409A.

(ii) Timing of Severance Payments.

(A) In General. Except as otherwise provided in this Section 1.6, any such Severance Payments (as defined below) shall be payable in accordance with Company’s normal payroll practices and subject to the tax withholding specified in Section 1.4(a) above, as full, final and complete satisfaction of such obligations under this Agreement; provided, however, that Executive shall have no further claims against Company for any further compensation whatsoever, other than the payment of unreimbursed Business Expenses and the continuation of any employee welfare benefits as may be and to the extent required by law.

(B) Severance Payments to Specified Employees. Notwithstanding any other provision in this Agreement to the contrary, if Executive is considered a “Specified Employee” (within the meaning of Code Section 409A(a)(2)(B)(i)) as of the date of any Separation From Service, then any payment under this Agreement that would otherwise be permitted under Treas. Reg. Section 1.409A-3(a)(1) may not be made to Executive before the date that is six (6) months after the date of Executive’s Separation From Service with Company or, if earlier than the end of such six month period, Executive’s date of death. Company shall have the discretion to elect whether to accumulate the amount to which Executive would otherwise be entitled to be paid under this Section but for his classification as a Specified Employee and pay such amount in a lump sum as of the first day of the seventh (7th) month following the Separation From Service or if each payment to which Executive would be otherwise entitled upon a Separation From Service is delayed by six months. The amount of any such Severance Payment that is deferred under this subsection shall accrue interest at the rate of eight percent (8%) until the same shall have been paid in full.

(c) Payments Conditioned on Release of Claims. Unless it otherwise elects to waive any such condition precedent, Company’s obligation to pay Executive with the Severance Payment, pay the bonuses, continue the health benefits or vest the equity compensation as set forth in Sections 1.6(b)(i)(A), (B), (C) or (E), respectively (collectively, the Contingent Payments”), is contingent upon Executive’s and Company’s execution of that certain Form of Release, a copy of which is attached hereto and marked as Exhibit “C” (the “Release”). If Executive fails to sign the Release within twenty-one (21) days of receipt of notice of termination pursuant to Section 1.5, or subsequently rescinds the Release, Executive shall not be entitled to the Contingent Payments.

(d) WARN Act Offset. In the event that Executive’s termination Without Cause in accordance with Section 1.5 above is covered by the Worker Adjustment Retraining Notification Act or any law enacted by a state of the United States of America having a similar purpose (the “WARN Acts”) at the time of Executive’s termination, or is deemed to be covered by a WARN Act retrospectively within 90 days after Executive’s termination, the amount of any Severance Payment or benefit continuation Executive is entitled to receive pursuant to Section 1.6 shall be reduced by an amount equal to any payments Company is required to provide Executive under any WARN Act or by the amount of pay Executive receives during any portion of a WARN Act’s notice period where Executive does not perform any work for Company.

2. EXECUTIVE’S REPRESENTATIONS AND WARRANTIES.

Executive represents and warrants to Company that (a) this Agreement is valid and binding upon and enforceable against him in accordance with its terms, (b) Executive is not bound by or subject to any contractual or other obligation that would be violated by his execution or performance of this Agreement, including, but not limited to, any non-competition agreement presently in effect, and (b) Executive is not subject to any pending or, to Executive’s knowledge, threatened claim, action, judgment, order, or investigation that could adversely affect his ability to perform his obligations under this Agreement or the business reputation of Company. Executive has not entered into, and agrees that he will not enter into, any agreement either written or oral in conflict herewith.

3.	MISCELLANEOUS.

3.1 Notices. All notices, requests, and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by overnight courier to the parties at the following addresses or facsimile numbers:

If to the Executive, to:

If to Company, to the Board at the following address:

Attn: Board of Directors

With copy to:

Frank McDaniel, Esq.

McDaniel Law Group, PC

PO Box 681235

Marietta, Georgia 30068-0021

All such notices, requests and other communications will (a) if delivered personally to the addresses as provided in this Section be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this Section be deemed given upon receipt, and (c) if delivered by mail in the manner described above to the addresses as provided in this Section be deemed given upon receipt (in each case regardless of whether such notice, request, or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number, or other information for the purpose of notices to that party by giving written notice specifying such change to the other parties hereto.

3.2 Authorization to be Employed. This Agreement, and Executive’s employment hereunder, is subject to Executive providing Company with legally required proof of Executive’s authorization to be employed in the United States of America.

3.3 Entire Agreement. This Agreement, together with the Statement (both of which being entered into by and between Company and Executive of even date herewith), supersedes any and all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect thereto.

3.4 Survival. The parties hereby acknowledge and agree that, notwithstanding any provision of this Agreement to the contrary, their respective obligations pursuant to Sections 1.6 2, 3 and the Statement shall survive the termination of this Agreement, the Employment Term and/or the Executive’s employment with Company.

3.5 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

3.6 Amendment. This Agreement may be amended, supplemented, or modified only by a written instrument duly executed by or on behalf of each party hereto.

3.7 Recovery of Attorney’s Fees. In the event of any litigation arising from or relating to this Agreement, the prevailing party in such litigation proceedings shall be entitled to recover, from the non-prevailing party, the prevailing party’s reasonable costs and attorney’s fees, in addition to all other legal or equitable remedies to which it may otherwise be entitled.

3.8 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and Company’s successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

3.9 No Assignment; Binding Effect. This Agreement shall inure to the benefit of any successors or assigns of Company. Company may assign this agreement to a controlled subsidiary (as such term is defined under the final regulations promulgated pursuant to Internal Revenue Code Section 409A). Executive shall not be entitled to assign his obligations under this Agreement.

3.10 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

3.11 Severability. Company and Executive intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. Accordingly, if a court of competent jurisdiction determines that the scope and/or operation of any provision of this Agreement is too broad to be enforced as written, Company and Executive intend that the court should reform such provision to such narrower scope and/or operation as it determines to be enforceable. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, and not subject to reformation, then (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such provision was never a part of this Agreement, and (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by illegal, invalid, or unenforceable provisions or by their severance.

3.12 Governing Law and Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMMERCIAL MATTERS, INCLUDING EMPLOYMENT AGREEMENTS, ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES (IF ANY) BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS EMPLOYMENT AGREEMENT OR MATTERS RELATED HERETO.

3.13 Jurisdiction. The parties hereby consent to the personal jurisdiction and venue of any court physically located within the County of Cobb, State of Georgia, United States of America, in connection with any legal or equitable action between the parties arising out of or in connection with this Agreement.

3.14 Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

3.15 Opportunity to Obtain Counsel. In connection with the preparation of this Agreement, Executive acknowledges and agrees that: (a) this Agreement was prepared by legal counsel to Company (the “Law Firm”) solely on behalf of Company and not on behalf of Executive; (b) Executive has been advised that his interests may be opposed to the interests of Company and, accordingly, the Law Firm’s representation of Company in the preparation of this Agreement may not be in the best interests of Executive; and (c) Executive has been advised to retain separate legal counsel. Executive warrants and agrees that he has had a reasonable opportunity to obtain independent legal counsel with regard to the terms and conditions of this Agreement, to include, without limitation, advice regarding compliance with Code Section 409A, for which Executive makes no reliance on Company or Law Firm, and has read and fully understands the terms and conditions of this Agreement. If Executive elects not to consult with any such counsel, he has done so freely and of his own volition. By signing this Agreement, Executive is affirming that he has freely and of Executive’s own volition acknowledged and agreed to all terms and conditions contained in this Agreement.

3.16 Construction and Interpretation. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself, or through its agent, prepared the same, and it is expressly agreed and acknowledged that Company and Executive and each of his and its representatives, legal and otherwise, have participated in the preparation hereof.

3.17 Code Section 409A. Notwithstanding anything to the contrary contained herein, this Agreement is intended to, but no assurance is made by Company or Law Firm that the provisions hereof, satisfy the requirements of Code Section 409A. Accordingly, all provisions herein, or incorporated by reference, shall be construed and interpreted to satisfy the requirements of Code Section 409A. Further, for purposes of Code Section 409A, each payment of compensation under this Agreement shall be treated as a separate payment of compensation. Any reimbursements or in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Code Section 409A, including, where applicable, the requirement that (a) any reimbursement is for expenses incurred during the period of time specified in this Agreement, (b) the amount of expenses eligible for reimbursement, or in kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in kind benefits to be provided, in any other calendar year, (c) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred, and (d) the right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit. All references to “Separation From Service” contained in this Agreement shall mean “separation from service” as determined in accordance with Treasury Regulation Section 1.409A-1(h).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first set forth above.

COMPANY

[      ] Inc.

Signature:

Printed Name:

Title:

EXECUTIVE
Signature:

Printed Name:

Exhibit “A”

VIASPACE GREEN ENERGY, INC.

STATEMENT
OF ADDITIONAL TERMS AND CONDITIONS
RELATING TO EMPLOYMENT AGREEMENT

THIS STATEMENT OF ADDITIONAL STANDARD TERMS AND CONDITIONS RELATING TO EMPLOYMENT AGREEMENT (the “Agreement”) is made a part of and incorporated into that certain Employment Agreement made and entered into of even date herewith by and between VIASPACE Green Energy, Inc., a British Virgin Island company (“Company”), and Sung H. Chang, a resident of the State of Georgia, United States of America (“Executive”)(the “Employment Agreement”). Except as otherwise defined herein, all capitalized terms and phrases shall have the meaning ascribed thereto in the Employment Agreement. Company and Executive are sometimes collectively referred to in this Agreement as the “Parties.”

VIASPACE GREEN ENERGY, INC.

Authorized Signature:

Printed Name:

Position: Authorized Officer

Address:

EXECUTIVE

Signature:	—

Printed Name: Sung H. Chang	Telephone No.:
Facsimile No.:

TERMS AND CONDITIONS

In consideration of the benefits each Party receives as a result of and under the Employment Agreement and relationship created thereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound by this Agreement, hereto hereby agree as follows:

1. Definitions. For purposes of this Agreement, the following terms and phrases shall have the meaning ascribed thereto:

“Affiliate” means, with respect to a particular party, a person, directly or indirectly, whether before, as of or following the Effective Date, that controls, is controlled by or is under common control with such party. For purposes of this definition, “control” shall mean beneficial ownership (direct or indirect) of more than 50% of the outstanding voting stock or other voting rights entitled to elect directors (or in the case of an entity that is not a corporation the election or appointment of the corresponding managing authority); provided, however, that in any country where the local law shall not permit foreign equity participation of more than 50%, then an “Affiliate,” as to Licensee shall further include any company in which the Licensee shall own or control, directly or indirectly, the maximum percentage of such outstanding stock or voting rights permitted by local law or otherwise exercises control over the management of such company.

“Company Products” shall mean any and all (i) Developments made, conceived or created by Executive and relating to the Restricted Business during the term of this Agreement and (ii) Work Products.

“Confidential Information” shall mean any and all proprietary and confidential technical and nontechnical data, information, agreements, documents or other property of Company or any Affiliate thereof, other than “Trade Secrets,” and Proprietary Rights thereto, which is of tangible or intangible value to Company or any Affiliate thereof and is not public information or is not generally known or available to Company’s competitors, but is known only to Company or its Affiliates and their employees, independent contractors or agents to whom it must be confided in order to apply it to the uses intended, including, without limitation, all business methods, practices and concepts; business and financial information and records, including, without limitation, accounting records, tax returns, financial statements, projections, forecasts or other budgets, other financial data or plans, business plans and strategies; product plans, customer lists and other customer-related information; vendor or supplier lists and other vendor or supplier-related information; computer or data base files; passwords or other access codes; software programs, language, algorithms, codes or “fingerprints”; reports; analyses; notes; interpretations; formulae, processes, technology, inventions, patents, and the Proprietary Rights thereto; the terms of this Agreement and any other agreement between the Parties; Company Products and Moral Rights.

“Developments” shall mean any ideas, concepts, invention, modification, discovery, design, development, improvement, process, work of authorship, algorithm, documentation, formula, data, technique, know-how, source code and object code and other computer codes and software programs, technology, research, know-how and other Intellectual Property any and all Proprietary Rights therein or thereto (whether or not patentable or registerable under copyright, trademark or similar statutes or subject to analogous protection); provided, however, that in no event shall the term “Developments” include the Excluded Property.

“Excluded Property” shall mean those items of personal property either owned by Executive or to which Executive has exclusive rights and listed on Schedule “1,” entitled “Excluded Property,” which is attached hereto and made a part hereof.

“Intellectual Property” shall mean all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, show-how, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including source code, executable code, data, databases, and related documentation), (g) all material advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

“Moral Rights” shall mean all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral rights,” or the like.

“Person” shall mean any individual, partnership, limited partnership, limited liability partnership, limited liability company, corporation, trust, association, non-profit or charitable organization or other entity, or an unincorporated organization, a governmental entity or any department or agency thereof.

“Proprietary Rights” shall mean all patent rights, copyrights, sui generis rights, trade secrets, mask work rights, and other Intellectual Property rights throughout the world.

“Restricted Business” shall mean any endeavors, directly or indirectly, in the (a) relating to the use of grasses as a source of or for fuel or energy; or (b) the use of art or frames relating thereto; or (c) any other effort or enterprise undertaken by Company or any Affiliate thereof and approved by the Board during the Employment Term; and (d) any other activity, effort or enterprise relating thereto, including, without limitation, development, research, making, manufacturing, marketing, promotion, license, sale, buying, importation, exportation, or other commercialization efforts or the licensing or sublicensing of any such activities, efforts or enterprises.

“Trade Secrets” shall mean information, including, but not limited to, any and all Intellectual Property, Developments, Work Product and any and all other Confidential Information and Proprietary Rights thereto, of Company or any Affiliate thereof that: (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy (to the extent that applicable law mandates a definition of “trade secret” inconsistent with the foregoing definition, then the foregoing definition shall be construed in such a manner as to be consistent with the mandated definition under applicable law).

“Work Product” shall mean all of Executive’s right, title, and interest in and to any and all Developments (and all Proprietary Rights with respect thereto), whether or not patentable or registerable under copyright or similar statutes, that was or is developed, made, conceived or reduced to practice or learned by Executive, either alone or jointly with others, during the period of Executive’s employment or within twelve (12) months following the Termination Date.

2. Restrictive Covenants.

(a) Nondisclosure. Executive acknowledges that he may be exposed to certain Confidential Information and Trade Secrets and the Proprietary Rights thereto during the Employment Term, and his unauthorized use or disclosure of such information, data or rights could cause immediate and irreparable harm to Company. Accordingly, except to the extent that he is required to use such property, information, technology or data to perform his obligations as an employee of Company, Executive agrees that he shall not (and shall take full responsibility for ensuring that none of his agents), without the express and duly authorized written consent of Company, redistribute, market, publish, disclose or divulge to any other Person, or use or modify for use, directly or indirectly in any way for any Person (i) any of Company’ Confidential Information and Proprietary Rights thereto during his Employment Term and for a period of three (3) years immediately thereafter; and (ii) any of Company’ Trade Secrets and Proprietary Rights thereto at any time during which such information shall constitute a Trade Secret (whether before, during or after termination of the Employment Term).

(b) Exception to Confidentiality Obligation. The confidentiality obligations hereunder shall not apply to information that can be demonstrated by Executive to:

(i) have been developed independently by or known to Executive prior to his first having become employed with Company, whether or not under this Agreement, and not otherwise assigned, transferred or otherwise conveyed to Company under this Agreement or any other agreement;

(ii) not have been acquired, directly or indirectly, by Executive from the Company or from a third party under an obligation of confidence and limited use;

(iii) have been rightfully received by Executive in accordance with this Agreement after disclosure to Company from a third party who did not require Executive to hold it in confidence or limit its use and who did not acquire it, directly or indirectly, from the Company under a continuing obligation of confidence;

(iv) have been in the public domain as of the date of this Agreement, or comes into the public domain during the term of this Agreement through no fault of Executive; or

(v) to be required to be disclosed by a governmental or other regulatory body or by action of law.

(c) Limitation on Solicitation of Customers and Personnel. During the Employment Term and for a period of two (2) years immediately thereafter, Executive shall not, directly or indirectly, alone or in conjunction with any other Person, (i) solicit any actual or actively sought prospective client or customer of Company with whom or which Executive had material contact during the Employment Term or with respect to whom or which Executive was provided Confidential Information by Company during the Employment Term (an “Company Customer”) for the purpose of providing such Company Customer products or services that are substantially similar to or competitive with the Restricted Business, (ii) solicit any employee, other personnel or independent contractor of Company (a “Protected Person”) for the purpose of encouraging such Protected Person to sever an employment, contractual or other relationship with Company or (iii) hire or otherwise retain a Protected Person to perform services of a nature substantially similar to that which such Protected Person performed for Company within a one (1) year period prior to any such hiring or engagement.

Refrain from Competitive Activities. During the Employment Term and for a period terminating two years after termination of employment, Executive, without Company’s prior written permission, shall not for any reason whatsoever, (i) enter into the employment of or render or perform any services, directly or indirectly, to any individual or other person, firm or corporation engaged in the Restricted Business; or (ii) engage, directly or indirectly, in the Restricted Business, whether as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity.

3. Assignment of Company Products.

(a) Company owns and shall own and Executive hereby agrees to assign and assigns to Company any and all Company Products, to the fullest extent allowable by law, and Executive shall promptly disclose such Company Property to Company. If Executive uses or discloses its own or any third party’s confidential information or Intellectual Property when acting within the scope of its employment or engagement or otherwise on behalf of Company, Company will have and Executive hereby grants Company a perpetual, irrevocable, worldwide, royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and Intellectual Property rights.

(b) Executive further acknowledges that all original works of authorship that are made by him (solely or jointly with others) during the term of Executive’s employment or engagement with Company and that are within the scope of is employment or engagement and protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C. § 101).

(c) To the extent Executive retains any such Moral Rights under applicable law, Executive hereby waives such Moral Rights and consents to any action with respect to such Moral Rights by or authorized by Company and specifically grants to Company the right to alter such Company Products. Executive will confirm any such waivers and consents from time to time as requested by Company.

4. Enforcement of Proprietary Rights.

(a) Executive will assist Company in every proper way to obtain and from time to time enforce United States and foreign Proprietary Rights relating to Company Products in any and all countries. To that end, Executive will execute, verify, and deliver such documents and perform such other acts (including appearances as a witness) as Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining, and enforcing such Proprietary Rights and the assignment thereof. In addition, Employee will execute, verify, and deliver assignments of such Proprietary Rights to Company or its designee. Executive’s obligation to assist Company with respect to Proprietary Rights relating to such Company Products in any and all countries shall continue beyond the termination of Executive’s employment or engagement, but Company shall compensate Executive at a reasonable rate after termination of its employment or engagement for the time actually spent by Executive at Company’s request on such assistance.

(b) In the event Company is unable for any reason, after reasonable effort, to secure Executive’s signature on any document needed in connection with the actions specified in the preceding paragraph, Executive hereby irrevocably designates and appoints Company and its duly authorized officers and agents as its agent and attorney in fact, coupled with an interest, to act for and on its behalf to execute, verify, and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph thereon with the same legal force and effect as if executed by Executive. Executive hereby waives and quitclaims to Company any and all claims, of any nature whatsoever, that Executive now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to Company.

5. No Conflicting Obligation. Executive represents that its performance of all the terms of this Agreement and as an employee or consultant of Company does not and will not breach any agreement between it and any other employer, person or entity. Executive has not entered into, and it agrees it will not enter into, any agreement either written or oral in conflict herewith. Executive shall, during the term of its employment or engagement, diligently promote the interests of Company. Executive shall serve Company to the best of its ability, faithfully, honestly, diligently and efficiently.

6. Return of Company Documents. When Executive’s employment with or engagement by Company ceases for any reason (or no reason), Executive will promptly deliver to Company all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material (and regardless of whether any of the foregoing is kept in physical or electronic form) containing or disclosing any Confidential Information and Trade Secrets, including, without limitation, Company Products and Proprietary Rights relating thereto of Company. Executive further agrees that any property situated on Company’ premises and owned by Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

7. Acknowledgment. Executive acknowledges and agrees that the covenants set forth in this Agreement are reasonable given Company’ need to protect its Trade Secrets and Confidential Information, particularly given the complexity and competitive nature of the technology industry, and that Executive has sufficient resources to find alternative, commensurate employment in his respective fields of expertise that would not violate this Agreement.

8. Remedies; Damages, Injunctions and Specific Performance. It is expressly understood and agreed that the covenants, agreements and services to be rendered and performed by Executive under this Agreement shall survive any termination or expiration of this Agreement, whether voluntary or involuntary, with or without cause, and are special, unique, and of an extraordinary character. In the event of any default, breach or threatened breach by Executive of this Agreement, Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, and shall be entitled to such relief as may be available to it pursuant hereto, at law or in equity, including, without limitation: (a) damages for any breach of this Agreement; (b) an order for the specific performance hereof by Executive; or (c) an order enjoining Executive from breaching such provisions, without bond and without prejudice to any other rights and remedies that Company may have for a breach of this Agreement.

9. Tolling. Executive hereby expressly acknowledges and agrees that in the event the enforceability of any of the terms of this Agreement shall be challenged in court or pursuant to arbitration and Executive is not enjoined (either temporarily or permanently) from breaching any of the restraints set forth in this Agreement, then if a court of competent jurisdiction or arbitration panel finds subsequently that the challenged restraint is enforceable, the time period of the restraint shall be deemed tolled upon the filing of the lawsuit challenging the enforceability of the restraint until the dispute is finally resolved and all periods of appeal have expired.

10. Ancillary Agreement. This Agreement shall be construed as an agreement ancillary to that certain Employment Agreement entered into of even date herewith and by and among Company, and Executive (to which this Agreement is attached as Exhibit A (the “Employment Agreement”), and the existence of any claim or cause of action of Executive against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of this Agreement.

11. Binding Effect and Assignability. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon any affiliate, successor or assign of or to the business of Company. Neither this Agreement nor any rights or obligations of Executive shall be transferable or assignable by Executive without Company’s prior written consent, and any attempted transfer or assignment hereof by Executive not in accordance herewith shall be null and void.

12. Severability. All Sections, subsections, paragraphs, terms and provisions of this Agreement are severable, and the unenforceability or invalidity of any of the terms, provisions, Sections, subsections or paragraphs of this Agreement shall not affect the validity or enforceability of the remaining terms, provisions, Sections, subsections or paragraphs of this Agreement, but such remaining terms, provisions, Sections, subsections or paragraphs shall be interpreted and construed in such a manner as to carry out fully the intention of the Parties.

13. Captions and Counterparts. The Section headings in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same instrument.

14. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if personally served or if telecopied (if telecopied on a business day and during business hours at the place of receipt and if receipt is confirmed) or three (3) days after mailed if mailed by reputable international overnight delivery service, postage prepaid and in any event addressed to the address set forth in the signature clause to this Agreement or to such other address as shall be designated by written notice issued pursuant hereto.

15. Recovery of Attorney’s Fees. In the event of any litigation arising from or relating to this Agreement, the prevailing party in such litigation proceedings shall be entitled to recover, from the non-prevailing party, the prevailing party’s reasonable costs and attorney’s fees, in addition to all other legal or equitable remedies to which it may otherwise be entitled.

16. Waiver. The waiver by any party to this Agreement of a default or breach of any Section, subsection or provision of this Agreement shall not operate or be construed as a waiver of any prior or subsequent default or breach of the same or of a different Section, subsection or provision by any party hereto.

17. Governing Law and Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, UNITED STATES OF AMERICA APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMMERCIAL MATTERS, INCLUDING EMPLOYMENT AGREEMENTS, ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES (IF ANY) BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS EMPLOYMENT AGREEMENT OR MATTERS RELATED HERETO.

18. Entire Agreement. This Agreement, together with the Employment Agreement to which this Agreement is attached as Exhibit A and entered into between the Company, and Executive, contains the complete agreement concerning the employment arrangement between Company and Executive as of the date hereof.

19. Construction and Interpretation. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself, or through its agent, prepared the same, and it is expressly agreed and acknowledged that Company and Executive and each of his and its representatives, legal and otherwise, have participated in the preparation hereof.

EXHIBIT B

MUTUAL RELEASE AGREEMENT
IN CONNECTION WITH TERMINATION
OF EMPLOYMENT [WITHOUT CAUSE]
[FOR GOOD REASON]

THIS RELEASE AGEEMENT IN CONNECTiON WITH TERMINATION OF EMPLOYMENT [WITHOUT CAUSE][FOR GOOD REASON] (the “Release”) is made and entered into as of the        day of        200       (the “Effective Date”), by and between       , a resident of the State of [      ] (“Executive”) and       , Inc., (“Company”), a        corporation. Unless otherwise defined herein, capitalized terms and phrases shall have the meaning ascribed thereto in the Employment Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Executive and Company entered into that certain Executive Employment Agreement dated as of the        day of        20       (together with the Statement, the “Employment Agreement”);

WHEREAS, [Company][Executive] has determined to terminate the Employment Agreement and Executive’s employment thereunder [without Cause][for Good Reason] (the “Termination”);

WHEREAS, following the Termination Date, Executive is entitled to be paid the Severance Payment, but only upon and following his execution of this Release; and

WHEREAS, based on the foregoing, Company has prepared this Release for Executive’s review and execution, subsequent to which and upon and all terms and conditions hereof becoming effective, Executive will thereafter become entitled to be paid the Severance Payments as and to the extent the same are provided under the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual promises and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Severance Payments. Subject to and conditioned upon this Release becoming fully effective in all respects following the Termination Date, Company shall pay to Executive the Contingent Payments as and to the extent the same are provided under the Employment Agreement. Notwithstanding any provision of this Release to the contrary, in no event shall this Release have any effect on (a) D&O Claims (as defined below) to or on which Executive may be entitled to rely; (b) Claims (as defined below) against Executive for breach of fiduciary duty to Company or any Affiliate thereof, act or omission constituting gross negligence, fraud or violation of any applicable rule, regulation or law, or which Executive is not otherwise entitled to indemnification under either the governing documents for Company or any Affiliate thereof or applicable law; or (c) either party’s Claims based on acts or omissions occurring after the date hereof in breach of the Statement or any term or condition of the Employment Agreement if such term or condition survived the Termination of such Employment Agreement, with the Statement and such surviving terms and conditions of the Employment Agreement continuing to be enforceable against the parties thereto for the applicable period of limitations; ; or (c) Claims based on or arising under the Security Documents as defined under that certain Secured Promissory Note issued in favor of Sung H. Chang as of the        day of May 2010.

2. Executive Releases, Waiver, and Covenant Not to Sue.

(a) Release. Except as otherwise provided in Section 1, of this Release, as of and coincident with the Effective Date, Executive hereby and forever releases and discharges Company and Company’s shareholders, officers, directors, affiliates, agents, successors, assigns and insurers (collectively, the “Company Released Parties”) from any and all Claims (other than D&O Claims) he has or may have from the beginning of time to the Effective Date, including, without limitation, any and all Claims arising under or relating to his Employment Agreement, Stock Option Agreement or any termination thereof or rights thereunder or to any other compensatory-related Claims (the “Executive Claims”). The foregoing release shall constitute a complete and general release of all such Executive Claims, a waiver of such Claims and a covenant not to sue thereon, and Executive shall be deemed to have fully, finally, and forever settled, discharged, released, waived, and abandoned any and all Executive Claims he had, may have had, has or may have, and the foregoing release shall in all respects and in any event and in all cases be deemed to release each of the Company Released Parties from any injury, damage, liability, responsibility, or obligation Executive may have suffered with respect to the Executive Claims.

[COMPANY SHALL HAVE THE RIGHT TO MAKE SUCH CHANGES TO THIS FORM OF RELEASE AS MAY BE NECESSARY AT THE TIME OF ITS EXECUTION TO CONFORM THE OBJECTIVES OF THIS RELEASE TO APPLICABLE LAWS, INCLUDING, WITHOUT LIMITATION, THE LAWS OF ANY STATE OF THE UNITED STATES (E.G., RELATING TO THE RELEASE OF UNKNOWN OR CONTINGENT CLAIMS), THE FEDERAL LAWS OF THE UNITED STATES (E.G., RELATING TO THE RELEASE OF CLAIMS UNDER ADEA) OR THE BRITISH VIRGIN ISLANDS]

(b) Definition. For purposes of this Release, the following terms and phrases shall have the meaning ascribed thereto:

(i) “Claim” shall mean any and all causes of action, actions, affirmative defenses, judgments, liens, indebtedness, damages, losses, claims, liabilities and demands of every kind and character, whether known or unknown, suspected or unsuspected, existing or prospective, from the beginning of time through and including the Termination Date, including, without limitation, any and all claims, including claims based on, arising under or otherwise relating to the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Americans with Disabilities Act, the Vietnam Era Veterans Readjustment Act, all other federal or state statutes regulating military service leaves, and all amendments thereof or any other relevant or potentially applicable state and federal statutes; past wages or salaries, emotional distress, personal injuries or damages, disability insurance or other benefits (except vested retirement benefits), violation of any express or implied agreement, written or verbal, and any common law duty, including claims for attorney fees.

(ii) “D&O Claims” means any Claims Executive may be entitled to assert, on which Executive may rely or to which Executive may be entitled for or on account of which relate to his having served Company or any Affiliate thereof as a director, officer or employee, as the case may be, whether any such Claim arises under a written agreement, the articles or certificate of incorporation, bylaws or any other governing document, applicable law or otherwise, including, without limitation, any and all rights to indemnification or policies of insurance policy that are intended for the protection or defend of persons acting in any such capacity.

(c) No Admission. Executive acknowledges that this Release reflects the settlement of the Executive Claims that are denied and contested, and agrees that the settlement reflected by this Release shall not be construed as an admission of liability, guilt or innocence of Company.

(d) Covenant Not to Sue. Executive agrees that he will never institute any action for suit-at-law or action against all or any one of the Company Released Parties, nor institute, prosecute, or in any way aid in the institution or prosecution of any Executive Claim for damages, costs, loss of services, expenses, or compensation for or on account of any damage, loss or injury, either to person or property or both, whether developed or undeveloped, resulting to or to result, known or unknown, past, present, or future, arising out of any Executive Claim that is, is to be or has been released under Release.

3. Company Releases, Waiver and Covenant Not to Sue.

(a) Release. Except as otherwise provided in Section 1, of this Release, as of and coincident with the Effective Date, Company hereby and forever releases and discharges Executive from any and all Claims it has or may have from the beginning of time to the Effective Date, including, without limitation, any and all Claims arising under or relating to Executive’s Employment Agreement, Stock Option Agreement or any termination thereof or rights thereunder or to any other compensatory-related Claims (the “Employment-Related Claims”). The foregoing release shall constitute a complete and general release of all such Employment-Related Claims, a waiver of such Claims and a covenant not to sue thereon, and Company shall be deemed to have fully, finally, and forever settled, discharged, released, waived, and abandoned any and all Employment-Related Claims it had, may have had, has or may have, and the foregoing release shall in all respects and in any event and in all cases be deemed to release each of the Executive Released Parties from any injury, damage, liability, responsibility, or obligation Company may have suffered with respect to the Employment-Related Claims.

(b) No Admission. Company acknowledges that this Release reflects the settlement of the Employment-Related Claims that are denied and contested, and agrees that the settlement reflected by this Release shall not be construed as an admission of liability, guilt or innocence of Executive.

(c) Covenant Not to Sue. Company agrees that it will never institute any action for suit-at-law or action against all or any one of the Executive Released Parties, nor institute, prosecute, or in any way aid in the institution or prosecution of any Employment-Related Claim for damages, costs, loss of services, expenses, or compensation for or on account of any damage, loss or injury, either to person or property or both, whether developed or undeveloped, resulting to or to result, known or unknown, past, present, or future, arising out of any Employment-Related Claim that is, is to be or has been released under Release.

4.	Executive’s Acknowledgements, Representations and Warranties. In executing this Release, Executive acknowledges, represents and warrants the following:

(a) He was encouraged by Company to consult with an attorney or other advisor of his choosing regarding the terms and conditions of this Release, and he has either consulted with an attorney regarding this Release or has intentionally chosen not to exercise his right to consult with an attorney;

(b) He may revoke this Release at any time within seven consecutive calendar (7) days of the Effective Date, by delivering to Company’s Chief Executive Officer written notice of such revocation; but that Company shall have no obligation whatsoever to pay the Severance Payments until both Executive shall have delivered a fully executed copy of this Release and such seven (7) day revocation period shall have lapsed without Executive having exercised such revocation right;

(c) He has been provided a period of twenty-one (21) days in which to review this Release prior to signing;

(d) He has read and understands each of the terms and conditions of this Release;

(e) His actions are voluntary and free from coercion or duress by Company or any of its representatives; and

(f) He is not in breach and has engaged at no time prior to the Termination Date in any act or omission that might otherwise constitute a breach of the Employment Agreement or any other agreement referenced therein.

5. Non-Admission of Liability. By execution of this Release, each party specifically denies any wrongdoing as to the other party, and specifically disclaims any violation of any law, contract, public policy, or the commission of any tort.

6. Non-disparagement. The parties mutually agree that neither will disparage nor denigrate the other or the others reputation, name or goodwill in any communication, verbal or written, with any third-party, either during or after Executive’s employment with Company.

7. Breach/Tender of Proceeds. Should Executive violate or breach any term or condition of this Release or the Employment Agreement and thereafter fail to cure any such default in accordance with the terms thereof, Company’s obligation to pay the Severance Payments shall terminate upon and coincident therewith, and Executive shall have no further rights to any such payments thereafter. In the event Executive attempts to challenge the enforceability of this Release, Executive must, as a precondition to bringing such challenge, tender to Company all monies and other tangible consideration received by him pursuant to this Release, plus interest, and request Company to retain such consideration and agree to cancel this Release. In the event Company does not accede to any such request to cancel this Release, Company shall so notify Executive and place such consideration thereafter in an interest-bearing escrow account pending resolution of any issue over this Release’s enforceability.

8. Applicable Law. Unless expressly stated in this Release, the terms and conditions of the Employment Agreement shall govern this Release as to matters of involving the handling of any interpretation or disputes between the parties.

9. Entire Agreement. This Release and Employment Agreement, which agreement (except for those provisions that survive) is terminated as of the Termination Date, contains the entire understanding of the parties with respect to the matters set forth herein, and supersedes all previous verbal and written agreements between them; provided that, for the avoidance of doubt, the terms of this Release shall not modify the terms of the Employment Agreement unless specifically set forth in Release. The terms and conditions of this Release and Employment Agreement cannot be modified except in a subsequent writing agreed to and signed by Executive and the Chief Executive Officer of Company.

10. Counterparts. This Release may be executed in counterparts, each of which, when executed, shall be an original, and all of which together shall constitute one and the same agreement. The signatories may execute this Release by facsimile counterparts, and a legible facsimile of a signature shall be as effective as an original signature.

11. Assignment. This Release may not be assigned by either party without the written prior consent of the other party, which consent shall not be unreasonably withheld, delayed, denied or conditioned.

IN WITNESS WHEREOF, the parties have signed this Release on the dates written below.

ON BEHALF OF COMPANY:	EXECUTIVE:
, Inc.

Name: [      ] [      ], individually

Title: Chief Executive Officer

EXHIBIT H-2

VIASPACE GREEN ENERGY, INC

SENIOR EXECUTIVE EMPLOYMENT AGREEMENT

THIS SENIOR EXECUTIVE EMPLOYMENT AGREEMENT (“Agreement”) is entered into as of the        day of      2010, by and between VIASPACE Green Energy, Inc., a British Virgin Islands company (“Company”), and Sung H. Chang, a resident of the State of Georgia, United States of America (“Executive”). Capitalized terms and phrases shall have the meaning ascribed thereto in this Agreement.

RECITALS

WHEREAS, Company’s board of directors (the “Board”) has determined that it is in Company’s best interest to enter into a written employment agreement with Executive; and

WHEREAS, Executive desires to accept the terms and conditions of this Agreement in exchange for the benefits offered hereunder.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

2.	EMPLOYMENT TERMS AND CONDITIONS.

1.1 Employment. Upon and coincident with the Effective Date (as defined below), Company agrees to employ, and Executive hereby accepts employment by Company, upon the terms and conditions set forth in this Agreement.

1.2 Duties.

(a) In General. Executive shall serve as Company’s President. In his capacity as Company’s President, Executive shall report directly to Company’s Board of Directors (the “Board”). In such capacity, Executive shall perform the duties and responsibilities customarily performed by an individual with such titles and as may otherwise be reasonably assigned to him from time to time by the Board for the Employment Term (as defined below)(the “Services”). Except as otherwise agreed upon by Company, Executive shall devote all of Executive’s business time, energy and skill to performing the Services, shall not be otherwise employed and shall perform the Services diligently, faithfully and to the best of Executive’s abilities.

(b) Other Activities. Notwithstanding the above, Executive may (i) serve as a director, advisor or trustee of other organizations, (ii) engage in charitable, civic, educational and/or governmental activities, provided that any such services and activities do not materially interfere with Executive’s ability to perform his duties under this Agreement and that Executive obtains written consent for all such activities from Company, which consent will not be unreasonably withheld. Consistent with the foregoing, Executive may engage in personal activities, including, without limitation, personal investments, provided that such activities described under this Section 1.2(b) do not materially interfere with Executive’s performance of the Services or any other of Executive’s written agreements with Company, or (iii) as an officer or and board member (or both) of VIASPACE Inc. or any Affiliate thereof.

(c) Compliance with Policies. Subject to the terms of this Agreement, during the Employment Term, Executive shall comply in all material respects with all Company policies and procedures applicable to employees of Company generally and Executive specifically. In connection with and as a condition to this Agreement, Executive and Company shall enter into as of the Effective Date that certain “Statement of Additional Terms and Conditions Relating to Employment Agreement,” substantially in the form attached hereto as Exhibit “A,” which is incorporated herein and made a part hereof (the “Statement”).

1.3 Employment Term. Company agrees to employ Executive pursuant to the terms of this Agreement, and Executive hereby accepts employment with Company, upon the terms set forth in this Agreement, for the period commencing upon and coincident with the        day of        2010 (the “Effective Date”) and ending upon the earlier of:

(a) Expiration Date. That date which coincides with the last day of the later of the Initial Term (as defined below) or the Renewal Term (as defined below), as the case may be (such date shall be referred to as the “Expiration Date”) (For purposes of this Agreement, the phrase “Initial Term” shall mean that period from the Effective Date through and including the second (2nd) anniversary of the Effective Date; and the phrase “Renewal Term” shall mean each consecutive twelve month period immediately following the Initial Term, during which period this Agreement shall automatically renew on the same terms and conditions hereof and without any further act on the part of either party; provided, however, that in no event shall the term of this Agreement be renewed unless agreed to by both Parties in writing prior to the thirtieth (30th) day immediately preceding the last day of the Initial Term; or

(b) Termination Date. The Termination Date (as such phrase is defined in Section 1.5 of this Agreement).

The period from the Effective Date to the earlier to occur of either the Expiration Date or Termination Date shall be hereinafter referred to as the “Employment Term.”

1.4 Compensation and Benefits.

(a) Base Compensation. In consideration of the Services to be rendered to Company by Executive and Executive’s covenants under this Agreement, Company agrees to pay Executive during the Employment Term a salary at the annual rate of no less than Two Hundred Forty Thousand Dollars ($240,000)(the “Base Compensation”), less statutory deductions and withholdings, payable in accordance with Company’s regular payroll practices. Notwithstanding the foregoing, for the first the first consecutive twelve (12) calendar month period from the Effective Date, Executive’s Base Compensation shall be paid by VIASPACE Inc., in the form of VIASPACE common stock at the [same rate for Carl Kukkonen in place for the previous six months]. For the remainder of the Employment Term, Executive’s Base Compensation will be paid in cash.

(b) Bonus. In addition to the Base Compensation, during the Employment Term, Executive shall be entitled to such bonuses as may from time to time be determined by the Board (the “Bonus Payments”).

(c) Benefits. Company intends to provide for its employees generally an employee health and welfare benefit plan in which Executive will participate, provided that such plan may be obtained at a reasonable cost as determined by Company’s Board.

(d) Vacation and Personal Leave. Executive shall be entitled to twenty (20) business days paid time off for each twelve (12) consecutive calendar monthly period during the Employment Term, to be taken in accordance with the vacation accrual schedule, if any, and carried over only to the extent set forth or otherwise permitted in Company’s personnel policies or, if any, employee handbook.

(e) Reimbursement of Company Business Expenses. Company shall within ninety (90) days of its receipt from Executive of supporting receipts, to the extent required by applicable income tax regulations and Company’s reimbursement policies, reimburse Executive for all out-of-pocket business expenses reasonably and actually incurred by Executive in connection with his employment hereunder and consistent with Company policies (the “Business Expenses”). Board approval shall be required for any single expense exceeding $10,000 or for expenses exceeding in the aggregate annually $[      ]. Reimbursement of any and all Business Expenses is conditioned on Executive submitting his request to Company for reimbursement and supporting substantiation within [thirty (30)] days of the date on which any such expenses shall have been incurred.

1.5 Termination of Agreement.

(a) Termination Date. Executive’s employment and this Agreement (except as otherwise provided hereunder) shall terminate upon the first to occur of any of the following, at the time set forth therefore (the “Termination Date”):

(i) Mutual Termination. At any time by the mutual written agreement of Company and Executive;

(ii) Death or Disability. Immediately upon the death of Executive or a determination by Company that Executive has ceased to be able to perform the essential functions of his duties, with or without reasonable accommodation, for a period of not less than ninety (90) consecutive days, due to a mental or physical illness or incapacity (“Disability”) (termination pursuant to this Section being referred to herein as termination for “Death or Disability”);

(iii) Voluntary Termination By Executive. Thirty (30) days following Executive’s written notice to Company of his termination of employment; provided, however, that Company may waive all or a portion of such notice period and accelerate the effective date of such termination (termination pursuant to this Subsection being referred to herein as “Voluntary” termination);

(iv) Termination For Cause By Company. Immediately following notice of termination for “Cause” (as defined below)(with such notice describing the Cause with reasonable specificity) given by Company and failure by Executive to Cure (as defined below) if and to the extent Cure is otherwise expressly permitted under this subsection (termination pursuant to this Subsection being referred to herein as termination for “Cause”)(As used herein, “Cause” means (A) termination, at Company’s sole option, immediately and without the right to Cure, based on Executive being named as a target or subject of any grand jury investigation impaneled for, being convicted of or entering a plea of guilty or nolo contendere for any crime constituting a felony in the jurisdiction in which committed, any crime involving moral turpitude (whether or not a felony), (B) any act or omission involving dishonesty or willful misconduct in the discharge of his duties under this Agreement or that otherwise materially injures Company; (C) subject to applicable law, if any, Executive’s substance abuse that in any manner materially interferes with the performance of his duties and Executive’s failure to Cure; (D) Executive’s material breach of this Agreement or any other agreement entered into with Company in connection with Company’s confidential information, trade secrets or other property and Executive’s failure to Cure the same or any other act or omission that constitutes a breach under any agreement entered into by and between Company or any affiliate thereof and a third party; (E) misconduct by Executive that has or could result in Company’s material discredit or diminution in value and Executive’s failure to Cure the same; or (F) chronic absence from work for reasons other than illness or Disability and Executive’s failure to Cure the same.)(For purposes hereof the term “Cure” shall mean that conduct or refrain from conduct that shall be required to remedy within thirty (30) days of any such notice thereof any act or omission on the part of Executive that is the subject of the claim hereunder by Company to terminate Executive for Cause; provided, however, that (I) Executive shall have only one opportunity during the Employment Term to exercise such right to Cure, (II) any such remedial conduct or refrain thereof shall be to Company’s reasonable satisfaction, and (III) Company shall have the right to suspend Executive’s duties under this Agreement during any such period.);

(v) Termination Without Cause By Company. Notwithstanding any other provision in this Agreement to the contrary, including, but not limited to Section 1.3 above, upon and coincident with any delivery by Company of its written notice of Executive’s termination of employment under this Agreement for reasons other than Cause or for no reason; provided, however, that if and to the extent Company determines to provide less than thirty calendar days notice of its intent to terminate Executive (the “Optional Notice Period”), then in such event the Severance Payments (as such phrase is defined below) shall be extended by that number of days that the period between the delivery date of any such notice and the Termination Date is less than such Optional Notice Period. Notwithstanding the foregoing, if Company elects to provide an Optional Notice Period, then at any time during such period, Company may elect to immediately either suspend, with no reduction in pay or benefits, Executive from all or any part of his duties as set forth in this Agreement (including, without limitation, Executive’s position as [CEO][President][CFO] and his Services relating thereto) or terminate this Agreement in accordance with this subsection (termination pursuant to this Subsection being referred to herein as termination “Without Cause”) or in accordance with any other applicable subsection under this Section 1.5(a) if and to the extent grounds for any such determination should exist; or

(vi) Termination For Good Reason by Executive. Subject to the notice and cure provisions described below, at the election of Executive for Good Reason; provided, however, that any such termination on account of Good Reason shall occur in any event not later than sixty (60) days following the date on which such event is claimed to have occurred by Executive. “Good Reason” shall occur only upon (A) a material diminution in Executive’s authority, duties or responsibility; (B) any other action or inaction that constitutes a material breach by Company of this Agreement; or (C) a material change in Executive’s Employment Base out of which or from which he is required to perform his services under this Agreement (for purposes of this subsection, a material change shall mean Executive’s Employment Base is relocated more than fifty (50) miles outside of the Employment Base without Executive’s prior written consent; “Employment Base” shall mean Cobb County, Georgia). Notwithstanding the foregoing, Executive’s right to terminate this Agreement for Good Reason shall be conditioned upon and may in no event be exercised until and unless Executive shall have provided Company written notice within thirty (30) days of the initial existence of any such condition, upon notice of which Company shall thereafter have thirty (30) days within which it may remedy the condition; provided, further, that in no event shall travel (whether same-day, overnight, extended stay or otherwise) for or on behalf of Company or any Affiliate thereof cause or otherwise constitute a material change in Executive’s Employment Base and Executive shall have no right to terminate this Agreement for Good Reason on account of such travel requirements.

(b) Other Remedies. Termination pursuant to Section 1.5(a)(iv) or 1.5(a)(vi) above shall be in addition to and without prejudice to any other right or remedy to which Company or Executive, respectively, may be entitled at law, in equity or otherwise under this Agreement.

1.6 Payment Upon Separation From Service.

(a) Voluntary Termination, Termination for Cause, or Termination for Death or Disability. In the case of a termination of Executive’s employment by mutual agreement under Section 1.5(a)(i) above, on account of Executive’s Death or Disability under Section 1.5(a)(ii) above, or by Executive’s Voluntary termination under Section 1.5(a)(iii) above, or by Company for Cause in accordance with Section 1.5(a)(iv) above, (i) Company shall pay to Executive (or his estate or guardian, as the case may be) and Executive (or his estate or guardian, as the case may be) shall be entitled to be paid the following as and to the extent the same shall have been earned through the Termination Date: (A) in all such events, Base Compensation earned, but unpaid and any Business Expenses so long as any such reimbursement request shall be submitted not later than ninety (90) days following Executive’s Separation From Service; and (B) in the case of Death or Disability, accrued, but unpaid Bonus Payments; accrued but unused vacation or personal leave days to the extent convertible into cash under Company’s policies; and vested benefits under any employee benefit or stock option plan or agreement; provided, however, that in no event shall Executive be entitled to receive payment of, and Company shall have no obligation to pay, any severance or similar compensation attributable to such termination. Company shall pay all such amounts that are due and payable in cash within thirty (30) days of the Termination Date, subsequent to any such payment, Company’s obligations under this Agreement shall immediately cease.

(b) Termination Without Cause by Company or For Good Reason by Executive.

(i) In General. Except as otherwise provided in Section 1.6, including, without limitation, Section 1.6 (c) and (d) below, in the case of a termination of Executive’s employment that constitutes a Separation from Service (as defined below) during the Initial Term or any Renewal Term hereunder Without Cause in accordance with Section 1.5(a)(v) or for Good Reason by Executive in accordance with Section 1.5(a)(vi) above,

(A) Base Compensation. Company shall pay, and Company shall continue to pay to Executive (or, in the case of Death or Disability following the Termination Date, his estate or guardian, as the case may be) his Base Compensation through the Termination Date and thereafter for the Severance Period (as defined below);

(B) Health Benefits. Subject to the terms and conditions of any existing health and welfare plan adopted by Company, Company shall extend to Executive and Executive shall have the right to continue his and that of his eligible family members’ participation in and coverage under any such plans, with Company having the obligation to either reimburse Executive or pay for the coverage premiums for the duration of the Severance Period if and to the extent it had such an obligation immediately prior to the Termination Date and is otherwise permitted by applicable laws without further or additional expense to Company; provided, however, that if Executive elects to continue his health benefits coverage under COBRA, Company will pay COBRA premiums on behalf of the Executive or reimburse the same to Executive, as determined by Company in its sole discretion, during the Severance Period; except, however, that except as may otherwise be required by applicable law, in no event shall Company have any such obligation under this Subsection if he receives or is entitled to receive equivalent coverage and benefits under the plans and programs of a subsequent employer or an employer of his spouse, in which case Executive shall have an obligation to report to Company the existence of any such offer or coverage, with any such participation and coverage being paid or extended, as the case may be, on the same terms and conditions as was made available immediately prior to his Separation From Service for the Severance Period;

(C) Bonuses. Company shall pay to Executive (or, in the case of Death or Disability following the Termination Date, his estate or guardian, as the case may be) his accrued, but unpaid Bonus Payments;

(D) Expense Reimbursement. Company shall pay within 30 days of the Termination Date to Executive (or, in the case of Death or Disability, his estate or guardian, as the case may be) his unreimbursed Business Expenses pursuant to Section 1.4(e) hereof incurred by Executive as of the Termination Date;

(E) Equity Compensation. Except as may otherwise be expressly stated to the contrary in any applicable agreement or stock option plan, all unvested stock options, restricted stock or other equity-based awards held by Executive shall immediately vest; and

(F) Definitions. For purposes of this Agreement, the following phrases shall have the meaning ascribed thereto:

(I) “Severance Period” shall mean that period beginning on Executive’s Separation From Service and ending upon the date on which the Expiration Date would have otherwise occurred but for the Termination Date; and

(II) “Severance Payment” shall mean the Base Compensation and such other compensation for which Company has an obligation under this Agreement to pay during the Severance Period and that is otherwise constitutes a severance payment within the meaning of Code Section 409A.

(ii) Timing of Severance Payments.

(C) In General. Except as otherwise provided in this Section 1.6, any such Severance Payments (as defined below) shall be payable in accordance with Company’s normal payroll practices and subject to the tax withholding specified in Section 1.4(a) above, as full, final and complete satisfaction of such obligations under this Agreement; provided, however, that Executive shall have no further claims against Company for any further compensation whatsoever, other than the payment of unreimbursed Business Expenses and the continuation of any employee welfare benefits as may be and to the extent required by law.

(D) Severance Payments to Specified Employees. Notwithstanding any other provision in this Agreement to the contrary, if Executive is considered a “Specified Employee” (within the meaning of Code Section 409A(a)(2)(B)(i)) as of the date of any Separation From Service, then any payment under this Agreement that would otherwise be permitted under Treas. Reg. Section 1.409A-3(a)(1) may not be made to Executive before the date that is six (6) months after the date of Executive’s Separation From Service with Company or, if earlier than the end of such six month period, Executive’s date of death. Company shall have the discretion to elect whether to accumulate the amount to which Executive would otherwise be entitled to be paid under this Section but for his classification as a Specified Employee and pay such amount in a lump sum as of the first day of the seventh (7th) month following the Separation From Service or if each payment to which Executive would be otherwise entitled upon a Separation From Service is delayed by six months. The amount of any such Severance Payment that is deferred under this subsection shall accrue interest at the rate of eight percent (8%) until the same shall have been paid in full.

(c) Payments Conditioned on Release of Claims. Unless it otherwise elects to waive any such condition precedent, Company’s obligation to pay Executive with the Severance Payment, pay the bonuses, continue the health benefits or vest the equity compensation as set forth in Sections 1.6(b)(i)(A), (B), (C) or (E), respectively (collectively, the Contingent Payments”), is contingent upon Executive’s and Company’s execution of that certain Form of Release, a copy of which is attached hereto and marked as Exhibit “C” (the “Release”). If Executive fails to sign the Release within twenty-one (21) days of receipt of notice of termination pursuant to Section 1.5, or subsequently rescinds the Release, Executive shall not be entitled to the Contingent Payments.

(d) WARN Act Offset. In the event that Executive’s termination Without Cause in accordance with Section 1.5 above is covered by the Worker Adjustment Retraining Notification Act or any law enacted by a state of the United States of America having a similar purpose (the “WARN Acts”) at the time of Executive’s termination, or is deemed to be covered by a WARN Act retrospectively within 90 days after Executive’s termination, the amount of any Severance Payment or benefit continuation Executive is entitled to receive pursuant to Section 1.6 shall be reduced by an amount equal to any payments Company is required to provide Executive under any WARN Act or by the amount of pay Executive receives during any portion of a WARN Act’s notice period where Executive does not perform any work for Company.

2. EXECUTIVE’S REPRESENTATIONS AND WARRANTIES.

Executive represents and warrants to Company that (a) this Agreement is valid and binding upon and enforceable against him in accordance with its terms, (b) Executive is not bound by or subject to any contractual or other obligation that would be violated by his execution or performance of this Agreement, including, but not limited to, any non-competition agreement presently in effect, and (b) Executive is not subject to any pending or, to Executive’s knowledge, threatened claim, action, judgment, order, or investigation that could adversely affect his ability to perform his obligations under this Agreement or the business reputation of Company. Executive has not entered into, and agrees that he will not enter into, any agreement either written or oral in conflict herewith.

4.	MISCELLANEOUS.

4.1 Notices. All notices, requests, and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by overnight courier to the parties at the following addresses or facsimile numbers:

If to the Executive, to:

If to Company, to the Board at the following address:

Attn: Board of Directors

With copy to:

Frank McDaniel, Esq.

McDaniel Law Group, PC

PO Box 681235

Marietta, Georgia 30068-0021

All such notices, requests and other communications will (a) if delivered personally to the addresses as provided in this Section be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this Section be deemed given upon receipt, and (c) if delivered by mail in the manner described above to the addresses as provided in this Section be deemed given upon receipt (in each case regardless of whether such notice, request, or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number, or other information for the purpose of notices to that party by giving written notice specifying such change to the other parties hereto.

4.2 Authorization to be Employed. This Agreement, and Executive’s employment hereunder, is subject to Executive providing Company with legally required proof of Executive’s authorization to be employed in the United States of America.

4.3 Entire Agreement. This Agreement, together with the Statement (both of which being entered into by and between Company and Executive of even date herewith), supersedes any and all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect thereto.

4.4 Survival. The parties hereby acknowledge and agree that, notwithstanding any provision of this Agreement to the contrary, their respective obligations pursuant to Sections 1.6 2, 3 and the Statement shall survive the termination of this Agreement, the Employment Term and/or the Executive’s employment with Company.

4.5 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

4.6 Amendment. This Agreement may be amended, supplemented, or modified only by a written instrument duly executed by or on behalf of each party hereto.

4.7 Recovery of Attorney’s Fees. In the event of any litigation arising from or relating to this Agreement, the prevailing party in such litigation proceedings shall be entitled to recover, from the non-prevailing party, the prevailing party’s reasonable costs and attorney’s fees, in addition to all other legal or equitable remedies to which it may otherwise be entitled.

4.8 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and Company’s successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

4.9 No Assignment; Binding Effect. This Agreement shall inure to the benefit of any successors or assigns of Company. Company may assign this agreement to a controlled subsidiary (as such term is defined under the final regulations promulgated pursuant to Internal Revenue Code Section 409A). Executive shall not be entitled to assign his obligations under this Agreement.

4.10 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

4.11 Severability. Company and Executive intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. Accordingly, if a court of competent jurisdiction determines that the scope and/or operation of any provision of this Agreement is too broad to be enforced as written, Company and Executive intend that the court should reform such provision to such narrower scope and/or operation as it determines to be enforceable. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, and not subject to reformation, then (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such provision was never a part of this Agreement, and (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by illegal, invalid, or unenforceable provisions or by their severance.

4.12 Governing Law and Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMMERCIAL MATTERS, INCLUDING EMPLOYMENT AGREEMENTS, ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES (IF ANY) BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS EMPLOYMENT AGREEMENT OR MATTERS RELATED HERETO.

4.13 Jurisdiction. The parties hereby consent to the personal jurisdiction and venue of any court physically located within the County of Cobb, State of Georgia, United States of America, in connection with any legal or equitable action between the parties arising out of or in connection with this Agreement.

4.14 Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

4.15 Opportunity to Obtain Counsel. In connection with the preparation of this Agreement, Executive acknowledges and agrees that: (a) this Agreement was prepared by legal counsel to Company (the “Law Firm”) solely on behalf of Company and not on behalf of Executive; (b) Executive has been advised that his interests may be opposed to the interests of Company and, accordingly, the Law Firm’s representation of Company in the preparation of this Agreement may not be in the best interests of Executive; and (c) Executive has been advised to retain separate legal counsel. Executive warrants and agrees that he has had a reasonable opportunity to obtain independent legal counsel with regard to the terms and conditions of this Agreement, to include, without limitation, advice regarding compliance with Code Section 409A, for which Executive makes no reliance on Company or Law Firm, and has read and fully understands the terms and conditions of this Agreement. If Executive elects not to consult with any such counsel, he has done so freely and of his own volition. By signing this Agreement, Executive is affirming that he has freely and of Executive’s own volition acknowledged and agreed to all terms and conditions contained in this Agreement.

4.16 Construction and Interpretation. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself, or through its agent, prepared the same, and it is expressly agreed and acknowledged that Company and Executive and each of his and its representatives, legal and otherwise, have participated in the preparation hereof.

4.17 Code Section 409A. Notwithstanding anything to the contrary contained herein, this Agreement is intended to, but no assurance is made by Company or Law Firm that the provisions hereof, satisfy the requirements of Code Section 409A. Accordingly, all provisions herein, or incorporated by reference, shall be construed and interpreted to satisfy the requirements of Code Section 409A. Further, for purposes of Code Section 409A, each payment of compensation under this Agreement shall be treated as a separate payment of compensation. Any reimbursements or in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Code Section 409A, including, where applicable, the requirement that (a) any reimbursement is for expenses incurred during the period of time specified in this Agreement, (b) the amount of expenses eligible for reimbursement, or in kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in kind benefits to be provided, in any other calendar year, (c) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred, and (d) the right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit. All references to “Separation From Service” contained in this Agreement shall mean “separation from service” as determined in accordance with Treasury Regulation Section 1.409A-1(h).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first set forth above.

COMPANY

[      ] Inc.

Signature:

Printed Name:

Title:

EXECUTIVE
Signature:

Printed Name:

Exhibit “A”

VIASPACE GREEN ENERGY, INC.

STATEMENT
OF ADDITIONAL TERMS AND CONDITIONS
RELATING TO EMPLOYMENT AGREEMENT

THIS STATEMENT OF ADDITIONAL STANDARD TERMS AND CONDITIONS RELATING TO EMPLOYMENT AGREEMENT (the “Agreement”) is made a part of and incorporated into that certain Employment Agreement made and entered into of even date herewith by and between VIASPACE Green Energy, Inc., a British Virgin Island company (“Company”), and Sung H. Chang, a resident of the State of Georgia, United States of America (“Executive”)(the “Employment Agreement”). Except as otherwise defined herein, all capitalized terms and phrases shall have the meaning ascribed thereto in the Employment Agreement. Company and Executive are sometimes collectively referred to in this Agreement as the “Parties.”

VIASPACE GREEN ENERGY, INC.

Authorized Signature:

Printed Name:

Position: Authorized Officer

Address:

EXECUTIVE

Signature:	—

Printed Name: Sung H. Chang	Telephone No.:
Facsimile No.:

TERMS AND CONDITIONS

In consideration of the benefits each Party receives as a result of and under the Employment Agreement and relationship created thereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound by this Agreement, hereto hereby agree as follows:

1. Definitions. For purposes of this Agreement, the following terms and phrases shall have the meaning ascribed thereto:

“Affiliate” means, with respect to a particular party, a person, directly or indirectly, whether before, as of or following the Effective Date, that controls, is controlled by or is under common control with such party. For purposes of this definition, “control” shall mean beneficial ownership (direct or indirect) of more than 50% of the outstanding voting stock or other voting rights entitled to elect directors (or in the case of an entity that is not a corporation the election or appointment of the corresponding managing authority); provided, however, that in any country where the local law shall not permit foreign equity participation of more than 50%, then an “Affiliate,” as to Licensee shall further include any company in which the Licensee shall own or control, directly or indirectly, the maximum percentage of such outstanding stock or voting rights permitted by local law or otherwise exercises control over the management of such company.

“Company Products” shall mean any and all (i) Developments made, conceived or created by Executive and relating to the Restricted Business during the term of this Agreement and (ii) Work Products.

“Confidential Information” shall mean any and all proprietary and confidential technical and nontechnical data, information, agreements, documents or other property of Company or any Affiliate thereof, other than “Trade Secrets,” and Proprietary Rights thereto, which is of tangible or intangible value to Company or any Affiliate thereof and is not public information or is not generally known or available to Company’s competitors, but is known only to Company or its Affiliates and their employees, independent contractors or agents to whom it must be confided in order to apply it to the uses intended, including, without limitation, all business methods, practices and concepts; business and financial information and records, including, without limitation, accounting records, tax returns, financial statements, projections, forecasts or other budgets, other financial data or plans, business plans and strategies; product plans, customer lists and other customer-related information; vendor or supplier lists and other vendor or supplier-related information; computer or data base files; passwords or other access codes; software programs, language, algorithms, codes or “fingerprints”; reports; analyses; notes; interpretations; formulae, processes, technology, inventions, patents, and the Proprietary Rights thereto; the terms of this Agreement and any other agreement between the Parties; Company Products and Moral Rights.

“Developments” shall mean any ideas, concepts, invention, modification, discovery, design, development, improvement, process, work of authorship, algorithm, documentation, formula, data, technique, know-how, source code and object code and other computer codes and software programs, technology, research, know-how and other Intellectual Property any and all Proprietary Rights therein or thereto (whether or not patentable or registerable under copyright, trademark or similar statutes or subject to analogous protection); provided, however, that in no event shall the term “Developments” include the Excluded Property.

“Excluded Property” shall mean those items of personal property either owned by Executive or to which Executive has exclusive rights and listed on Schedule “1,” entitled “Excluded Property,” which is attached hereto and made a part hereof.

“Intellectual Property” shall mean all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, show-how, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including source code, executable code, data, databases, and related documentation), (g) all material advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

“Moral Rights” shall mean all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral rights,” or the like.

“Person” shall mean any individual, partnership, limited partnership, limited liability partnership, limited liability company, corporation, trust, association, non-profit or charitable organization or other entity, or an unincorporated organization, a governmental entity or any department or agency thereof.

“Proprietary Rights” shall mean all patent rights, copyrights, sui generis rights, trade secrets, mask work rights, and other Intellectual Property rights throughout the world.

“Restricted Business” shall mean any endeavors, directly or indirectly, in the (a) relating to the use of grasses as a source of or for fuel or energy; or (b) the use of art or frames relating thereto; or (c) any other effort or enterprise undertaken by Company or any Affiliate thereof and approved by the Board during the Employment Term; and (d) any other activity, effort or enterprise relating thereto, including, without limitation, development, research, making, manufacturing, marketing, promotion, license, sale, buying, importation, exportation, or other commercialization efforts or the licensing or sublicensing of any such activities, efforts or enterprises.

“Trade Secrets” shall mean information, including, but not limited to, any and all Intellectual Property, Developments, Work Product and any and all other Confidential Information and Proprietary Rights thereto, of Company or any Affiliate thereof that: (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy (to the extent that applicable law mandates a definition of “trade secret” inconsistent with the foregoing definition, then the foregoing definition shall be construed in such a manner as to be consistent with the mandated definition under applicable law).

“Work Product” shall mean all of Executive’s right, title, and interest in and to any and all Developments (and all Proprietary Rights with respect thereto), whether or not patentable or registerable under copyright or similar statutes, that was or is developed, made, conceived or reduced to practice or learned by Executive, either alone or jointly with others, during the period of Executive’s employment or within twelve (12) months following the Termination Date.

2. Restrictive Covenants.

(b) Nondisclosure. Executive acknowledges that he may be exposed to certain Confidential Information and Trade Secrets and the Proprietary Rights thereto during the Employment Term, and his unauthorized use or disclosure of such information, data or rights could cause immediate and irreparable harm to Company. Accordingly, except to the extent that he is required to use such property, information, technology or data to perform his obligations as an employee of Company, Executive agrees that he shall not (and shall take full responsibility for ensuring that none of his agents), without the express and duly authorized written consent of Company, redistribute, market, publish, disclose or divulge to any other Person, or use or modify for use, directly or indirectly in any way for any Person (i) any of Company’ Confidential Information and Proprietary Rights thereto during his Employment Term and for a period of three (3) years immediately thereafter; and (ii) any of Company’ Trade Secrets and Proprietary Rights thereto at any time during which such information shall constitute a Trade Secret (whether before, during or after termination of the Employment Term).

(b) Exception to Confidentiality Obligation. The confidentiality obligations hereunder shall not apply to information that can be demonstrated by Executive to:

(vi) have been developed independently by or known to Executive prior to his first having become employed with Company, whether or not under this Agreement, and not otherwise assigned, transferred or otherwise conveyed to Company under this Agreement or any other agreement;

(vii) not have been acquired, directly or indirectly, by Executive from the Company or from a third party under an obligation of confidence and limited use;

(viii) have been rightfully received by Executive in accordance with this Agreement after disclosure to Company from a third party who did not require Executive to hold it in confidence or limit its use and who did not acquire it, directly or indirectly, from the Company under a continuing obligation of confidence;

(ix) have been in the public domain as of the date of this Agreement, or comes into the public domain during the term of this Agreement through no fault of Executive; or

(x) to be required to be disclosed by a governmental or other regulatory body or by action of law.

(d) Limitation on Solicitation of Customers and Personnel. During the Employment Term and for a period of two (2) years immediately thereafter, Executive shall not, directly or indirectly, alone or in conjunction with any other Person, (i) solicit any actual or actively sought prospective client or customer of Company with whom or which Executive had material contact during the Employment Term or with respect to whom or which Executive was provided Confidential Information by Company during the Employment Term (an “Company Customer”) for the purpose of providing such Company Customer products or services that are substantially similar to or competitive with the Restricted Business, (ii) solicit any employee, other personnel or independent contractor of Company (a “Protected Person”) for the purpose of encouraging such Protected Person to sever an employment, contractual or other relationship with Company or (iii) hire or otherwise retain a Protected Person to perform services of a nature substantially similar to that which such Protected Person performed for Company within a one (1) year period prior to any such hiring or engagement.

(e) Refrain from Competitive Activities. During the Employment Term and for a period terminating two years after termination of employment, Executive, without Company’s prior written permission, shall not for any reason whatsoever, (i) enter into the employment of or render or perform any services, directly or indirectly, to any individual or other person, firm or corporation engaged in the Restricted Business; or (ii) engage, directly or indirectly, in the Restricted Business, whether as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity.

10. Assignment of Company Products.

(a) Company owns and shall own and Executive hereby agrees to assign and assigns to Company any and all Company Products, to the fullest extent allowable by law, and Executive shall promptly disclose such Company Property to Company. If Executive uses or discloses its own or any third party’s confidential information or Intellectual Property when acting within the scope of its employment or engagement or otherwise on behalf of Company, Company will have and Executive hereby grants Company a perpetual, irrevocable, worldwide, royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and Intellectual Property rights.

(b) Executive further acknowledges that all original works of authorship that are made by him (solely or jointly with others) during the term of Executive’s employment or engagement with Company and that are within the scope of is employment or engagement and protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C. § 101).

(c) To the extent Executive retains any such Moral Rights under applicable law, Executive hereby waives such Moral Rights and consents to any action with respect to such Moral Rights by or authorized by Company and specifically grants to Company the right to alter such Company Products. Executive will confirm any such waivers and consents from time to time as requested by Company.

11. Enforcement of Proprietary Rights.

(a) Executive will assist Company in every proper way to obtain and from time to time enforce United States and foreign Proprietary Rights relating to Company Products in any and all countries. To that end, Executive will execute, verify, and deliver such documents and perform such other acts (including appearances as a witness) as Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining, and enforcing such Proprietary Rights and the assignment thereof. In addition, Employee will execute, verify, and deliver assignments of such Proprietary Rights to Company or its designee. Executive’s obligation to assist Company with respect to Proprietary Rights relating to such Company Products in any and all countries shall continue beyond the termination of Executive’s employment or engagement, but Company shall compensate Executive at a reasonable rate after termination of its employment or engagement for the time actually spent by Executive at Company’s request on such assistance.

(b) In the event Company is unable for any reason, after reasonable effort, to secure Executive’s signature on any document needed in connection with the actions specified in the preceding paragraph, Executive hereby irrevocably designates and appoints Company and its duly authorized officers and agents as its agent and attorney in fact, coupled with an interest, to act for and on its behalf to execute, verify, and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph thereon with the same legal force and effect as if executed by Executive. Executive hereby waives and quitclaims to Company any and all claims, of any nature whatsoever, that Executive now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to Company.

12. No Conflicting Obligation. Executive represents that its performance of all the terms of this Agreement and as an employee or consultant of Company does not and will not breach any agreement between it and any other employer, person or entity. Executive has not entered into, and it agrees it will not enter into, any agreement either written or oral in conflict herewith. Executive shall, during the term of its employment or engagement, diligently promote the interests of Company. Executive shall serve Company to the best of its ability, faithfully, honestly, diligently and efficiently.

13. Return of Company Documents. When Executive’s employment with or engagement by Company ceases for any reason (or no reason), Executive will promptly deliver to Company all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material (and regardless of whether any of the foregoing is kept in physical or electronic form) containing or disclosing any Confidential Information and Trade Secrets, including, without limitation, Company Products and Proprietary Rights relating thereto of Company. Executive further agrees that any property situated on Company’ premises and owned by Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

14. Acknowledgment. Executive acknowledges and agrees that the covenants set forth in this Agreement are reasonable given Company’ need to protect its Trade Secrets and Confidential Information, particularly given the complexity and competitive nature of the technology industry, and that Executive has sufficient resources to find alternative, commensurate employment in his respective fields of expertise that would not violate this Agreement.

15. Remedies; Damages, Injunctions and Specific Performance. It is expressly understood and agreed that the covenants, agreements and services to be rendered and performed by Executive under this Agreement shall survive any termination or expiration of this Agreement, whether voluntary or involuntary, with or without cause, and are special, unique, and of an extraordinary character. In the event of any default, breach or threatened breach by Executive of this Agreement, Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, and shall be entitled to such relief as may be available to it pursuant hereto, at law or in equity, including, without limitation: (a) damages for any breach of this Agreement; (b) an order for the specific performance hereof by Executive; or (c) an order enjoining Executive from breaching such provisions, without bond and without prejudice to any other rights and remedies that Company may have for a breach of this Agreement.

16. Tolling. Executive hereby expressly acknowledges and agrees that in the event the enforceability of any of the terms of this Agreement shall be challenged in court or pursuant to arbitration and Executive is not enjoined (either temporarily or permanently) from breaching any of the restraints set forth in this Agreement, then if a court of competent jurisdiction or arbitration panel finds subsequently that the challenged restraint is enforceable, the time period of the restraint shall be deemed tolled upon the filing of the lawsuit challenging the enforceability of the restraint until the dispute is finally resolved and all periods of appeal have expired.

10. Ancillary Agreement. This Agreement shall be construed as an agreement ancillary to that certain Employment Agreement entered into of even date herewith and by and among Company, and Executive (to which this Agreement is attached as Exhibit A (the “Employment Agreement”), and the existence of any claim or cause of action of Executive against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of this Agreement.

11. Binding Effect and Assignability. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon any affiliate, successor or assign of or to the business of Company. Neither this Agreement nor any rights or obligations of Executive shall be transferable or assignable by Executive without Company’s prior written consent, and any attempted transfer or assignment hereof by Executive not in accordance herewith shall be null and void.

12. Severability. All Sections, subsections, paragraphs, terms and provisions of this Agreement are severable, and the unenforceability or invalidity of any of the terms, provisions, Sections, subsections or paragraphs of this Agreement shall not affect the validity or enforceability of the remaining terms, provisions, Sections, subsections or paragraphs of this Agreement, but such remaining terms, provisions, Sections, subsections or paragraphs shall be interpreted and construed in such a manner as to carry out fully the intention of the Parties.

13. Captions and Counterparts. The Section headings in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same instrument.

14. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if personally served or if telecopied (if telecopied on a business day and during business hours at the place of receipt and if receipt is confirmed) or three (3) days after mailed if mailed by reputable international overnight delivery service, postage prepaid and in any event addressed to the address set forth in the signature clause to this Agreement or to such other address as shall be designated by written notice issued pursuant hereto.

15. Recovery of Attorney’s Fees. In the event of any litigation arising from or relating to this Agreement, the prevailing party in such litigation proceedings shall be entitled to recover, from the non-prevailing party, the prevailing party’s reasonable costs and attorney’s fees, in addition to all other legal or equitable remedies to which it may otherwise be entitled.

16. Waiver. The waiver by any party to this Agreement of a default or breach of any Section, subsection or provision of this Agreement shall not operate or be construed as a waiver of any prior or subsequent default or breach of the same or of a different Section, subsection or provision by any party hereto.

17. Governing Law and Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, UNITED STATES OF AMERICA APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMMERCIAL MATTERS, INCLUDING EMPLOYMENT AGREEMENTS, ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES (IF ANY) BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS EMPLOYMENT AGREEMENT OR MATTERS RELATED HERETO.

18. Entire Agreement. This Agreement, together with the Employment Agreement to which this Agreement is attached as Exhibit A and entered into between the Company, and Executive, contains the complete agreement concerning the employment arrangement between Company and Executive as of the date hereof.

19. Construction and Interpretation. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself, or through its agent, prepared the same, and it is expressly agreed and acknowledged that Company and Executive and each of his and its representatives, legal and otherwise, have participated in the preparation hereof.

EXHIBIT B

MUTUAL RELEASE AGREEMENT
IN CONNECTION WITH TERMINATION
OF EMPLOYMENT [WITHOUT CAUSE]
[FOR GOOD REASON]

THIS RELEASE AGEEMENT IN CONNECTiON WITH TERMINATION OF EMPLOYMENT [WITHOUT CAUSE][FOR GOOD REASON] (the “Release”) is made and entered into as of the        day of        200       (the “Effective Date”), by and between       , a resident of the State of [      ] (“Executive”) and       , Inc., (“Company”), a        corporation. Unless otherwise defined herein, capitalized terms and phrases shall have the meaning ascribed thereto in the Employment Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Executive and Company entered into that certain Executive Employment Agreement dated as of the        day of        20       (together with the Statement, the “Employment Agreement”);

WHEREAS, [Company][Executive] has determined to terminate the Employment Agreement and Executive’s employment thereunder [without Cause][for Good Reason] (the “Termination”);

WHEREAS, following the Termination Date, Executive is entitled to be paid the Severance Payment, but only upon and following his execution of this Release; and

WHEREAS, based on the foregoing, Company has prepared this Release for Executive’s review and execution, subsequent to which and upon and all terms and conditions hereof becoming effective, Executive will thereafter become entitled to be paid the Severance Payments as and to the extent the same are provided under the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual promises and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Severance Payments. Subject to and conditioned upon this Release becoming fully effective in all respects following the Termination Date, Company shall pay to Executive the Contingent Payments as and to the extent the same are provided under the Employment Agreement. Notwithstanding any provision of this Release to the contrary, in no event shall this Release have any effect on (a) D&O Claims (as defined below) to or on which Executive may be entitled to rely; (b) Claims (as defined below) against Executive for breach of fiduciary duty to Company or any Affiliate thereof, act or omission constituting gross negligence, fraud or violation of any applicable rule, regulation or law, or which Executive is not otherwise entitled to indemnification under either the governing documents for Company or any Affiliate thereof or applicable law; or (c) either party’s Claims based on acts or omissions occurring after the date hereof in breach of the Statement or any term or condition of the Employment Agreement if such term or condition survived the Termination of such Employment Agreement, with the Statement and such surviving terms and conditions of the Employment Agreement continuing to be enforceable against the parties thereto for the applicable period of limitations; or (d) Claims by Sung H. Chang against Company or any Affiliate thereof based on or arising under the Share Purchase Agreement entered into by and between VIASPACE Inc and Sung H. Chang dated as of the 16th day of April, 2010, and the Security Documents as defined under that certain Secured Promissory Note issued in favor of Sung H. Chang as of the        day of May 2010.

2. Executive Releases, Waiver, and Covenant Not to Sue.

(c) Release. Except as otherwise provided in Section 1, of this Release, as of and coincident with the Effective Date, Executive hereby and forever releases and discharges Company and Company’s shareholders, officers, directors, affiliates, agents, successors, assigns and insurers (collectively, the “Company Released Parties”) from any and all Claims (other than D&O Claims) he has or may have from the beginning of time to the Effective Date, including, without limitation, any and all Claims arising under or relating to his Employment Agreement, Stock Option Agreement or any termination thereof or rights thereunder or to any other compensatory-related Claims (the “Executive Claims”). The foregoing release shall constitute a complete and general release of all such Executive Claims, a waiver of such Claims and a covenant not to sue thereon, and Executive shall be deemed to have fully, finally, and forever settled, discharged, released, waived, and abandoned any and all Executive Claims he had, may have had, has or may have, and the foregoing release shall in all respects and in any event and in all cases be deemed to release each of the Company Released Parties from any injury, damage, liability, responsibility, or obligation Executive may have suffered with respect to the Executive Claims.

[COMPANY SHALL HAVE THE RIGHT TO MAKE SUCH CHANGES TO THIS FORM OF RELEASE AS MAY BE NECESSARY AT THE TIME OF ITS EXECUTION TO CONFORM THE OBJECTIVES OF THIS RELEASE TO APPLICABLE LAWS, INCLUDING, WITHOUT LIMITATION, THE LAWS OF ANY STATE OF THE UNITED STATES (E.G., RELATING TO THE RELEASE OF UNKNOWN OR CONTINGENT CLAIMS), THE FEDERAL LAWS OF THE UNITED STATES (E.G., RELATING TO THE RELEASE OF CLAIMS UNDER ADEA) OR THE BRITISH VIRGIN ISLANDS]

(d) Definition. For purposes of this Release, the following terms and phrases shall have the meaning ascribed thereto:

(j) “Claim” shall mean any and all causes of action, actions, affirmative defenses, judgments, liens, indebtedness, damages, losses, claims, liabilities and demands of every kind and character, whether known or unknown, suspected or unsuspected, existing or prospective, from the beginning of time through and including the Termination Date, including, without limitation, any and all claims, including claims based on, arising under or otherwise relating to the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Americans with Disabilities Act, the Vietnam Era Veterans Readjustment Act, all other federal or state statutes regulating military service leaves, and all amendments thereof or any other relevant or potentially applicable state and federal statutes; past wages or salaries, emotional distress, personal injuries or damages, disability insurance or other benefits (except vested retirement benefits), violation of any express or implied agreement, written or verbal, and any common law duty, including claims for attorney fees.

(iii) “D&O Claims” means any Claims Executive may be entitled to assert, on which Executive may rely or to which Executive may be entitled for or on account of which relate to his having served Company or any Affiliate thereof as a director, officer or employee, as the case may be, whether any such Claim arises under a written agreement, the articles or certificate of incorporation, bylaws or any other governing document, applicable law or otherwise, including, without limitation, any and all rights to indemnification or policies of insurance policy that are intended for the protection or defend of persons acting in any such capacity.

(e) No Admission. Executive acknowledges that this Release reflects the settlement of the Executive Claims that are denied and contested, and agrees that the settlement reflected by this Release shall not be construed as an admission of liability, guilt or innocence of Company.

(f) Covenant Not to Sue. Executive agrees that he will never institute any action for suit-at-law or action against all or any one of the Company Released Parties, nor institute, prosecute, or in any way aid in the institution or prosecution of any Executive Claim for damages, costs, loss of services, expenses, or compensation for or on account of any damage, loss or injury, either to person or property or both, whether developed or undeveloped, resulting to or to result, known or unknown, past, present, or future, arising out of any Executive Claim that is, is to be or has been released under Release.

5. Company Releases, Waiver and Covenant Not to Sue.

(d) Release. Except as otherwise provided in Section 1, of this Release, as of and coincident with the Effective Date, Company hereby and forever releases and discharges Executive from any and all Claims it has or may have from the beginning of time to the Effective Date, including, without limitation, any and all Claims arising under or relating to Executive’s Employment Agreement, Stock Option Agreement or any termination thereof or rights thereunder or to any other compensatory-related Claims (the “Employment-Related Claims”). The foregoing release shall constitute a complete and general release of all such Employment-Related Claims, a waiver of such Claims and a covenant not to sue thereon, and Company shall be deemed to have fully, finally, and forever settled, discharged, released, waived, and abandoned any and all Employment-Related Claims it had, may have had, has or may have, and the foregoing release shall in all respects and in any event and in all cases be deemed to release each of the Executive Released Parties from any injury, damage, liability, responsibility, or obligation Company may have suffered with respect to the Employment-Related Claims.

(e) No Admission. Company acknowledges that this Release reflects the settlement of the Employment-Related Claims that are denied and contested, and agrees that the settlement reflected by this Release shall not be construed as an admission of liability, guilt or innocence of Executive.

(g) Covenant Not to Sue. Company agrees that it will never institute any action for suit-at-law or action against all or any one of the Executive Released Parties, nor institute, prosecute, or in any way aid in the institution or prosecution of any Employment-Related Claim for damages, costs, loss of services, expenses, or compensation for or on account of any damage, loss or injury, either to person or property or both, whether developed or undeveloped, resulting to or to result, known or unknown, past, present, or future, arising out of any Employment-Related Claim that is, is to be or has been released under Release.

Executive’s Acknowledgements, Representations and Warranties. In executing this Release, Executive acknowledges, represents and warrants the following:

(g) He was encouraged by Company to consult with an attorney or other advisor of his choosing regarding the terms and conditions of this Release, and he has either consulted with an attorney regarding this Release or has intentionally chosen not to exercise his right to consult with an attorney;

(h) He may revoke this Release at any time within seven consecutive calendar (7) days of the Effective Date, by delivering to Company’s Chief Executive Officer written notice of such revocation; but that Company shall have no obligation whatsoever to pay the Severance Payments until both Executive shall have delivered a fully executed copy of this Release and such seven (7) day revocation period shall have lapsed without Executive having exercised such revocation right;

(i) He has been provided a period of twenty-one (21) days in which to review this Release prior to signing;

(j) He has read and understands each of the terms and conditions of this Release;

(k) His actions are voluntary and free from coercion or duress by Company or any of its representatives; and

(l) He is not in breach and has engaged at no time prior to the Termination Date in any act or omission that might otherwise constitute a breach of the Employment Agreement or any other agreement referenced therein.

5. Non-Admission of Liability. By execution of this Release, each party specifically denies any wrongdoing as to the other party, and specifically disclaims any violation of any law, contract, public policy, or the commission of any tort.

6. Non-disparagement. The parties mutually agree that neither will disparage nor denigrate the other or the others reputation, name or goodwill in any communication, verbal or written, with any third-party, either during or after Executive’s employment with Company.

7. Breach/Tender of Proceeds. Should Executive violate or breach any term or condition of this Release or the Employment Agreement and thereafter fail to cure any such default in accordance with the terms thereof, Company’s obligation to pay the Severance Payments shall terminate upon and coincident therewith, and Executive shall have no further rights to any such payments thereafter. In the event Executive attempts to challenge the enforceability of this Release, Executive must, as a precondition to bringing such challenge, tender to Company all monies and other tangible consideration received by him pursuant to this Release, plus interest, and request Company to retain such consideration and agree to cancel this Release. In the event Company does not accede to any such request to cancel this Release, Company shall so notify Executive and place such consideration thereafter in an interest-bearing escrow account pending resolution of any issue over this Release’s enforceability.

8. Applicable Law. Unless expressly stated in this Release, the terms and conditions of the Employment Agreement shall govern this Release as to matters of involving the handling of any interpretation or disputes between the parties.

9. Entire Agreement. This Release and Employment Agreement, which agreement (except for those provisions that survive) is terminated as of the Termination Date, contains the entire understanding of the parties with respect to the matters set forth herein, and supersedes all previous verbal and written agreements between them; provided that, for the avoidance of doubt, the terms of this Release shall not modify the terms of the Employment Agreement unless specifically set forth in Release. The terms and conditions of this Release and Employment Agreement cannot be modified except in a subsequent writing agreed to and signed by Executive and the Chief Executive Officer of Company.

10. Counterparts. This Release may be executed in counterparts, each of which, when executed, shall be an original, and all of which together shall constitute one and the same agreement. The signatories may execute this Release by facsimile counterparts, and a legible facsimile of a signature shall be as effective as an original signature.

11. Assignment. This Release may not be assigned by either party without the written prior consent of the other party, which consent shall not be unreasonably withheld, delayed, denied or conditioned.

IN WITNESS WHEREOF, the parties have signed this Release on the dates written below.

ON BEHALF OF COMPANY:	EXECUTIVE:
, Inc.

Name: [      ] [      ], individually

Title: Chief Executive Officer

EXHIBIT H-3

VIASPACE GREEN ENERGY INC

SENIOR EXECUTIVE EMPLOYMENT AGREEMENT

THIS SENIOR EXECUTIVE EMPLOYMENT AGREEMENT (“Agreement”) is entered into as of the        day of      2010, by and between VIASPACE Green Energy, Inc., a British Virgin Islands company (“Company”), and Stephen Muzi, a resident of the State of California, United States of America (“Executive”). Capitalized terms and phrases shall have the meaning ascribed thereto in this Agreement.

RECITALS

WHEREAS, Company’s board of directors (the “Board”) has determined that it is in Company’s best interest to enter into a written employment agreement with Executive; and

WHEREAS, Executive desires to accept the terms and conditions of this Agreement in exchange for the benefits offered hereunder.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

3.	EMPLOYMENT TERMS AND CONDITIONS.

1.1 Employment. Upon and coincident with the Effective Date (as defined below), Company agrees to employ, and Executive hereby accepts employment by Company, upon the terms and conditions set forth in this Agreement.

1.2 Duties.

(a) In General. Executive shall serve as Company’s Chief Financial Officer, Treasurer and Secretary, provided, however, that Company may reassign the duties of Treasurer and Secretary as it may determine in its sole discretion. In his capacity as Company’s Chief Financial Officer, Executive shall report directly to Company’s Chief Executive Officer (the “CEO”). In such capacity, Executive shall perform the duties and responsibilities customarily performed by an individual with such titles and as may otherwise be reasonably assigned to him from time to time by the CEO for the Employment Term (as defined below)(the “Services”). Except as otherwise agreed upon by Company, Executive shall devote all of Executive’s business time, energy and skill to performing the Services, shall not be otherwise employed and shall perform the Services diligently, faithfully and to the best of Executive’s abilities.

(b) Other Activities. Notwithstanding the above, Executive may (i) serve as a director, advisor or trustee of other organizations, (ii) engage in charitable, civic, educational and/or governmental activities, provided that any such services and activities do not materially interfere with Executive’s ability to perform his duties under this Agreement and that Executive obtains written consent for all such activities from Company, which consent will not be unreasonably withheld. Consistent with the foregoing, Executive may engage in personal activities, including, without limitation, personal investments, provided that such activities described under this Section 1.2(b) do not materially interfere with Executive’s performance of the Services or any other of Executive’s written agreements with Company, or (iii) as the Chief Financial Officer and board member of VIASPACE Inc. or any Affiliate thereof.

(c) Compliance with Policies. Subject to the terms of this Agreement, during the Employment Term, Executive shall comply in all material respects with all Company policies and procedures applicable to employees of Company generally and Executive specifically. In connection with and as a condition to this Agreement, Executive and Company shall enter into as of the Effective Date that certain “Statement of Additional Terms and Conditions Relating to Employment Agreement,” substantially in the form attached hereto as Exhibit “A,” which is incorporated herein and made a part hereof (the “Statement”).

1.3 Employment Term. Company agrees to employ Executive pursuant to the terms of this Agreement, and Executive hereby accepts employment with Company, upon the terms set forth in this Agreement, for the period commencing upon and coincident with the        day of        2010 (the “Effective Date”) and ending upon the earlier of:

(a) Expiration Date. That date which coincides with the last day of the later of the Initial Term (as defined below) or the Renewal Term (as defined below), as the case may be (such date shall be referred to as the “Expiration Date”) (For purposes of this Agreement, the phrase “Initial Term” shall mean that period from the Effective Date through and including the second (2nd) anniversary of the Effective Date; and the phrase “Renewal Term” shall mean each consecutive twelve month period immediately following the Initial Term, during which period this Agreement shall automatically renew on the same terms and conditions hereof and without any further act on the part of either party; provided, however, that in no event shall the term of this Agreement be renewed unless agreed to by both Parties in writing prior to the thirtieth (30th) day immediately preceding the last day of the Initial Term; or

(b) Termination Date. The Termination Date (as such phrase is defined in Section 1.5 of this Agreement).

The period from the Effective Date to the earlier to occur of either the Expiration Date or Termination Date shall be hereinafter referred to as the “Employment Term.”

1.4 Compensation and Benefits.

(a) Base Compensation. In consideration of the Services to be rendered to Company by Executive and Executive’s covenants under this Agreement, Company agrees to pay Executive during the Employment Term a salary at the annual rate of no less than One Hundred Eighty Thousand Dollars ($180,000)(the “Base Compensation”), less statutory deductions and withholdings, payable in accordance with Company’s regular payroll practices. Notwithstanding the foregoing, for the first the first consecutive twelve (12) calendar month period from the Effective Date, Executive’s Base Compensation shall be paid by VIASPACE Inc., in the form of VIASPACE common stock at the [rate in place for the previous six months]. For the remainder of the Employment Term, Executive’s Base Compensation will be paid in cash.

(b) Bonus. In addition to the Base Compensation, during the Employment Term, Executive shall be entitled to such bonuses as may from time to time be determined by the Board (the “Bonus Payments”).

(c) Benefits. Company intends to provide for its employees generally an employee health and welfare benefit plan in which Executive will participate, provided that such plan may be obtained at a reasonable cost as determined by Company’s Board.

(d) Vacation and Personal Leave. Executive shall be entitled to twenty (20) business days paid time off for each twelve (12) consecutive calendar monthly period during the Employment Term, to be taken in accordance with the vacation accrual schedule, if any, and carried over only to the extent set forth or otherwise permitted in Company’s personnel policies or, if any, employee handbook.

(e) Reimbursement of Company Business Expenses. Company shall within ninety (90) days of its receipt from Executive of supporting receipts, to the extent required by applicable income tax regulations and Company’s reimbursement policies, reimburse Executive for all out-of-pocket business expenses reasonably and actually incurred by Executive in connection with his employment hereunder and consistent with Company policies (the “Business Expenses”). Board approval shall be required for any single expense exceeding $10,000 or for expenses exceeding in the aggregate annually $[      ]. Reimbursement of any and all Business Expenses is conditioned on Executive submitting his request to Company for reimbursement and supporting substantiation within [thirty (30)] days of the date on which any such expenses shall have been incurred.

1.5 Termination of Agreement.

(a) Termination Date. Executive’s employment and this Agreement (except as otherwise provided hereunder) shall terminate upon the first to occur of any of the following, at the time set forth therefore (the “Termination Date”):

(i) Mutual Termination. At any time by the mutual written agreement of Company and Executive;

(ii) Death or Disability. Immediately upon the death of Executive or a determination by Company that Executive has ceased to be able to perform the essential functions of his duties, with or without reasonable accommodation, for a period of not less than ninety (90) consecutive days, due to a mental or physical illness or incapacity (“Disability”) (termination pursuant to this Section being referred to herein as termination for “Death or Disability”);

(iii) Voluntary Termination By Executive. Thirty (30) days following Executive’s written notice to Company of his termination of employment; provided, however, that Company may waive all or a portion of such notice period and accelerate the effective date of such termination (termination pursuant to this Subsection being referred to herein as “Voluntary” termination);

(iv) Termination For Cause By Company. Immediately following notice of termination for “Cause” (as defined below)(with such notice describing the Cause with reasonable specificity) given by Company and failure by Executive to Cure (as defined below) if and to the extent Cure is otherwise expressly permitted under this subsection (termination pursuant to this Subsection being referred to herein as termination for “Cause”)(As used herein, “Cause” means (A) termination, at Company’s sole option, immediately and without the right to Cure, based on Executive being named as a target or subject of any grand jury investigation impaneled for, being convicted of or entering a plea of guilty or nolo contendere for any crime constituting a felony in the jurisdiction in which committed, any crime involving moral turpitude (whether or not a felony), (B) any act or omission involving dishonesty or willful misconduct in the discharge of his duties under this Agreement or that otherwise materially injures Company; (C) subject to applicable law, if any, Executive’s substance abuse that in any manner materially interferes with the performance of his duties and Executive’s failure to Cure; (D) Executive’s material breach of this Agreement or any other agreement entered into with Company in connection with Company’s confidential information, trade secrets or other property and Executive’s failure to Cure the same or any other act or omission that constitutes a breach under any agreement entered into by and between Company or any affiliate thereof and a third party; (E) misconduct by Executive that has or could result in Company’s material discredit or diminution in value and Executive’s failure to Cure the same; or (F) chronic absence from work for reasons other than illness or Disability and Executive’s failure to Cure the same.)(For purposes hereof the term “Cure” shall mean that conduct or refrain from conduct that shall be required to remedy within thirty (30) days of any such notice thereof any act or omission on the part of Executive that is the subject of the claim hereunder by Company to terminate Executive for Cause; provided, however, that (I) Executive shall have only one opportunity during the Employment Term to exercise such right to Cure, (II) any such remedial conduct or refrain thereof shall be to Company’s reasonable satisfaction, and (III) Company shall have the right to suspend Executive’s duties under this Agreement during any such period.);

(v) Termination Without Cause By Company. Notwithstanding any other provision in this Agreement to the contrary, including, but not limited to Section 1.3 above, upon and coincident with any delivery by Company of its written notice of Executive’s termination of employment under this Agreement for reasons other than Cause or for no reason; provided, however, that if and to the extent Company determines to provide less than thirty calendar days notice of its intent to terminate Executive (the “Optional Notice Period”), then in such event the Severance Payments (as such phrase is defined below) shall be extended by that number of days that the period between the delivery date of any such notice and the Termination Date is less than such Optional Notice Period. Notwithstanding the foregoing, if Company elects to provide an Optional Notice Period, then at any time during such period, Company may elect to immediately either suspend, with no reduction in pay or benefits, Executive from all or any part of his duties as set forth in this Agreement (including, without limitation, Executive’s position as CFO and his Services relating thereto) or terminate this Agreement in accordance with this subsection (termination pursuant to this Subsection being referred to herein as termination “Without Cause”) or in accordance with any other applicable subsection under this Section 1.5(a) if and to the extent grounds for any such determination should exist; or

(vi) Termination For Good Reason by Executive. Subject to the notice and cure provisions described below, at the election of Executive for Good Reason; provided, however, that any such termination on account of Good Reason shall occur in any event not later than sixty (60) days following the date on which such event is claimed to have occurred by Executive. “Good Reason” shall occur only upon (A) a material diminution in Executive’s authority, duties or responsibility; provided, however, that any assignment or reassignment by Company of Executive’s duties and responsibilities as Treasurer and Secretary shall not constitute a diminution in Executive’s authority, duties or responsibility; (B) any other action or inaction that constitutes a material breach by Company of this Agreement; or (C) a material change in Executive’s Employment Base out of which or from which he is required to perform his services under this Agreement (for purposes of this subsection, a material change shall mean Executive’s Employment Base is relocated more than fifty (50) miles outside of the Employment Base without Executive’s prior written consent; “Employment Base” shall mean [Los Angeles County, California]). Notwithstanding the foregoing, Executive’s right to terminate this Agreement for Good Reason shall be conditioned upon and may in no event be exercised until and unless Executive shall have provided Company written notice within thirty (30) days of the initial existence of any such condition, upon notice of which Company shall thereafter have thirty (30) days within which it may remedy the condition; provided, further, that in no event shall travel (whether same-day, overnight, extended stay or otherwise) for or on behalf of Company or any Affiliate thereof cause or otherwise constitute a material change in Executive’s Employment Base and Executive shall have no right to terminate this Agreement for Good Reason on account of such travel requirements.

(b) Other Remedies. Termination pursuant to Section 1.5(a)(iv) or 1.5(a)(vi) above shall be in addition to and without prejudice to any other right or remedy to which Company or Executive, respectively, may be entitled at law, in equity or otherwise under this Agreement.

1.6 Payment Upon Separation From Service.

(a) Voluntary Termination, Termination for Cause, or Termination for Death or Disability. In the case of a termination of Executive’s employment by mutual agreement under Section 1.5(a)(i) above, on account of Executive’s Death or Disability under Section 1.5(a)(ii) above, or by Executive’s Voluntary termination under Section 1.5(a)(iii) above, or by Company for Cause in accordance with Section 1.5(a)(iv) above, (i) Company shall pay to Executive (or his estate or guardian, as the case may be) and Executive (or his estate or guardian, as the case may be) shall be entitled to be paid the following as and to the extent the same shall have been earned through the Termination Date: (A) in all such events, Base Compensation earned, but unpaid and any Business Expenses so long as any such reimbursement request shall be submitted not later than ninety (90) days following Executive’s Separation From Service; and (B) in the case of Death or Disability, accrued, but unpaid Bonus Payments; accrued but unused vacation or personal leave days to the extent convertible into cash under Company’s policies; and vested benefits under any employee benefit or stock option plan or agreement; provided, however, that in no event shall Executive be entitled to receive payment of, and Company shall have no obligation to pay, any severance or similar compensation attributable to such termination. Company shall pay all such amounts that are due and payable in cash within thirty (30) days of the Termination Date, subsequent to any such payment, Company’s obligations under this Agreement shall immediately cease.

(b) Termination Without Cause by Company or For Good Reason by Executive.

(i) In General. Except as otherwise provided in Section 1.6, including, without limitation, Section 1.6 (c) and (d) below, in the case of a termination of Executive’s employment that constitutes a Separation from Service (as defined below) during the Initial Term or any Renewal Term hereunder Without Cause in accordance with Section 1.5(a)(v) or for Good Reason by Executive in accordance with Section 1.5(a)(vi) above,

(A) Base Compensation. Company shall pay, and Company shall continue to pay to Executive (or, in the case of Death or Disability following the Termination Date, his estate or guardian, as the case may be) his Base Compensation through the Termination Date and thereafter for the Severance Period (as defined below);

(B) Health Benefits. Subject to the terms and conditions of any existing health and welfare plan adopted by Company, Company shall extend to Executive and Executive shall have the right to continue his and that of his eligible family members’ participation in and coverage under any such plans, with Company having the obligation to either reimburse Executive or pay for the coverage premiums for the duration of the Severance Period if and to the extent it had such an obligation immediately prior to the Termination Date and is otherwise permitted by applicable laws without further or additional expense to Company; provided, however, that if Executive elects to continue his health benefits coverage under COBRA, Company will pay COBRA premiums on behalf of the Executive or reimburse the same to Executive, as determined by Company in its sole discretion, during the Severance Period; except, however, that except as may otherwise be required by applicable law, in no event shall Company have any such obligation under this Subsection if he receives or is entitled to receive equivalent coverage and benefits under the plans and programs of a subsequent employer or an employer of his spouse, in which case Executive shall have an obligation to report to Company the existence of any such offer or coverage, with any such participation and coverage being paid or extended, as the case may be, on the same terms and conditions as was made available immediately prior to his Separation From Service for the Severance Period;

(C) Bonuses. Company shall pay to Executive (or, in the case of Death or Disability following the Termination Date, his estate or guardian, as the case may be) his accrued, but unpaid Bonus Payments;

(D) Expense Reimbursement. Company shall pay within 30 days of the Termination Date to Executive (or, in the case of Death or Disability, his estate or guardian, as the case may be) his unreimbursed Business Expenses pursuant to Section 1.4(e) hereof incurred by Executive as of the Termination Date;

(E) Equity Compensation. Except as may otherwise be expressly stated to the contrary in any applicable agreement or stock option plan, all unvested stock options, restricted stock or other equity-based awards held by Executive shall immediately vest; and

(F) Definitions. For purposes of this Agreement, the following phrases shall have the meaning ascribed thereto:

(I) “Severance Period” shall mean that period beginning on Executive’s Separation From Service and ending upon the date on which the Expiration Date would have otherwise occurred but for the Termination Date; and

(II) “Severance Payment” shall mean the Base Compensation and such other compensation for which Company has an obligation under this Agreement to pay during the Severance Period and that is otherwise constitutes a severance payment within the meaning of Code Section 409A.

(ii) Timing of Severance Payments.

(E) In General. Except as otherwise provided in this Section 1.6, any such Severance Payments (as defined below) shall be payable in accordance with Company’s normal payroll practices and subject to the tax withholding specified in Section 1.4(a) above, as full, final and complete satisfaction of such obligations under this Agreement; provided, however, that Executive shall have no further claims against Company for any further compensation whatsoever, other than the payment of unreimbursed Business Expenses and the continuation of any employee welfare benefits as may be and to the extent required by law.

(F) Severance Payments to Specified Employees. Notwithstanding any other provision in this Agreement to the contrary, if Executive is considered a “Specified Employee” (within the meaning of Code Section 409A(a)(2)(B)(i)) as of the date of any Separation From Service, then any payment under this Agreement that would otherwise be permitted under Treas. Reg. Section 1.409A-3(a)(1) may not be made to Executive before the date that is six (6) months after the date of Executive’s Separation From Service with Company or, if earlier than the end of such six month period, Executive’s date of death. Company shall have the discretion to elect whether to accumulate the amount to which Executive would otherwise be entitled to be paid under this Section but for his classification as a Specified Employee and pay such amount in a lump sum as of the first day of the seventh (7th) month following the Separation From Service or if each payment to which Executive would be otherwise entitled upon a Separation From Service is delayed by six months. The amount of any such Severance Payment that is deferred under this subsection shall accrue interest at the rate of eight percent (8%) until the same shall have been paid in full.

(c) Payments Conditioned on Release of Claims. Unless it otherwise elects to waive any such condition precedent, Company’s obligation to pay Executive with the Severance Payment, pay the bonuses, continue the health benefits or vest the equity compensation as set forth in Sections 1.6(b)(i)(A), (B), (C) or (E), respectively (collectively, the Contingent Payments”), is contingent upon Executive’s and Company’s execution of that certain Form of Release, a copy of which is attached hereto and marked as Exhibit “B” (the “Release”). If Executive fails to sign the Release within twenty-one (21) days of receipt of notice of termination pursuant to Section 1.5, or subsequently rescinds the Release, Executive shall not be entitled to the Contingent Payments.

(d) WARN Act Offset. In the event that Executive’s termination Without Cause in accordance with Section 1.5 above is covered by the Worker Adjustment Retraining Notification Act or any law enacted by a state of the United States of America having a similar purpose (the “WARN Acts”) at the time of Executive’s termination, or is deemed to be covered by a WARN Act retrospectively within 90 days after Executive’s termination, the amount of any Severance Payment or benefit continuation Executive is entitled to receive pursuant to Section 1.6 shall be reduced by an amount equal to any payments Company is required to provide Executive under any WARN Act or by the amount of pay Executive receives during any portion of a WARN Act’s notice period where Executive does not perform any work for Company.

2. EXECUTIVE’S REPRESENTATIONS AND WARRANTIES.

Executive represents and warrants to Company that (a) this Agreement is valid and binding upon and enforceable against him in accordance with its terms, (b) Executive is not bound by or subject to any contractual or other obligation that would be violated by his execution or performance of this Agreement, including, but not limited to, any non-competition agreement presently in effect, and (b) Executive is not subject to any pending or, to Executive’s knowledge, threatened claim, action, judgment, order, or investigation that could adversely affect his ability to perform his obligations under this Agreement or the business reputation of Company. Executive has not entered into, and agrees that he will not enter into, any agreement either written or oral in conflict herewith.

5.	MISCELLANEOUS.

5.1 Notices. All notices, requests, and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by overnight courier to the parties at the following addresses or facsimile numbers:

If to the Executive, to:

If to Company, to the Board at the following address:

Attn: Board of Directors

With copy to:

Frank McDaniel, Esq.

McDaniel Law Group, PC

PO Box 681235

Marietta, Georgia 30068-0021

All such notices, requests and other communications will (a) if delivered personally to the addresses as provided in this Section be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this Section be deemed given upon receipt, and (c) if delivered by mail in the manner described above to the addresses as provided in this Section be deemed given upon receipt (in each case regardless of whether such notice, request, or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number, or other information for the purpose of notices to that party by giving written notice specifying such change to the other parties hereto.

5.2 Authorization to be Employed. This Agreement, and Executive’s employment hereunder, is subject to Executive providing Company with legally required proof of Executive’s authorization to be employed in the United States of America.

5.3 Entire Agreement. This Agreement, together with the Statement (both of which being entered into by and between Company and Executive of even date herewith), supersedes any and all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect thereto.

5.4 Survival. The parties hereby acknowledge and agree that, notwithstanding any provision of this Agreement to the contrary, their respective obligations pursuant to Sections 1.6 2, 3 and the Statement shall survive the termination of this Agreement, the Employment Term and/or the Executive’s employment with Company.

5.5 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

5.6 Amendment. This Agreement may be amended, supplemented, or modified only by a written instrument duly executed by or on behalf of each party hereto.

5.7 Recovery of Attorney’s Fees. In the event of any litigation arising from or relating to this Agreement, the prevailing party in such litigation proceedings shall be entitled to recover, from the non-prevailing party, the prevailing party’s reasonable costs and attorney’s fees, in addition to all other legal or equitable remedies to which it may otherwise be entitled.

5.8 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and Company’s successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

5.9 No Assignment; Binding Effect. This Agreement shall inure to the benefit of any successors or assigns of Company. Company may assign this agreement to a controlled subsidiary (as such term is defined under the final regulations promulgated pursuant to Internal Revenue Code Section 409A). Executive shall not be entitled to assign his obligations under this Agreement.

5.10 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

5.11 Severability. Company and Executive intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. Accordingly, if a court of competent jurisdiction determines that the scope and/or operation of any provision of this Agreement is too broad to be enforced as written, Company and Executive intend that the court should reform such provision to such narrower scope and/or operation as it determines to be enforceable. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, and not subject to reformation, then (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such provision was never a part of this Agreement, and (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by illegal, invalid, or unenforceable provisions or by their severance.

5.12 Governing Law and Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMMERCIAL MATTERS, INCLUDING EMPLOYMENT AGREEMENTS, ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES (IF ANY) BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS EMPLOYMENT AGREEMENT OR MATTERS RELATED HERETO.

5.13 Jurisdiction. The parties hereby consent to the personal jurisdiction and venue of any court physically located within the County of Cobb, State of Georgia, United States of America, in connection with any legal or equitable action between the parties arising out of or in connection with this Agreement.

5.14 Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

5.15 Opportunity to Obtain Counsel. In connection with the preparation of this Agreement, Executive acknowledges and agrees that: (a) this Agreement was prepared by legal counsel to Company (the “Law Firm”) solely on behalf of Company and not on behalf of Executive; (b) Executive has been advised that his interests may be opposed to the interests of Company and, accordingly, the Law Firm’s representation of Company in the preparation of this Agreement may not be in the best interests of Executive; and (c) Executive has been advised to retain separate legal counsel. Executive warrants and agrees that he has had a reasonable opportunity to obtain independent legal counsel with regard to the terms and conditions of this Agreement, to include, without limitation, advice regarding compliance with Code Section 409A, for which Executive makes no reliance on Company or Law Firm, and has read and fully understands the terms and conditions of this Agreement. If Executive elects not to consult with any such counsel, he has done so freely and of his own volition. By signing this Agreement, Executive is affirming that he has freely and of Executive’s own volition acknowledged and agreed to all terms and conditions contained in this Agreement.

5.16 Construction and Interpretation. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself, or through its agent, prepared the same, and it is expressly agreed and acknowledged that Company and Executive and each of his and its representatives, legal and otherwise, have participated in the preparation hereof.

5.17 Code Section 409A. Notwithstanding anything to the contrary contained herein, this Agreement is intended to, but no assurance is made by Company or Law Firm that the provisions hereof, satisfy the requirements of Code Section 409A. Accordingly, all provisions herein, or incorporated by reference, shall be construed and interpreted to satisfy the requirements of Code Section 409A. Further, for purposes of Code Section 409A, each payment of compensation under this Agreement shall be treated as a separate payment of compensation. Any reimbursements or in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Code Section 409A, including, where applicable, the requirement that (a) any reimbursement is for expenses incurred during the period of time specified in this Agreement, (b) the amount of expenses eligible for reimbursement, or in kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in kind benefits to be provided, in any other calendar year, (c) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred, and (d) the right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit. All references to “Separation From Service” contained in this Agreement shall mean “separation from service” as determined in accordance with Treasury Regulation Section 1.409A-1(h).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first set forth above.

COMPANY

[      ] Inc.

Signature:

Printed Name:

Title:

EXECUTIVE
Signature:

Printed Name:

Exhibit “A”

VIASPACE GREEN ENERGY, INC.

STATEMENT
OF ADDITIONAL TERMS AND CONDITIONS
RELATING TO EMPLOYMENT AGREEMENT

THIS STATEMENT OF ADDITIONAL STANDARD TERMS AND CONDITIONS RELATING TO EMPLOYMENT AGREEMENT (the “Agreement”) is made a part of and incorporated into that certain Employment Agreement made and entered into of even date herewith by and between VIASPACE Green Energy, Inc., a British Virgin Island company (“Company”), and Stephen Muzi, a resident of the State of California, United States of America (“Executive”)(the “Employment Agreement”). Except as otherwise defined herein, all capitalized terms and phrases shall have the meaning ascribed thereto in the Employment Agreement. Company and Executive are sometimes collectively referred to in this Agreement as the “Parties.”

VIASPACE GREEN ENERGY, INC.

Authorized Signature:

Printed Name:

Position: Authorized Officer

Address:

EXECUTIVE

Signature:	—

Printed Name: Stephen Muzi	Telephone No.:
Facsimile No.:

TERMS AND CONDITIONS

In consideration of the benefits each Party receives as a result of and under the Employment Agreement and relationship created thereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound by this Agreement, hereto hereby agree as follows:

1. Definitions. For purposes of this Agreement, the following terms and phrases shall have the meaning ascribed thereto:

“Affiliate” means, with respect to a particular party, a person, directly or indirectly, whether before, as of or following the Effective Date, that controls, is controlled by or is under common control with such party. For purposes of this definition, “control” shall mean beneficial ownership (direct or indirect) of more than 50% of the outstanding voting stock or other voting rights entitled to elect directors (or in the case of an entity that is not a corporation the election or appointment of the corresponding managing authority); provided, however, that in any country where the local law shall not permit foreign equity participation of more than 50%, then an “Affiliate,” as to Licensee shall further include any company in which the Licensee shall own or control, directly or indirectly, the maximum percentage of such outstanding stock or voting rights permitted by local law or otherwise exercises control over the management of such company.

“Company Products” shall mean any and all (i) Developments made, conceived or created by Executive and relating to the Restricted Business during the term of this Agreement and (ii) Work Products.

“Confidential Information” shall mean any and all proprietary and confidential technical and nontechnical data, information, agreements, documents or other property of Company or any Affiliate thereof, other than “Trade Secrets,” and Proprietary Rights thereto, which is of tangible or intangible value to Company or any Affiliate thereof and is not public information or is not generally known or available to Company’s competitors, but is known only to Company or its Affiliates and their employees, independent contractors or agents to whom it must be confided in order to apply it to the uses intended, including, without limitation, all business methods, practices and concepts; business and financial information and records, including, without limitation, accounting records, tax returns, financial statements, projections, forecasts or other budgets, other financial data or plans, business plans and strategies; product plans, customer lists and other customer-related information; vendor or supplier lists and other vendor or supplier-related information; computer or data base files; passwords or other access codes; software programs, language, algorithms, codes or “fingerprints”; reports; analyses; notes; interpretations; formulae, processes, technology, inventions, patents, and the Proprietary Rights thereto; the terms of this Agreement and any other agreement between the Parties; Company Products and Moral Rights.

“Developments” shall mean any ideas, concepts, invention, modification, discovery, design, development, improvement, process, work of authorship, algorithm, documentation, formula, data, technique, know-how, source code and object code and other computer codes and software programs, technology, research, know-how and other Intellectual Property any and all Proprietary Rights therein or thereto (whether or not patentable or registerable under copyright, trademark or similar statutes or subject to analogous protection); provided, however, that in no event shall the term “Developments” include the Excluded Property.

“Excluded Property” shall mean those items of personal property either owned by Executive or to which Executive has exclusive rights and listed on Schedule “1,” entitled “Excluded Property,” which is attached hereto and made a part hereof.

“Intellectual Property” shall mean all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, show-how, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including source code, executable code, data, databases, and related documentation), (g) all material advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

“Moral Rights” shall mean all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral rights,” or the like.

“Person” shall mean any individual, partnership, limited partnership, limited liability partnership, limited liability company, corporation, trust, association, non-profit or charitable organization or other entity, or an unincorporated organization, a governmental entity or any department or agency thereof.

“Proprietary Rights” shall mean all patent rights, copyrights, sui generis rights, trade secrets, mask work rights, and other Intellectual Property rights throughout the world.

“Restricted Business” shall mean any endeavors, directly or indirectly, in the (a) relating to the use of grasses as a source of or for fuel or energy; or (b) the use of art or frames relating thereto; or (c) any other effort or enterprise undertaken by Company or any Affiliate thereof and approved by the Board during the Employment Term; and (d) any other activity, effort or enterprise relating thereto, including, without limitation, development, research, making, manufacturing, marketing, promotion, license, sale, buying, importation, exportation, or other commercialization efforts or the licensing or sublicensing of any such activities, efforts or enterprises.

“Trade Secrets” shall mean information, including, but not limited to, any and all Intellectual Property, Developments, Work Product and any and all other Confidential Information and Proprietary Rights thereto, of Company or any Affiliate thereof that: (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy (to the extent that applicable law mandates a definition of “trade secret” inconsistent with the foregoing definition, then the foregoing definition shall be construed in such a manner as to be consistent with the mandated definition under applicable law).

“Work Product” shall mean all of Executive’s right, title, and interest in and to any and all Developments (and all Proprietary Rights with respect thereto), whether or not patentable or registerable under copyright or similar statutes, that was or is developed, made, conceived or reduced to practice or learned by Executive, either alone or jointly with others, during the period of Executive’s employment or within twelve (12) months following the Termination Date.

2. Restrictive Covenants.

(c) Nondisclosure. Executive acknowledges that he may be exposed to certain Confidential Information and Trade Secrets and the Proprietary Rights thereto during the Employment Term, and his unauthorized use or disclosure of such information, data or rights could cause immediate and irreparable harm to Company. Accordingly, except to the extent that he is required to use such property, information, technology or data to perform his obligations as an employee of Company, Executive agrees that he shall not (and shall take full responsibility for ensuring that none of his agents), without the express and duly authorized written consent of Company, redistribute, market, publish, disclose or divulge to any other Person, or use or modify for use, directly or indirectly in any way for any Person (i) any of Company’ Confidential Information and Proprietary Rights thereto during his Employment Term and for a period of three (3) years immediately thereafter; and (ii) any of Company’ Trade Secrets and Proprietary Rights thereto at any time during which such information shall constitute a Trade Secret (whether before, during or after termination of the Employment Term).

(b) Exception to Confidentiality Obligation. The confidentiality obligations hereunder shall not apply to information that can be demonstrated by Executive to:

(xi) have been developed independently by or known to Executive prior to his first having become employed with Company, whether or not under this Agreement, and not otherwise assigned, transferred or otherwise conveyed to Company under this Agreement or any other agreement;

(xii) not have been acquired, directly or indirectly, by Executive from the Company or from a third party under an obligation of confidence and limited use;

(xiii) have been rightfully received by Executive in accordance with this Agreement after disclosure to Company from a third party who did not require Executive to hold it in confidence or limit its use and who did not acquire it, directly or indirectly, from the Company under a continuing obligation of confidence;

(xiv) have been in the public domain as of the date of this Agreement, or comes into the public domain during the term of this Agreement through no fault of Executive; or

(xv) to be required to be disclosed by a governmental or other regulatory body or by action of law.

(f) Limitation on Solicitation of Customers and Personnel. During the Employment Term and for a period of two (2) years immediately thereafter, Executive shall not, directly or indirectly, alone or in conjunction with any other Person, (i) solicit any actual or actively sought prospective client or customer of Company with whom or which Executive had material contact during the Employment Term or with respect to whom or which Executive was provided Confidential Information by Company during the Employment Term (an “Company Customer”) for the purpose of providing such Company Customer products or services that are substantially similar to or competitive with the Restricted Business, (ii) solicit any employee, other personnel or independent contractor of Company (a “Protected Person”) for the purpose of encouraging such Protected Person to sever an employment, contractual or other relationship with Company or (iii) hire or otherwise retain a Protected Person to perform services of a nature substantially similar to that which such Protected Person performed for Company within a one (1) year period prior to any such hiring or engagement.

(g) Refrain from Competitive Activities. During the Employment Term and for a period terminating two years after termination of employment, Executive, without Company’s prior written permission, shall not for any reason whatsoever, (i) enter into the employment of or render or perform any services, directly or indirectly, to any individual or other person, firm or corporation engaged in the Restricted Business; or (ii) engage, directly or indirectly, in the Restricted Business, whether as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity.

17. Assignment of Company Products.

(a) Company owns and shall own and Executive hereby agrees to assign and assigns to Company any and all Company Products, to the fullest extent allowable by law, and Executive shall promptly disclose such Company Property to Company. If Executive uses or discloses its own or any third party’s confidential information or Intellectual Property when acting within the scope of its employment or engagement or otherwise on behalf of Company, Company will have and Executive hereby grants Company a perpetual, irrevocable, worldwide, royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and Intellectual Property rights.

(b) Executive further acknowledges that all original works of authorship that are made by him (solely or jointly with others) during the term of Executive’s employment or engagement with Company and that are within the scope of is employment or engagement and protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C. § 101).

(c) To the extent Executive retains any such Moral Rights under applicable law, Executive hereby waives such Moral Rights and consents to any action with respect to such Moral Rights by or authorized by Company and specifically grants to Company the right to alter such Company Products. Executive will confirm any such waivers and consents from time to time as requested by Company.

18. Enforcement of Proprietary Rights.

(a) Executive will assist Company in every proper way to obtain and from time to time enforce United States and foreign Proprietary Rights relating to Company Products in any and all countries. To that end, Executive will execute, verify, and deliver such documents and perform such other acts (including appearances as a witness) as Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining, and enforcing such Proprietary Rights and the assignment thereof. In addition, Employee will execute, verify, and deliver assignments of such Proprietary Rights to Company or its designee. Executive’s obligation to assist Company with respect to Proprietary Rights relating to such Company Products in any and all countries shall continue beyond the termination of Executive’s employment or engagement, but Company shall compensate Executive at a reasonable rate after termination of its employment or engagement for the time actually spent by Executive at Company’s request on such assistance.

(b) In the event Company is unable for any reason, after reasonable effort, to secure Executive’s signature on any document needed in connection with the actions specified in the preceding paragraph, Executive hereby irrevocably designates and appoints Company and its duly authorized officers and agents as its agent and attorney in fact, coupled with an interest, to act for and on its behalf to execute, verify, and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph thereon with the same legal force and effect as if executed by Executive. Executive hereby waives and quitclaims to Company any and all claims, of any nature whatsoever, that Executive now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to Company.

19. No Conflicting Obligation. Executive represents that its performance of all the terms of this Agreement and as an employee or consultant of Company does not and will not breach any agreement between it and any other employer, person or entity. Executive has not entered into, and it agrees it will not enter into, any agreement either written or oral in conflict herewith. Executive shall, during the term of its employment or engagement, diligently promote the interests of Company. Executive shall serve Company to the best of its ability, faithfully, honestly, diligently and efficiently.

20. Return of Company Documents. When Executive’s employment with or engagement by Company ceases for any reason (or no reason), Executive will promptly deliver to Company all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material (and regardless of whether any of the foregoing is kept in physical or electronic form) containing or disclosing any Confidential Information and Trade Secrets, including, without limitation, Company Products and Proprietary Rights relating thereto of Company. Executive further agrees that any property situated on Company’ premises and owned by Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

21. Acknowledgment. Executive acknowledges and agrees that the covenants set forth in this Agreement are reasonable given Company’ need to protect its Trade Secrets and Confidential Information, particularly given the complexity and competitive nature of the technology industry, and that Executive has sufficient resources to find alternative, commensurate employment in his respective fields of expertise that would not violate this Agreement.

22. Remedies; Damages, Injunctions and Specific Performance. It is expressly understood and agreed that the covenants, agreements and services to be rendered and performed by Executive under this Agreement shall survive any termination or expiration of this Agreement, whether voluntary or involuntary, with or without cause, and are special, unique, and of an extraordinary character. In the event of any default, breach or threatened breach by Executive of this Agreement, Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, and shall be entitled to such relief as may be available to it pursuant hereto, at law or in equity, including, without limitation: (a) damages for any breach of this Agreement; (b) an order for the specific performance hereof by Executive; or (c) an order enjoining Executive from breaching such provisions, without bond and without prejudice to any other rights and remedies that Company may have for a breach of this Agreement.

23. Tolling. Executive hereby expressly acknowledges and agrees that in the event the enforceability of any of the terms of this Agreement shall be challenged in court or pursuant to arbitration and Executive is not enjoined (either temporarily or permanently) from breaching any of the restraints set forth in this Agreement, then if a court of competent jurisdiction or arbitration panel finds subsequently that the challenged restraint is enforceable, the time period of the restraint shall be deemed tolled upon the filing of the lawsuit challenging the enforceability of the restraint until the dispute is finally resolved and all periods of appeal have expired.

10. Ancillary Agreement. This Agreement shall be construed as an agreement ancillary to that certain Employment Agreement entered into of even date herewith and by and among Company, and Executive (to which this Agreement is attached as Exhibit A (the “Employment Agreement”), and the existence of any claim or cause of action of Executive against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of this Agreement.

11. Binding Effect and Assignability. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon any affiliate, successor or assign of or to the business of Company. Neither this Agreement nor any rights or obligations of Executive shall be transferable or assignable by Executive without Company’s prior written consent, and any attempted transfer or assignment hereof by Executive not in accordance herewith shall be null and void.

12. Severability. All Sections, subsections, paragraphs, terms and provisions of this Agreement are severable, and the unenforceability or invalidity of any of the terms, provisions, Sections, subsections or paragraphs of this Agreement shall not affect the validity or enforceability of the remaining terms, provisions, Sections, subsections or paragraphs of this Agreement, but such remaining terms, provisions, Sections, subsections or paragraphs shall be interpreted and construed in such a manner as to carry out fully the intention of the Parties.

13. Captions and Counterparts. The Section headings in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same instrument.

14. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if personally served or if telecopied (if telecopied on a business day and during business hours at the place of receipt and if receipt is confirmed) or three (3) days after mailed if mailed by reputable international overnight delivery service, postage prepaid and in any event addressed to the address set forth in the signature clause to this Agreement or to such other address as shall be designated by written notice issued pursuant hereto.

15. Recovery of Attorney’s Fees. In the event of any litigation arising from or relating to this Agreement, the prevailing party in such litigation proceedings shall be entitled to recover, from the non-prevailing party, the prevailing party’s reasonable costs and attorney’s fees, in addition to all other legal or equitable remedies to which it may otherwise be entitled.

16. Waiver. The waiver by any party to this Agreement of a default or breach of any Section, subsection or provision of this Agreement shall not operate or be construed as a waiver of any prior or subsequent default or breach of the same or of a different Section, subsection or provision by any party hereto.

17. Governing Law and Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, UNITED STATES OF AMERICA APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMMERCIAL MATTERS, INCLUDING EMPLOYMENT AGREEMENTS, ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES (IF ANY) BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS EMPLOYMENT AGREEMENT OR MATTERS RELATED HERETO.

18. Entire Agreement. This Agreement, together with the Employment Agreement to which this Agreement is attached as Exhibit A and entered into between the Company, and Executive, contains the complete agreement concerning the employment arrangement between Company and Executive as of the date hereof.

19. Construction and Interpretation. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself, or through its agent, prepared the same, and it is expressly agreed and acknowledged that Company and Executive and each of his and its representatives, legal and otherwise, have participated in the preparation hereof.

EXHIBIT B

MUTUAL RELEASE AGREEMENT
IN CONNECTION WITH TERMINATION
OF EMPLOYMENT [WITHOUT CAUSE]
[FOR GOOD REASON]

THIS MUTUAL RELEASE AGEEMENT IN CONNECTION WITH TERMINATION OF EMPLOYMENT [WITHOUT CAUSE][FOR GOOD REASON] (the “Release”) is made and entered into as of the        day of        200       (the “Effective Date”), by and between       , a resident of the State of [      ] (“Executive”) and       , Inc., (“Company”), a        corporation. Unless otherwise defined herein, capitalized terms and phrases shall have the meaning ascribed thereto in the Employment Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Executive and Company entered into that certain Executive Employment Agreement dated as of the        day of        20       (together with the Statement, the “Employment Agreement”);

WHEREAS, [Company][Executive] has determined to terminate the Employment Agreement and Executive’s employment thereunder [without Cause][for Good Reason] (the “Termination”);

WHEREAS, following the Termination Date, Executive is entitled to be paid the Severance Payment, but only upon and following his execution of this Release; and

WHEREAS, based on the foregoing, Company has prepared this Release for Executive’s review and execution, subsequent to which and upon and all terms and conditions hereof becoming effective, Executive will thereafter become entitled to be paid the Severance Payments as and to the extent the same are provided under the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual promises and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Severance Payments. Subject to and conditioned upon this Release becoming fully effective in all respects following the Termination Date, Company shall pay to Executive the Contingent Payments as and to the extent the same are provided under the Employment Agreement. Notwithstanding any provision of this Release to the contrary, in no event shall this Release have any effect on (a) D&O Claims (as defined below) to or on which Executive may be entitled to rely; (b) Claims (as defined below) against Executive for breach of fiduciary duty to Company or any Affiliate thereof, act or omission constituting gross negligence, fraud or violation of any applicable rule, regulation or law, or which Executive is not otherwise entitled to indemnification under either the governing documents for Company or any Affiliate thereof or applicable law; or (c) either party’s Claims based on acts or omissions occurring after the date hereof in breach of the Statement or any term or condition of the Employment Agreement if such term or condition survived the Termination of such Employment Agreement, with the Statement and such surviving terms and conditions of the Employment Agreement continuing to be enforceable against the parties thereto for the applicable period of limitations; ; or (c) Claims based on or arising under the Security Documents as defined under that certain Secured Promissory Note issued in favor of Sung H. Chang as of the        day of May 2010.

2. Executive Releases, Waiver, and Covenant Not to Sue.

(e) Release. Except as otherwise provided in Section 1, of this Release, as of and coincident with the Effective Date, Executive hereby and forever releases and discharges Company and Company’s shareholders, officers, directors, affiliates, agents, successors, assigns and insurers (collectively, the “Company Released Parties”) from any and all Claims (other than D&O Claims) he has or may have from the beginning of time to the Effective Date, including, without limitation, any and all Claims arising under or relating to his Employment Agreement, Stock Option Agreement or any termination thereof or rights thereunder or to any other compensatory-related Claims (the “Executive Claims”). The foregoing release shall constitute a complete and general release of all such Executive Claims, a waiver of such Claims and a covenant not to sue thereon, and Executive shall be deemed to have fully, finally, and forever settled, discharged, released, waived, and abandoned any and all Executive Claims he had, may have had, has or may have, and the foregoing release shall in all respects and in any event and in all cases be deemed to release each of the Company Released Parties from any injury, damage, liability, responsibility, or obligation Executive may have suffered with respect to the Executive Claims.

[COMPANY SHALL HAVE THE RIGHT TO MAKE SUCH CHANGES TO THIS FORM OF RELEASE AS MAY BE NECESSARY AT THE TIME OF ITS EXECUTION TO CONFORM THE OBJECTIVES OF THIS RELEASE TO APPLICABLE LAWS, INCLUDING, WITHOUT LIMITATION, THE LAWS OF ANY STATE OF THE UNITED STATES (E.G., RELATING TO THE RELEASE OF UNKNOWN OR CONTINGENT CLAIMS), THE FEDERAL LAWS OF THE UNITED STATES (E.G., RELATING TO THE RELEASE OF CLAIMS UNDER ADEA) OR THE BRITISH VIRGIN ISLANDS]

(f) Definition. For purposes of this Release, the following terms and phrases shall have the meaning ascribed thereto:

(k) “Claim” shall mean any and all causes of action, actions, affirmative defenses, judgments, liens, indebtedness, damages, losses, claims, liabilities and demands of every kind and character, whether known or unknown, suspected or unsuspected, existing or prospective, from the beginning of time through and including the Termination Date, including, without limitation, any and all claims, including claims based on, arising under or otherwise relating to the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Americans with Disabilities Act, the Vietnam Era Veterans Readjustment Act, all other federal or state statutes regulating military service leaves, and all amendments thereof or any other relevant or potentially applicable state and federal statutes; past wages or salaries, emotional distress, personal injuries or damages, disability insurance or other benefits (except vested retirement benefits), violation of any express or implied agreement, written or verbal, and any common law duty, including claims for attorney fees.

(iv) “D&O Claims” means any Claims Executive may be entitled to assert, on which Executive may rely or to which Executive may be entitled for or on account of which relate to his having served Company or any Affiliate thereof as a director, officer or employee, as the case may be, whether any such Claim arises under a written agreement, the articles or certificate of incorporation, bylaws or any other governing document, applicable law or otherwise, including, without limitation, any and all rights to indemnification or policies of insurance policy that are intended for the protection or defend of persons acting in any such capacity.

(h) No Admission. Executive acknowledges that this Release reflects the settlement of the Executive Claims that are denied and contested, and agrees that the settlement reflected by this Release shall not be construed as an admission of liability, guilt or innocence of Company.

(i) Covenant Not to Sue. Executive agrees that he will never institute any action for suit-at-law or action against all or any one of the Company Released Parties, nor institute, prosecute, or in any way aid in the institution or prosecution of any Executive Claim for damages, costs, loss of services, expenses, or compensation for or on account of any damage, loss or injury, either to person or property or both, whether developed or undeveloped, resulting to or to result, known or unknown, past, present, or future, arising out of any Executive Claim that is, is to be or has been released under Release.

6. Company Releases, Waiver and Covenant Not to Sue.

(f) Release. Except as otherwise provided in Section 1, of this Release, as of and coincident with the Effective Date, Company hereby and forever releases and discharges Executive from any and all Claims it has or may have from the beginning of time to the Effective Date, including, without limitation, any and all Claims arising under or relating to Executive’s Employment Agreement, Stock Option Agreement or any termination thereof or rights thereunder or to any other compensatory-related Claims (the “Employment-Related Claims”). The foregoing release shall constitute a complete and general release of all such Employment-Related Claims, a waiver of such Claims and a covenant not to sue thereon, and Company shall be deemed to have fully, finally, and forever settled, discharged, released, waived, and abandoned any and all Employment-Related Claims it had, may have had, has or may have, and the foregoing release shall in all respects and in any event and in all cases be deemed to release each of the Executive Released Parties from any injury, damage, liability, responsibility, or obligation Company may have suffered with respect to the Employment-Related Claims.

(g) No Admission. Company acknowledges that this Release reflects the settlement of the Employment-Related Claims that are denied and contested, and agrees that the settlement reflected by this Release shall not be construed as an admission of liability, guilt or innocence of Executive.

(h) Covenant Not to Sue. Company agrees that it will never institute any action for suit-at-law or action against all or any one of the Executive Released Parties, nor institute, prosecute, or in any way aid in the institution or prosecution of any Employment-Related Claim for damages, costs, loss of services, expenses, or compensation for or on account of any damage, loss or injury, either to person or property or both, whether developed or undeveloped, resulting to or to result, known or unknown, past, present, or future, arising out of any Employment-Related Claim that is, is to be or has been released under Release.

7.	Executive’s Acknowledgements, Representations and Warranties. In executing this Release, Executive acknowledges, represents and warrants the following:

(m) He was encouraged by Company to consult with an attorney or other advisor of his choosing regarding the terms and conditions of this Release, and he has either consulted with an attorney regarding this Release or has intentionally chosen not to exercise his right to consult with an attorney;

(n) He may revoke this Release at any time within seven consecutive calendar (7) days of the Effective Date, by delivering to Company’s Chief Executive Officer written notice of such revocation; but that Company shall have no obligation whatsoever to pay the Severance Payments until both Executive shall have delivered a fully executed copy of this Release and such seven (7) day revocation period shall have lapsed without Executive having exercised such revocation right;

(o) He has been provided a period of twenty-one (21) days in which to review this Release prior to signing;

(p) He has read and understands each of the terms and conditions of this Release;

(q) His actions are voluntary and free from coercion or duress by Company or any of its representatives; and

(r) He is not in breach and has engaged at no time prior to the Termination Date in any act or omission that might otherwise constitute a breach of the Employment Agreement or any other agreement referenced therein.

5. Non-Admission of Liability. By execution of this Release, each party specifically denies any wrongdoing as to the other party, and specifically disclaims any violation of any law, contract, public policy, or the commission of any tort.

6. Non-disparagement. The parties mutually agree that neither will disparage nor denigrate the other or the others reputation, name or goodwill in any communication, verbal or written, with any third-party, either during or after Executive’s employment with Company.

7. Breach/Tender of Proceeds. Should Executive violate or breach any term or condition of this Release or the Employment Agreement and thereafter fail to cure any such default in accordance with the terms thereof, Company’s obligation to pay the Severance Payments shall terminate upon and coincident therewith, and Executive shall have no further rights to any such payments thereafter. In the event Executive attempts to challenge the enforceability of this Release, Executive must, as a precondition to bringing such challenge, tender to Company all monies and other tangible consideration received by him pursuant to this Release, plus interest, and request Company to retain such consideration and agree to cancel this Release. In the event Company does not accede to any such request to cancel this Release, Company shall so notify Executive and place such consideration thereafter in an interest-bearing escrow account pending resolution of any issue over this Release’s enforceability.

8. Applicable Law. Unless expressly stated in this Release, the terms and conditions of the Employment Agreement shall govern this Release as to matters of involving the handling of any interpretation or disputes between the parties.

9. Entire Agreement. This Release and Employment Agreement, which agreement (except for those provisions that survive) is terminated as of the Termination Date, contains the entire understanding of the parties with respect to the matters set forth herein, and supersedes all previous verbal and written agreements between them; provided that, for the avoidance of doubt, the terms of this Release shall not modify the terms of the Employment Agreement unless specifically set forth in Release. The terms and conditions of this Release and Employment Agreement cannot be modified except in a subsequent writing agreed to and signed by Executive and the Chief Executive Officer of Company.

10. Counterparts. This Release may be executed in counterparts, each of which, when executed, shall be an original, and all of which together shall constitute one and the same agreement. The signatories may execute this Release by facsimile counterparts, and a legible facsimile of a signature shall be as effective as an original signature.

11. Assignment. This Release may not be assigned by either party without the written prior consent of the other party, which consent shall not be unreasonably withheld, delayed, denied or conditioned.

IN WITNESS WHEREOF, the parties have signed this Release on the dates written below.

ON BEHALF OF COMPANY:	EXECUTIVE:
, Inc.

Name: [      ] [      ], individually

Title: Chief Executive Officer